Exhibit 10.1

Execution Version

INVESTMENT AGREEMENT

by and among

BRIGHT HEALTH GROUP, INC.
and

the PURCHASERS identified on Schedule 1 attached hereto

Dated as of October 10, 2022

TABLE OF CONTENTS

Schedule 1: List of Purchasers

Exhibit A: Form of Certificate of Designations

Exhibit B: Form of Joinder

Exhibit C: Form of Amended and Restated Registration Rights Agreement

Exhibit D: Form of Series A CoD Amendment

ii

INVESTMENT AGREEMENT
This INVESTMENT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of October 10, 2022, is by and among (i) Bright Health Group, Inc., a Delaware corporation (together with any successor or assign pursuant to Section 7.07, the “Company”) and (ii) the purchasers identified on Schedule 1 attached hereto (together with any of their respective successors and any Affiliate that becomes a Purchaser party hereto in accordance with Section 4.02 and Section 7.07, each a “Purchaser”, and collectively, the “Purchasers”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.
WHEREAS, each Purchaser desires to purchase from the Company, and the Company desires to issue and sell to each such Purchaser, an aggregate number of shares (“Shares”) of the Company’s Series B Convertible Perpetual Preferred Stock, par value $0.0001 per share (referred to herein as the “Series B Preferred Stock”) having the designations, powers, preferences, rights, qualifications, limitations and restrictions, as specified in the form of Certificate of Designations attached hereto as Exhibit A (the “Certificate of Designations”) opposite such Purchaser’s name on Schedule 1, and to be issued in accordance with the terms and conditions of the Certificate of Designations and this Agreement;
WHEREAS, the Company intends to use the proceeds from the issuance of the Series B Preferred Stock for general corporate purposes;
WHEREAS, certain of the Purchasers have, concurrently with the execution and delivery of this Agreement, executed and delivered to the Company a written consent approving the Series A CoD Amendment; and
WHEREAS, the Company and each of the Purchasers desire to set forth certain agreements herein.
NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.01.     Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:
“Activist” shall mean, as of any date of determination: (i) any Person identified on the most recently available “SharkWatch 50” list (or, if “SharkWatch 50” is no longer available, then the prevailing comparable list as reasonably determined by the Company); (ii) any Person that (A) is a financial investor and (B) has publicly taken any of the following actions with respect to any publicly traded company in the preceding three-year period prior to the date of determination: (1) called a meeting of the stockholders or other equityholders of any publicly traded company not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (2) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a publicly traded company, or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case which election or removal was not recommended or approved publicly (at the time such election or removal is first sought) by the board of directors or governing body of such Person or (3) publicly disclosed any intention, plan or arrangement to do any of the foregoing; or (iii) any Person who, to the knowledge of the applicable Purchaser, is an Affiliate of any Person identified in the foregoing clauses (i) and/or (ii)
“Additional Investment” shall have the meaning set forth in Section 4.07.
“Additional Investment Agreement” shall have the meaning set forth in Section 4.07.
“Additional Securities” shall have the meaning set forth in Section 4.07.
“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, (i) the Company and the Company’s Subsidiaries shall not be considered Affiliates of the Purchaser or any of the Purchaser’s Affiliates (and vice versa) and (ii) if any direct or indirect limited partner of a Person that is an investment fund (a “Fund”) owns a majority of the economic interest of such Fund, such direct or indirect limited partner shall not be deemed to be an “Affiliate” of such Fund without other mechanisms of exerting “control” over such Fund in addition to such limited partner’s ownership of economic interests in such Fund. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
“Agreement” shall have the meaning set forth in the preamble hereto.
“Amended and Restated Registration Rights Agreement” means the Third Amended and Restated Registration Rights Agreement in the form attached hereto as Exhibit C.
“Beneficially Own”, “Beneficially Owned”, “Beneficial Ownership” or “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act; provided, however, for purposes of this Agreement, (i) for each Purchaser or any of its Affiliates or any other person who Beneficially Owns shares of Series A Preferred Stock shall at all times be deemed to have Beneficial Ownership of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock Beneficially Owned by them, irrespective of any non-conversion period specified in the Series A Certificate of Designations or the Series A Investment Agreement or any restrictions on transfer or voting contained in the Series A Investment Agreement, the Series A Certificate of Designations or this Agreement and (ii) for each Purchaser or any of its Affiliates or any other person who Beneficially Owns shares of Series B Preferred Stock shall at all times be deemed to have Beneficial Ownership of shares of Common Stock issuable upon conversion of the shares of

Series B Preferred Stock Beneficially Owned by them, irrespective of any non-conversion period specified in the Series B Certificate of Designations or this Agreement or any restrictions on transfer, conversion or voting contained in this Agreement.
“Bessemer Purchaser” shall mean Bessemer Venture Partners Century Fund L.P., Bessemer Venture Partners Century Fund Institutional L.P., Bessemer Venture Partners IX L.P., Bessemer Venture Partners IX Institutional L.P., 15 Angels II LLC and any New Bessemer Entity.
“Board of Directors” shall mean the board of directors of the Company.
“Bribery Act” shall have the meaning set forth in Section 3.01(j).
“Broad Dissemination Transfers” shall have the meaning set forth in Section 4.02(b)(i).
“Burdensome Condition” means any restriction, condition or requirement imposed by an insurance regulator on (x) any applicable Purchaser subject to Required Regulatory Approvals or (y) the Company that would require, in the case of clause (x) or (y), (i) the Company, such Purchaser or their Affiliates to make any divestiture or disposition, discontinue or license any portion of its business or assets, accept or enter into any hold separate order or consent decree or place any assets in trust (other than any that would not be material to the Company and its Subsidiaries or such Purchaser and its Affiliates, taken as a whole) or (ii) the Company, such Purchaser or their Affiliates to make any capital commitment or capital guarantee or keep well or similar capital maintenance undertaking not otherwise required by applicable law, in each case that would be material relative to Company and its Subsidiaries, taken as a whole, on the one hand, and such Purchaser and its Affiliates, taken as a whole, on the other hand (with “material” for this purpose measured relative to the size of the Company and its Subsidiaries, taken as a whole), as a result of the transactions contemplated by this Agreement; provided, that none of the following shall constitute or be taken into account in determining whether a Burdensome Condition has occurred or exists: (A) any proposed changes to the business and operations of the Company and its Subsidiaries by the Company, such Purchaser or its Affiliates or (B) the identity of such Purchaser or its Affiliates; provided, however, that, solely with respect to the foregoing clause (y) (solely as it relates to the Company and its Subsidiaries), such Purchaser acknowledges and agrees that the Company has been subject to, entered into (and may enter into or otherwise become subject to additional) supervisory orders or other similar agreements or arrangements with Governmental Authorities that may require or result in material changes or modifications to its business operations and that any such modifications or changes shall not constitute a Burdensome Condition pursuant to the foregoing clause (y) (solely as it relates to the Company and its Subsidiaries).
“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York or San Francisco, California are authorized or obligated by law or executive order to remain closed.
“CalSTRS” shall mean the California State Teachers’ Retirement System.

“Certificates of Designations” shall mean the Series A Certificate of Designations and the Series B Certificate of Designations.
“Change of Control” shall have the meaning set forth in the Series B Certificate of Designations, excluding clause (c) thereof; provided, that, notwithstanding the foregoing, the transactions contemplated by the Transaction Agreements, including the acquisition of the Shares, any disposition of such Shares upon the conversion thereof, any acquisition of Common Stock upon conversion of the Shares, any deemed acquisition or disposition in connection therewith, and all transactions with the Company related thereto, shall not be deemed to constitute a Change of Control hereunder.
“Closing” shall have the meaning set forth in Section 2.02(a).
“Closing Date” shall have the meaning set forth in Section 2.02(a).
“Code” shall have the meaning set forth in Section 3.01(m)(ii).
“Common Stock” shall have the meaning set forth in Section 3.01(b).
“Company” shall have the meaning set forth in the preamble hereto.
“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).
“Company Stockholder Vote” shall have the meaning set forth in Section 3.01(c).
“Competitors” shall mean any Person that is primarily engaged in business related to the ownership and/or operation of value-based medical clinics and/or the sale of health insurance products, in each case in North America.
“Control Person” shall mean a Purchaser’s Affiliates and any other Persons who are deemed or may be deemed to “control” such Purchaser within the meaning of applicable insurance laws, including, for the avoidance of doubt, any director, officer, general partner, limited partner, equityholder or member of such Purchaser and any equityholder or controlling Person thereof.
“Conversion Price” shall have the meaning set forth in the Series B Certificate of Designations.
“Covered Individuals” shall have the meaning set forth in Section 3.01(q)(i).
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.
“COVID-19 Action” means an inaction or action taken by the Company or any of its Subsidiaries in their reasonable business judgment, including the establishment of any policy, procedure or protocol, in response to, or that relates to, or arises out of, COVID-19 or any COVID-19 Measures.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other law, order, action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES).
“Credit Agreement” shall mean that certain Credit Agreement, dated as of March 1, 2021, by and between the Company, JP Morgan Chase Bank, N.A. and the other parties thereto, as the same may be amended and/or restated from time to time.
“DGCL” shall mean the Delaware General Corporation Law, as amended.
“Eligible Purchaser” means (i) any Purchaser (or group of Affiliated Purchasers, but excluding CalSTRS and Bessemer Purchaser) that Beneficially Owns at least 50,000 Shares, which Shares were acquired pursuant to this Agreement (or the shares of Common Stock issuable upon conversion of such Shares, or a combination of the foregoing), (ii) Bessemer Purchaser solely to the extent Bessemer Purchaser holds 90% of the Shares acquired pursuant to this Agreement (or the shares of Common Stock issuable upon conversion of such Shares, or a combination of the foregoing), and (iii) CalSTRS solely to the extent CalSTRS holds 90% of the Shares acquired pursuant to this Agreement (or the shares of Common Stock issuable upon conversion of such Shares, or a combination of the foregoing).
“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).
“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Securities” shall have the meaning set forth in Section 4.07.
“Extraordinary Transaction” shall have the meaning set forth in Section 4.08(a)(iv).
“FCPA” shall have the meaning set forth in Section 3.01(j).
“Federal Health Care Program” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, state Medicaid programs, state CHIP programs, and similar or successor programs with or for the benefit of any Governmental Authority.
“GAAP” shall mean U.S. generally accepted accounting principles.
“Governmental Authority” means (i) the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, (ii) any agency, authority, commission, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, whether federal, state, local or foreign, and (iii) any applicable industry self-regulatory organization.

“Health Care Laws” means all laws applicable to the Company relating to providing, offering, or administering health plans in any capacity including in the Federal Health Care Programs, commercial health care programs, and health plans offered on exchanges created under the Affordable Care Act (P.L 111–148), and laws applicable to the Company relating to health care providers participation in Federal Health Care Programs, the practice of medicine and other licensed professions, institutional and professional licensure required for the provision of health care services, licensure requirements for assuming risk, state insurance requirements, pharmacology and the securing, administering and dispensing of drugs (including controlled substances) and devices, medical documentation and physician orders, medical record retention, laboratory services, diagnostic testing, unprofessional conduct, fee-splitting, the corporate practice of medicine and other licensed professions, referrals, patient brokering, kickbacks, billing and submission of false or fraudulent claims, submission of risk adjustment data (as such term is defined in 42 C.F.R. § 422.310(a)), claims processing, quality, safety, medical necessity, medical privacy and security, patient confidentiality and informed consent, the hiring of employees or acquisition of services or supplies from Persons excluded from participation in Federal Health Care Programs, the provision of telemedicine services, remote prescribing, electronic prescribing, standards of care, quality assurance, risk management, utilization review, peer review, mandated reporting of incidents, occurrences, diseases and events, advertising or marketing of health care services, the use of automated communication systems and technologies, and interoperability requirements for sharing data, including Medicare, Medicaid, CHIP, and applicable federal and state agency regulations, manuals, guidance and requirements, the False Claims Act (including 31 U.S.C. § 3729, et seq.), state false claims and fraud and abuse laws, state insurance laws, the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), federal and state anti-kickback statutes (including 42 U.S.C. § 1320a 7b), federal and state referral laws (including 42 U.S.C. §1395nn), federal and state criminal false claims statutes (including e.g. 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. §3801, et seq.), the Clinical Laboratory Improvement Act (42 U.S.C. § 263a, et seq.), the Beneficiary Inducement Statute (42 U.S.C. §1320a-7a(a)(5)), the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (P.L. 108-173, 117 Stat. 2066), Title XVIII and XIX of the Social Security Act, Patient Protection and Affordable Care Act (P.L 111–148), Medicare Access and CHIP Reauthorization Act of 2015 (P.L. 114-10), the Food, Drug and Cosmetic Act of 1938 (21 U.S.C. § 301, et seq.), the Controlled Substances Act (21 U.S.C. § 801, et seq.), and federal and state privacy laws (including HIPAA).
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Intellectual Property” shall have the meaning set forth in Section 3.01(p).
“IRS” shall mean the Internal Revenue Service.
“Joinder” shall mean, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all or a portion of the rights and obligations of a Purchaser under this Agreement, in the applicable form and substance for the circumstances as described and set forth on Exhibit B attached hereto or such other form as may be agreed to by the Company and any applicable Purchaser.

“Knowledge” of the Company shall mean the actual knowledge, after reasonable inquiry of their respective direct reports, of the Company’s Chief Executive Officer, Chief Financial Officer, General Counsel and, solely for purposes of the representations and warranties in Section 3.01(j) and Section 3.01(r), the Chief Compliance Officer.
“Marketed Underwritten Offering” shall mean an Underwritten Offering involving reasonable and customary road show market efforts (including any “wall-crossed” confidential marketing) of at least forty-eight hours or more by the Company and the underwriters.
“Material Adverse Effect” means an effect, event, change, occurrence or circumstance (each of the foregoing, an “Effect”) that, individually or in the aggregate, (x) has a material adverse effect on the business, results of operations, condition (financial or otherwise) of the Company and the Company’s Subsidiaries, taken as a whole or (y) materially prevents, impairs or delays the Company’s ability to consummate the transactions contemplated by this Agreement; provided, however, that, with respect to clause (x) only, no effect, event, change, occurrence or circumstance arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been a Material Adverse Effect: (A) general operating, business, regulatory or other conditions in the industry in which the Company and/or the Company’s Subsidiaries operate; (B) general economic conditions, including changes in the credit, debt, financial, currency or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world; (C) any effect, event, change, occurrence or circumstance related to weather, meteorological conditions or climate, pandemics, storms, earthquakes, floods, hurricanes, tornadoes, volcanic eruptions, wildfires, natural disasters or other acts of nature; (D) COVID-19 or any law, directive, pronouncement or guideline issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization or industry group providing for business closures, changes to business operations, “sheltering-in-place” or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the COVID-19 pandemic) or any change in such law, directive, pronouncement or guideline following the date of this Agreement or the Company’s or any of its Subsidiaries’ compliance therewith; (E) global, national or regional political or geopolitical conditions, including hostilities, acts of war, sabotage or terrorism (including cyberattacks) or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway; (F) the negotiation, execution, announcement or pendency of this Agreement (including compliance with the covenants and any action required to be taken by the Company or any of its Subsidiaries hereunder or taken at the written request of the Specified Purchaser), including the impact thereof on relationships, contractual or otherwise with, or actual or potential loss or impairment of, clients, customers, suppliers, distributors, partners, financing sources, employees and/or independent contractors or consultants and on revenue, profitability and/or cash flows (it being understood that this clause (F) shall not apply to any representation or warranty that speaks to the impact of the negotiation, execution, announcement or pendency of this Agreement); (G) any change in the cost or availability or other terms of any financing necessary for any Purchaser to consummate the transactions contemplated hereby; (H) any change in laws, regulatory policies or GAAP or other applicable accounting rules, or any guidance relating to or the interpretation of the foregoing; (I) the fact that a prospective equityholder of the Company and any of its Subsidiaries is a Purchaser or any

Affiliate of a Purchaser; and (J) any failure by the Company or any of the Company’s Subsidiaries to meet any (x) public projections, forecasts or estimates or (y) any internal budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (provided, however, that any effect, event, change, occurrence or circumstance that caused or contributed to such failure shall not be excluded under this clause (J)); (K) any change in the credit rating of the Company or any of the Company’s Subsidiaries (provided, however, that any effect, event, change, occurrence or circumstance that caused or contributed to such change in such credit rating shall not be excluded under this clause (K)); (L) any changes in the price or trading volume of the Common Stock or indebtedness of the Company, in each case in and of itself (provided, however, that any effect, event, change, occurrence or circumstance that caused or contributed to such change shall not be excluded under this clause (L)); and (M) any matters disclosed on the Disclosure Schedule; provided, however, that any effect, event, change, occurrence or circumstance referred to in clauses (A), (B), (C), (D), (E), or (H) may constitute or may be taken into account in determining whether there has been a Material Adverse Effect to the extent that such effect, event, change, occurrence or circumstance adversely affects the Company and the Company’s Subsidiaries, taken as a whole, in a disproportionate manner relative to the Company’s and/or its Subsidiaries’ competitors, in which case solely the incremental disproportionate adverse impact may be taken into account in determining whether there has been a Material Adverse Effect).
“NEA Purchaser” shall mean New Enterprise Associates 17, L.P. and NEA 18 Venture Growth Equity, L.P.
“New Bessemer Entity” shall have the meaning set forth in Section 2.01.
“NYSE” shall mean the New York Stock Exchange.
“OFAC” shall have the meaning set forth in Section 3.01(j).
“Offer Notice” shall have the meaning set forth in Section 4.07.
“Offered Additional Investment” shall have the meaning set forth in Section 4.07.
“Order” means any order (other than any order of general application), judgment, award, writ, injunction, ruling or decree of any Governmental Authority.
“Outside Date” shall have the meaning set forth in Section 6.01(a).
“Participation Notice” shall have the meaning set forth in Section 4.07.
“Participation Notice Period” shall have the meaning set forth in Section 4.07.
“Participation Percentage” shall mean, with respect to any Eligible Purchaser, a fraction, the numerator of which is the number of shares of Common Stock Beneficially Owned by such Eligible Purchaser (but, solely attributable to the Shares such Eligible Purchaser acquired from the Company pursuant to this Agreement) as of the date of the Offer Notice (assuming the conversion of all Shares such Eligible Purchaser owns at such time (and which Shares were acquired from the Company pursuant to this Agreement) into Common Stock), and the denominator of which is the aggregate number of shares of Common Stock issued and outstanding as of such time calculated on a fully diluted basis (which, for the avoidance of doubt, includes shares of Common Stock issuable upon conversion of the Series A Preferred Stock irrespective of any non-conversion period or restrictions on conversion applicable thereto).
“Permitted Transferee” shall have the meaning set forth in Section 4.02(b)(i).
“Permitted Transfers” shall have the meaning set forth in Section 4.02(b)(i).
“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.
“Personal Data” shall have the meaning set forth in Section 3.01(p)(i).
“Preferred Stock” shall have the meaning set forth in Section 3.01(b).
“Prohibited Transfers” shall have the meaning set forth in Section 4.02(a).
“Purchase Price” shall mean, with respect to any Purchaser, the amount in United States dollars opposite such Purchaser’s name on Schedule 1 attached hereto under the heading “Purchase Price”.
“Purchaser” shall have the meaning set forth in the preamble hereto.
“Purchaser Excess Shares” shall have the meaning set forth in Section 4.05(b).
“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement, dated as of November 15, 2018, among Bright Health Group, Inc., the Holders (as defined therein) party thereto and the FF Beneficial Investor (as defined therein), as amended by Amendment to the Second Amended and Restated Registration Rights Agreement of Bright Health Group, Inc., dated as of May 19, 2021, and as amended by the Second Amendment to the Second Amended and Restated Registration Rights Agreement of Bright Health Group, Inc., dated as of January 3, 2022.
“Regulated Subsidiary” shall mean any Subsidiary of the Company that is licensed in one or more jurisdictions as an insurance company, health maintenance organization (including a single healthcare service plan), managed care organization, healthcare service plan, specialized healthcare service plan, healthcare service corporation, pharmacy, dental maintenance organization, dental plan organization, prepaid dental plan, third party administrator, pharmacy benefit administrator, and/or utilization review agent, broker or agency.
“Required Regulatory Approvals” means any approvals, consents, orders or waivers from, or any notices or filings with, any department of insurance, or other insurance regulatory body, including but not limited to the California Department of Managed Health Care, required under applicable law with respect to the transactions contemplated by this Agreement, including for the sake of clarity any conversion of Shares acquired pursuant to this Agreement or any exercise of voting rights with respect to the Shares or the Underlying Shares.
“Restricted Period” shall mean, with respect to each Purchaser, the period commencing on the Closing Date and ending on the earlier of (i) the date that is eighteen (18) months following the Closing Date and (ii) the consummation of any Change of Control or entry into a definitive agreement by the Company for a transaction that, if consummated, would result in a Change of Control.
“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Series A Certificate of Designations” shall mean that Certificate of Designations of Series A Convertible Perpetual Preferred Stock of the Company, as the same may be amended and/or restated from time to time.
“Series A CoD Amendment” shall mean the amendment to the Series A Certificate of Designations in the form attached hereto as Exhibit D.
“Series A Investment Agreement” shall mean that certain Investment Agreement, dated as of December 6, 2021, by and among the Company and the purchasers thereto, as the same may be amended and/or restated from time to time.
“Series A Preferred Stock” shall mean the Series A Convertible Perpetual Preferred Stock of the Company.
“Series B Certificate of Designations” shall mean a certificate of designations in the form attached hereto as Exhibit A.
“Series B Preferred Stock” shall have the meaning set forth in the preamble hereto.
“Shares” shall have the meaning set forth in the preamble hereto.
“Specified Purchaser Share Ownership” means, with respect to the Specified Purchaser, the aggregate number of shares of Company Common Stock represented by the Shares owned by the Specified Purchaser and/or its Affiliates collectively immediately following the Closing (assuming, at both the time of determination and immediately following the Closing, the conversion of the Shares into Common Stock and excluding any shares of Company Common Stock Beneficially Owned by the Specified Purchaser and/or its Affiliates at the time of determination other than as a result of the Shares or the conversion thereof or pursuant to or in connection with the transactions contemplated by this Agreement).

“Specified Purchaser” means the NEA Purchaser, and in each case, any successor thereto.
“Standstill Period” shall mean, in the case of any Purchaser, the period commencing on the Closing Date and ending on the earliest of (i) the two (2) year anniversary of the Closing Date, (ii) the effective date of a Change of Control and (iii) 180 days after the date on which such Purchaser and its Affiliates do not Beneficially Own any shares of the Series A Preferred Stock, any shares of Series B Preferred Stock or any shares of Common Stock.
“STB” shall have the meaning set forth in Section 7.13.
“Subsidiary” shall mean, with respect to any Person, (a) any other Person of which more than fifty percent (50%) of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries, or (b) any other Person of which such Person or any Subsidiary of such Person is a managing member or general partner.
“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Authority, together with all interest, penalties and additions to tax imposed with respect thereto.
“Tax Return” shall mean a report, return, statement, election or other document (including any amendments thereto) supplied or required to be supplied to a Governmental Authority with respect to Taxes.
“Tax Treatment” shall have the meaning set forth in Section 4.10(a).
“Third Party” shall mean a Person other than any Purchaser or any of its Affiliates or Control Persons.
“Third Party Tender/Exchange Offer” shall have the meaning set forth in Section 4.02(b)(ii).
“Transaction Agreements” shall have the meaning set forth in Section 3.01(c).
“Transactions” shall have the meaning set forth in Section 3.01(c).
“transfer” shall have the meaning set forth in Section 4.02(a).
“Transfer Agent” shall mean the Person acting as transfer agent, registrar and paying agent for the Shares, and its successors and assigns.
“Underlying Shares” shall have the meaning set forth in Section 3.01(e).

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
(a) Other Definitional and Interpretive Matters. Unless otherwise expressly provided herein, for purposes of this Agreement, the following rules of interpretation shall apply:
(i)     Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.
(ii)    Dollars. Any reference in this Agreement to Dollars or $ shall mean U.S. dollars.
(iii)    Exhibits/Schedules. The Annexes and the Exhibits to this Agreement and the Disclosure Schedule are hereby incorporated and made a part hereof and are an integral part of this Agreement. The Company may, at its option, include in the Disclosure Schedule items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any section of any Disclosure Schedule  shall be deemed to be referred to and incorporated in any section to which it is specifically referenced or cross-referenced, and also in all other sections of the Disclosure Schedule to which such matter’s application or relevance is reasonably apparent. Reference to any contract set forth in the Disclosure Schedule shall be deemed to include all amendments, purchase orders and schedules thereto from time to time through the date of this Agreement to the extent made available to the Purchasers. Nothing contained in the Disclosure Schedule shall be construed as an admission of liability or responsibility of any party to any third party in connection with any pending or threatened legal proceeding or otherwise. Any capitalized terms used in any Annex, Exhibit or Disclosure Schedule but not otherwise defined therein shall be defined as set forth in this Agreement.
(iv)    Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.
(v)    Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.
(vi)    Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.
(vii)    Including. The word “including” or any variation thereof means

“including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.
(viii)    Or. The word “or” is not exclusive, unless the context otherwise requires.
(ix)    Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty shall be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, (A) to the extent there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation or (B) if such item is otherwise set forth or reflected on the balance sheet or financial statements.
(x)    Made Available or Provided. All documents or items which have been made available to the Purchasers in the electronic data room maintained by or on behalf of Company on or before 5:00 p.m. Central Time on the day immediately prior to the date of this Agreement shall be deemed “made available”, “delivered”, “furnished”, “provided” and “disclosed” to the Purchasers pursuant to this Agreement.
(xi)    Ordinary Course of Business. When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company’s and its Subsidiaries’ business.
(b)    The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
ARTICLE II

SALE AND PURCHASE OF THE SHARES
Section 2.01.    Sale and Purchase of the Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Company will issue and sell to each Purchaser, and each Purchaser will purchase and acquire from the Company for the Purchase Price opposite such Purchaser’s name on Schedule 1 attached hereto, an aggregate number of Shares opposite such Purchaser’s name on Schedule 1 attached hereto. Notwithstanding the foregoing, prior to the Closing, upon written notice to the Company, the Bessemer Purchasers may reallocate the total number of shares set forth opposite the Bessemer Purchasers’ names on Schedule 1 attached hereto to any other Bessemer Purchaser or to any Affiliate of a Bessemer Purchaser (a “New Bessemer Entity”), provided that the total number of Shares purchased by all Bessemer Purchasers, including any New Bessemer Entity, equals the total number of shares set forth opposite the Bessemer Purchasers’ names on Schedule 1 attached hereto on the date hereof. In the event that any Bessemer Purchaser reallocates the total number of shares set forth opposite the Bessemer Purchasers’ names on Schedule 1 to a New Bessemer Entity, such New Bessemer

Entity shall execute and deliver (a) a counterpart signature page to this Agreement and shall become a party hereto as a “Purchaser” and “Bessemer Purchaser” hereunder and (b) a counterpart signature page to the Amended and Restated Registration Rights Agreement as contemplated by Section 5.01, concurrently and in connection with such reallocation, and such reallocation shall not relieve the existing Bessemer Purchaser from its obligations hereunder until the New Bessemer Entity funds its Purchase Price and acquires its Shares in accordance with the terms of this Agreement.
Section 2.02.    Closing; Deliverables.
(a)    Closing. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall take place on the second Business Day after the satisfaction or waiver of the conditions set forth in Section 2.02(b), Section 2.02(c) and Section 2.02(d) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), in each case, at the offices of Simpson Thacher & Bartlett LLP located at 2475 Hanover St., Palo Alto, California 94304; provided, however, that, notwithstanding the foregoing, the Closing shall not take place any earlier than on October 17, 2022. The date on which the Closing actually occurs is referred to herein as the “Closing Date”. For the avoidance of doubt, each of the Purchasers hereto expressly acknowledges and agrees that neither the receipt of any Required Regulatory Approvals nor the closing of the transactions contemplated hereby by the other Purchasers (other than the NEA Purchaser) is a condition precedent to such Purchaser’s obligations to consummate the purchase and sale of the Series B Preferred Stock at the Closing.
(b)    The respective obligations of the Company and each Purchaser to consummate the purchase and sale of the Shares at the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable law):
(i)    no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the Closing; and
(ii)    there shall not be threatened or pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the Closing.

(c)    The obligations of each Purchaser to consummate the purchase and sale of the Shares at the Closing shall also be subject to the satisfaction, on or prior to the Closing Date, of the following conditions (which may be waived by any such Purchaser in each such Purchaser’s sole discretion, in whole or in part, and any such waiver must be in writing and shall be effective only as to such Purchaser and only to the extent permitted by applicable law):
(i)    (A) the representations and warranties of the Company set forth in Sections 3.01(a)(i), (c), (e), (h) (second sentence only), (n) and (o) shall be true and correct in all respects as of the date of this Agreement and on and as of the Closing Date, as if made on and as of such date (except for any such representations and warranties that are made on or as of a specific date or time, which representations and warranties shall be true and correct only on and as of such specific date or time); (B) the representations and warranties of the Company set forth in Section 3.01(b) shall be true and correct in all but de minimis respects as of the date of this Agreement and on and as of the Closing Date, as if made on and as of such date (except for any such representations and warranties that are made on or as of a specific date or time, which representations and warranties shall be true and correct in all but de minimis respects only on and as of such specific date or time); and (C) the representations and warranties of the Company set forth in Section 3.01 (other than the representations and warranties specified in the foregoing clauses (i)(A) and/or (i)(B)) shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except for any such representations and warranties that are made on or as of a specific date or time, which representations and warranties shall be true and correct only on and as of such specific date or time), except in the case of this clause (i)(C), where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(ii)    the Company shall have performed in all material respects all of its covenants and agreements hereunder required to be performed by the Company at or prior to the Closing and shall have delivered to the Purchaser all instruments, agreements and other items required to be delivered by the Company at or prior to the Closing;
(iii)    the Purchaser shall have received a certificate, signed on behalf of the Company by a duly authorized officer thereof, certifying that the conditions set forth in Section 2.02(c)(i) and Section 2.02(c)(ii) have been satisfied;
(iv)    since the date of this Agreement, there shall not have occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
(v)    prior to or concurrently with the Closing, the Company shall have duly adopted and filed each of the Series B Certificate of Designations and the Series A CoD Amendment with the Secretary of State of the State of Delaware, and a certified copy thereof shall have been delivered to the Purchasers; and
(vi)    the purchase by the NEA Purchaser of the Shares set forth across from their names on Schedule 1 attached hereto for the Purchase Price set forth across from their names set forth on Schedule 1 attached hereto shall have occurred or will concurrently occur.

(d)    The obligations of the Company to consummate the purchase and sale of the Shares at the     Closing with respect to any Purchaser shall also be subject to the satisfaction, on or prior to the Closing Date, of the following conditions (which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable law):
(i)    the representations and warranties of such Purchaser set forth in Section 3.02 shall be true and correct in all material respects (other than those representations and warranties that are qualified by materiality, which, in each case, shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);
(ii)    such Purchaser shall have performed in all material respects all of its covenants and agreements hereunder required to be performed by such Purchaser at or prior to the Closing and shall have delivered to the Company all instruments, agreements and other items required to be delivered by such Purchaser at or prior to the Closing; and
(iii)    the Company shall have received a certificate, signed on behalf of such Purchaser by a duly authorized officer thereof, certifying that the conditions set forth in Section 2.02(d)(i) and Section 2.02(d)(ii) have been satisfied.
(e)    Deliverables. To effect the purchase and sale of the Shares, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:
(i)    The Company will issue and deliver to the applicable Purchasers the Shares such Purchasers are acquiring at such Closing in book-entry form, registered in the name of the applicable Purchaser, and is delivering (or causing to be delivered) evidence of issuance of such Shares to the Purchasers, credited to book-entry accounts maintained by the transfer agent of the Company and bearing a restrictive notation meeting the requirements of the Securities Act, free and clear of any liens, other than transfer restrictions under this Agreement and applicable federal and state securities laws and those created by the applicable Purchasers.
(ii)    Each applicable Purchaser will cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to such Purchaser in an amount equal to the Purchase Price opposite such Purchaser’s name on Schedule 1 for the Shares.
(iii)    Each applicable Purchaser will deliver to the Company a duly completed and executed IRS Form W-9 or applicable IRS Form W-8 (or any successor form) satisfying the requirements of Section 4.10(b), if applicable.
(iv)    Each applicable Purchaser (solely to the extent contemplated by Section 5.01), the Majority Holders (as defined in the Amended and Restated Registration Rights Agreement) and the Company, will deliver to one another, a duly executed signature page to the Amended and Restated Registration Rights Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
Section 3.01.    Representations and Warranties of the Company. Except (a) as disclosed in the Company Reports filed with or furnished to the SEC and publicly available prior to the date hereof (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports, and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or (b) as set forth in the Disclosure Schedule, the Company represents and warrants to the Purchasers, as of the date hereof and as of the Closing, as follows:
(a)    Existence and Power.
(i)    The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or other applicable power and authority to enter into each Transaction Agreement to which it is party and to consummate the Transactions. The Company has all requisite corporate or other applicable power and authority to own, operate and lease its properties, rights and assets and to carry on its business in all material respects as it is being conducted on the date of this Agreement.
(ii)    Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, the Company has been duly qualified as a foreign corporation or other entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1.02(w) of the SEC’s Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization.
(b)    Capitalization. The authorized share capital of the Company consists of 3,100,000,000 shares, consisting of (x) 3,000,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (y) 100,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of September 29, 2022, (i) there were 629,917,673 shares of Common Stock issued and outstanding and 750,000 shares of Preferred Stock issued and outstanding, (ii) the aggregate number of shares of Common Stock reserved for issuance under the Company’s 2021 Incentive Plan was 73,290,387 shares, (iii) the aggregate number of shares of Common Stock available for grant under the Company’s 2021 Incentive Plan was 16,632,003 shares, (iv) the aggregate number of shares of Common Stock reserved for issuance under the Company’s 2016 Incentive Plan was 58,322,539 shares, (v) the aggregate number of shares of Common Stock available for grant under the Company’s 2016 Incentive Plan was zero shares, (vi) 37,348,281 shares of Common Stock subject to outstanding time vesting restricted stock unit awards, (vii) 11,550,000 shares of Common Stock (assuming maximum performance) subject to outstanding performance based vesting restricted stock unit awards, and (viii) 65,912,714 shares of Common Stock subject to outstanding stock options and stock appreciation rights. Since January 4, 2022, (A) the Company has only issued stock awards, restricted stock unit awards, performance stock unit awards, performance stock unit transition awards, stock options or other rights to acquire shares of Common Stock in the ordinary course of business consistent with past practice and (B) the only shares of capital stock issued by the Company were pursuant to outstanding stock awards, restricted stock unit awards, performance stock unit awards, performance stock unit transition awards, stock options and/or other compensatory rights to acquire shares of Common Stock granted to employees, directors or other service providers. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth above in this Section 3.01(b), the Company has not issued any securities, the holders of which have the right to vote with the stockholders of the Company on any matter. Except as provided in this Agreement, the Series A Investment Agreement, the Shares and the Certificates of Designations and except as set forth in or contemplated by this Section 3.01(b), there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock, except with respect to the acquisition of shares of Common Stock by the Company to satisfy the payment of the applicable exercise price or withholding taxes for equity awards. The Company has not declared or paid any dividends.
(c)    Authorization. The execution, delivery and performance of this Agreement, the Series A CoD Amendment, the Series B Certificate of Designations and any and all other agreements or instruments executed and delivered to the Purchaser by the Company hereunder or thereunder, as applicable (the “Transaction Agreements”) and the consummation of the transactions contemplated herein and therein (collectively, the “Transactions”) have been duly authorized by the Board of Directors and, except as contemplated herein, all other necessary corporate actions on the part of the Company have been taken, including obtaining all necessary approvals in accordance with the Company’s interested party transaction policies and any applicable stock exchange related party transaction rules, and no other corporate proceedings on the part of the Company, including any vote of the stockholders of the Company (a “Company Stockholder Vote”) to approve the Transactions, the issuance of the Shares, the Series A CoD Amendment, or the issuance of the shares of Common Stock upon conversion of the Shares, are necessary or required in connection with the Transactions. Assuming this Agreement constitutes the valid and binding obligation of the Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). The Board of Directors has duly and validly approved the forms of the Series A CoD Amendment, the Series B Certificate of Designations, the Amended and Restated Registration Rights Agreement and each of the Transaction Agreements is (or, in the case of the Series A CoD Amendment and the Series B Certificate of Designations, will be upon filing with the Secretary of State of the State of Delaware, or, in the case of the Amended and Restated

Registration Rights Agreement, will be, when executed and delivered by the Purchasers and the Majority Holders (as defined in the Amended and Restated Registration Rights Agreement)), a valid and binding obligation of the Company and each other signatory thereto, enforceable against each such party in accordance with its terms, subject to the Enforceability Exceptions.
(d)    General Solicitation; No Integration. Other than with respect to the Purchasers, neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Shares. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its Knowledge, is or will be integrated with the Shares sold pursuant to this Agreement.
(e)    Valid Issuance. The Shares have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all liens and restrictions on transfer, except for restrictions on transfer set forth in the Transaction Agreements or imposed by applicable securities laws. The Company has available for issuance the maximum number of shares (including make-whole shares) of Common Stock initially issuable upon conversion of the Shares if such conversion were to occur immediately following Closing. The Common Stock to be issued upon conversion of the Shares in accordance with the terms of the Shares (such shares of Common Stock, the “Underlying Shares”) has been duly authorized, and when issued upon conversion of the Shares, all such Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.
(f)    Non-Contravention/No Consents. Except for the filing and effectiveness of the Series A CoD Amendment with the Delaware Secretary of State, the execution, delivery and performance of the Transaction Agreements, the issuance of the shares of Common Stock upon conversion of the Shares in accordance with their terms and the consummation by the Company of the Transactions, do not require a Company Stockholder Vote, and do not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or bylaws of the Company, (ii) any credit agreement, mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company or (iii) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, constitute a Material Adverse Effect. Assuming the accuracy of the representations of the Purchaser set forth herein, other than (A) any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Common Stock upon the conversion of the Shares, (B) the filing of a Supplemental Listing Application with NYSE, (C) any required filings pursuant to the Exchange Act or the rules of the SEC or NYSE or (D) as have been obtained prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions (in each case other than the transactions contemplated by Article V), except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made would not, individually or in the aggregate, constitute a Material Adverse Effect.
(g)    Reports; Financial Statements.
(i)    The Company has filed or furnished, as applicable, all forms, reports, schedules, prospectuses, registration statements and other statements and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since September 30, 2021 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.
(ii)    Each of the consolidated balance sheets, and the related consolidated statements of income, changes in stockholders’ equity and cash flows, included in the Company Reports filed with the SEC under the Exchange Act: (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and in the case of unaudited financial statements except for the absence of footnote disclosure, and (D) otherwise comply in all material respects with the requirements of the SEC.
(h)    Absence of Certain Changes. Since June 30, 2022, until the date hereof, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business. Since December 31, 2021 through the date of this Agreement, no events, changes or developments have occurred that would, individually or in the aggregate, constitute a Material Adverse Effect.
(i)    No Undisclosed Liabilities, etc. As of the date hereof, there are no liabilities of the Company or any of its Subsidiaries that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements contained in the Company Reports, (ii) liabilities incurred since June 30, 2022 in the ordinary course of business and (iii) liabilities that would not, individually or in the aggregate, constitute a Material Adverse Effect.

(j)    Compliance with Applicable Law. Since January 1, 2020, each of the Company and each of its Subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local Governmental Authority, including Health Care Laws, applicable to the Company or such Subsidiary, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not, individually or in the aggregate, constitute a Material Adverse Effect. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, since January 1, 2020, none of the Company, any of its Subsidiaries or, any of their respective directors, officers, agents or employees have has directly or indirectly taken any action in violation of any Health Care Law. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, since January 1, 2020, none of the Company, any of its Subsidiaries or, any of their respective directors, officers, agents or employees have (i) used any corporate, Company (and/or Subsidiary) funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official, in each case in violation of, or (ii) otherwise violated, any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated thereunder (the “FCPA”), or the UK Bribery Act (the “Bribery Act”). Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, since January 1, 2020, neither the Company, any of its Subsidiaries nor any of their respective directors, officers, agents or employees has directly or indirectly taken any action in violation of any export restrictions, anti-boycott regulations, embargo regulations or other similar applicable United States or foreign laws. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, (i) none of the Company’s or any of its Subsidiaries’ directors, officers, agents or employees is a “specially designated national” or blocked person under United States sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and (ii) since January 1, 2020, neither the Company nor any of its Subsidiaries has engaged in any business with any person with whom, or in any country in which, it is prohibited for a United States person to engage under applicable United States sanctions administered by OFAC. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, the Company and its Subsidiaries have instituted policies and procedures reasonably designed to ensure compliance with the FCPA, the Bribery Act and Health Care Laws, and have maintained such policies and procedures in force. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, since January 1, 2020, none of the Company, any of its Subsidiaries or, any of their respective directors, officers, agents or employees: (A) have been convicted of any criminal offense for any violation of Health Care Laws; (B) have been the subject of administrative sanctions or have been excluded, suspended or debarred from participation, or are otherwise ineligible to participate, in any Federal Health Care Program; (C) have had a civil monetary penalty assessed against such Person under Section 1128A of the Social Security Act (42 U.S.C. ch. 7); or (D) are currently listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs.
(k)    Legal Proceedings and Liabilities. Neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its Subsidiaries (i) that would, individually or in the aggregate, constitute a Material Adverse Effect or (ii) that, as of the date hereof, challenge the validity of or seek to prevent the Transactions. Neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Authority that would, individually or in the aggregate, constitute a Material Adverse Effect. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, to the Knowledge of the Company, there is no investigation or review pending or threatened by any Governmental Authority with respect to the Company or any of its Subsidiaries.
(l)    Investment Company Act. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(m)    Taxes and Tax Returns.
(i)    Except as would not, individually or in the aggregate, constitute a Material Adverse Effect:
(A)    the Company and each of its Subsidiaries has timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all respects, and the Company and each of its Subsidiaries has timely paid (or has had timely paid on its behalf) to the appropriate Governmental Authority all Taxes that are required to be paid by it (whether or not shown on any Tax Return), except, in each case, with respect to matters contested in good faith and for which adequate reserves have been established in accordance with GAAP;
(B)    the Company and each of its Subsidiaries have timely complied, in all material respects, with all applicable laws (including information reporting requirements) relating to the deduction, collection or withholding of Taxes from amounts owing to or from any employee, creditor, customer, stockholder or other third party and the payment of such amounts to the appropriate Governmental Authority;
(C)    there are no disputes pending, or claims asserted in writing, in respect of Taxes or Tax Returns of the Company or any of its Subsidiaries;
(D)    there are no liens for any Taxes on any assets of the Company or any of its Subsidiaries, except for Taxes not yet due and payable;
(E)    none of the Company or any of its Subsidiaries (i) is or has been a member of an affiliated, combined, consolidated, unitary or similar tax group (other than a group the common parent of which is or was the Company) or (ii) has liability for Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar provision of state, local or foreign law), as a transferee or successor, or by contract (other than provisions in commercial agreements entered into in the ordinary course of business and not primarily relating to Taxes);

(F)    none of the Company or any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (or any analogous or similar provision of state, local or foreign law); and
(G)    in the last two (2) years, none of the Company or any of its Subsidiaries was a “controlled corporation” or a “distributing corporation” (in each case, within the meaning of Section 355(a)(1)(A) of the Code) in any distribution intended or purported to be governed by Section 355(a) of the Code.
(ii)    The Company is not and has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) during the period specified in Section 897(c)(1)(A)(ii) of the Code.
(n)    No Piggyback or Preemptive Rights. Other than this Agreement or in the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to (i) require the Company to include in any registration statement filed pursuant the Registration Rights Agreement any securities other than as described therein or (ii) preemptive rights to subscribe for the Common Stock issuable upon conversion of the Shares, except in each case of (i) and (ii), as may have been duly waived.
(o)    Brokers and Finders. Except as set forth in Section 3.01(o) of the Disclosure Schedule, the Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement.
(p)    Intellectual Property.
(i)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or possess sufficient rights to use all patents, patent applications, inventions, copyrights, know-how, trade secrets, trademarks, service marks and trade names and other technology and intellectual property rights (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as currently conducted. The conduct of the respective businesses of the Company and its Subsidiaries does not infringe the Intellectual Property of others in any material respect, and to the Company’s Knowledge, no third party is materially infringing any Intellectual Property owned by the Company or any of its Subsidiaries except, in each case, as would not, individually or in the aggregate, constitute a Material Adverse Effect.
(ii)    The Company and its Subsidiaries have established policies, programs and procedures with respect to the collection, use, processing, storage and transfer of all personally identifiable or confidential information relating to individuals in connection with the business (collectively, “Personal Data”). Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, (A) since January 1, 2020, the Company and its Subsidiaries have complied with all applicable laws, regulations and contractual obligations relating to the protection and security of Personal Data to which Company and its Subsidiaries are currently or have been subject, (B) neither the Company nor any of its Subsidiaries has received any written inquiries from or been subject to any audit or other proceeding by any Governmental Authority regarding its compliance with the foregoing and (C) the Company and its Subsidiaries have complied with all rules, policies and procedures established by the Company and its Subsidiaries with respect to privacy, publicity, data protection or collection and use of Personal Data gathered or accessed in the course of the operations of the Company and its Subsidiaries. Since January 1, 2020, there have not been any incidents of (x) a material violation by Company or any of its Subsidiaries of any Person’s privacy, personal or confidentiality rights under any such rules, policies or procedures or (y) any material breach, material misappropriation, or material unauthorized disclosure, intrusion, access, use or dissemination of any Personal Data, confidential information or trade secrets asserted or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries by any Person. To the Knowledge of the Company, the Company and its Subsidiaries have taken commercially reasonable steps (including implementing and monitoring compliance with adequate measures with respect to technical and physical security) to reasonably ensure that any Personal Data, confidential information and trade secrets collected by the Company and its Subsidiaries is protected against loss and against unauthorized access, use, modification, disclosure or other misuse and, to the Knowledge of the Company, there has been no such incidents of material unauthorized access, use, modification, disclosure or other misuse.
(q)    Employee Matters.
(i)    During the preceding three (3) years, (x) no allegations of sexual harassment or misconduct have been made against (A) an officer of the Company or any of its Subsidiaries, (B) a member of the Board of Directors of the Company or any of its Subsidiaries or (C) an employee of the Company or any of its Subsidiaries classified at or above the level of a member of the executive leadership team of the Company (collectively, the “Covered Individuals”), (y) there are no actions pending or, to the Knowledge of the Company, threatened related to any allegations of sexual harassment or other sexual misconduct by a Covered Individual and (z) neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment or misconduct by a Covered Individual, except in the case of each of the foregoing clauses (x), (y) and/or (z), for immaterial matters.
(ii)    To the Company’s Knowledge as of the date hereof, no member of senior management intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a member of senior management. The Company does not have a present intention as of the date hereof to terminate the employment of any member of senior management.
(r)    Health Care Laws Compliance.
(i)    Except as set forth in Section 3.01(r) of the Disclosure Schedule, and except for regularly scheduled audits and reviews conducted within the ordinary course of business and except as would not be, individually or in the aggregate, material to the Company and its Regulated Subsidiaries, since January 1, 2020, to the Knowledge of the Company, no Governmental Authority or Federal Health Care Program has conducted any material audits, coding validation review or program integrity review, and no material audits or reviews have been conducted by any entity, commission, board or agency in connection with any plan offered by Company or its Regulated Subsidiaries.
(ii)    Since January 1, 2020, the Company has filed all Company statutory filings, required by Company or any of its Subsidiaries, and all other material filings (including filings with respect to bids, premium rates, medical loss ratios, direct & indirect remuneration, rating plans, policy terms and other terms established or used by the Company or its Subsidiaries), together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Authority, including CMS, state insurance departments, state departments of health, other applicable state Medicaid authorities, and any other agencies with jurisdiction over the Federal Health Care Programs and including filings that it was required to file under the Affordable Care Act (Pub. L. 111-148) as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152), except where the failure to make such Company statutory filings and other filings has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(s)    No Additional Representations.
(i)    The Company acknowledges that the Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement.
(ii)    The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement, (i) no person has been authorized by the Purchaser to make any representation or warranty relating to the Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by the Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement and in any certificate delivered by the Purchaser pursuant to this Agreement.
Section 3.02.     Representations and Warranties of the Purchasers. Each Purchaser represents and warrants to, and agrees with, the Company, as of the date hereof and as of the Closing, severally and not jointly, as follows:
(a)    Organization; Ownership. Such Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and has all requisite power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

(b)    Authorization; Sufficient Funds; No Conflicts.
(i)    Such Purchaser has full power and authority to execute and deliver this Agreement and to consummate the Transactions to which it is a party. The execution, delivery and performance by such Purchaser of this Agreement and the consummation of the Transactions to which it is a party have been duly authorized by all necessary action on behalf of such Purchaser. No other proceedings on the part of such Purchaser are necessary to authorize the execution, delivery and performance by such Purchaser of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by such Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.
(ii)    As of the date hereof, such Purchaser has or has access to and, as of the Closing Date, such Purchaser will have cash in immediately available funds sufficient to pay the Purchase Price opposite such Purchaser’s name on Schedule 1 attached hereto.

(iii)    The execution, delivery and performance of this Agreement by such Purchaser, the consummation by such Purchaser of the Transactions to which it is a party and the compliance by such Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of such Purchaser’s organizational documents, (B) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon such Purchaser or (C) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to such Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions to which it is a party by such Purchaser.
(c)    Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Authority is required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the Transactions to which it is a party, except for any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Common Stock upon the conversion of the Shares and any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions to which it is a party by such Purchaser.
(d)    Securities Act Representations.
(i)    Such Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the sale of the Shares is being made in reliance on a private placement exemption from registration under the Securities Act. Such Purchaser is acquiring the Shares (and any shares of Common Stock issuable upon conversion of the Shares) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Shares (or any shares of Common Stock issuable upon conversion of the Shares) in violation of the Securities Act. Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Shares (and any shares of Common Stock issuable upon conversion of the Shares) and is capable of bearing the economic risks of such investment. Such Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.
(ii)    Neither such Purchaser nor any of its Affiliates is acting in concert, and neither such Purchaser nor any of its Affiliates has any agreement or understanding, with any Person that is not an Affiliate of such Purchaser, and is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities, in each case, other than in connection with the Transactions or with respect to any bona fide loan from one or more financial institutions.
(iii)    Such Purchaser understands that, until such time as the Shares or the Underlying Shares have been sold pursuant to an effective registration statement under the Securities Act, or the Shares or Underlying Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares or the Underlying Shares (as applicable) will bear a restrictive legend substantially as follows: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS.” Additionally, if required by the authorities of any state in connection with the issuance or sale of the Shares or Underlying Shares, such Shares or Underlying Shares (as applicable) shall bear the legend required by such state authority.
(e)    Affected Shares. Such Purchaser understands that, until such time as the Shares have been converted into Common Stock, the Shares will bear a legend as follows: “THE HOLDER OF THE SECURITIES REPRESENTED HEREBY ACKNOWLEDGES AND AGREES THAT ANY SUCH SECURITIES MAY CONSTITUTE “AFFECTED SHARES” AS SUCH TERM IS DEFINED IN THE CERTIFICATE OF DESIGNATIONS OF SERIES B CONVERTIBLE PERPETUAL PREFERRED STOCK IN THE CIRCUMSTANCES DESCRIBED IN SUCH CERTIFICATE OF DESIGNATIONS.”

(f)    Other Legends. Such Purchaser understands that, until such time as the Shares or the Underlying Shares are no longer subject to the restrictions on transfer as described herein, such Shares or Underlying Shares will bear a restrictive legend substantially as follows: “IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN INVESTMENT AGREEMENT, DATED AS OF OCTOBER 10, 2022 (AS MAY BE AMENDED FROM TIME TO TIME), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”
(g)    Brokers and Finders. Such Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
(h)    Ownership of Shares. Except as expressly set forth on a previously filed Schedule 13G or Schedule 13D filed on the Electronic Data Gathering, Analysis, and Retrieval system with the SEC or with respect to the securities acquired pursuant to the Series A Investment Agreement, neither such Purchaser nor any of its Affiliates Beneficially Owns any shares of Common Stock (without giving effect to the issuance of the Shares hereunder).
(i)    Regulatory Matters. Within the past five (5) years, no Governmental Authority has revoked, suspended or placed on probation any license, registration, permit or status held by such Purchaser or any of its Affiliates or Control Persons to conduct insurance or other managed care operations (e.g., the operations of a health maintenance organization or managed care organization). Except as would not, or would not reasonably be expected to, individually or in the aggregate, materially impair the ability of such Purchaser to execute or perform its material obligations under this Agreement, none of such Purchaser or any of its Affiliates or Control Persons: (i) have been convicted of any criminal offense for any violation of Health Care Laws, (ii) have been the subject of administrative sanctions or have been excluded, suspended or debarred from participation, or are otherwise ineligible to participate, in any Federal Health Care Program, (iii) have had a civil monetary penalty assessed against such Person under Section 1128A of the Social Security Act (42 U.S.C. ch. 7) or (iv) are currently listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs. As of the date of this Agreement, there are no actions, suits, investigations, audits, or other similar proceedings pending or, to the Knowledge of such Purchaser, threatened in writing against such Purchaser or any of its Affiliates or Control Persons, which would, or would reasonably be expected to, individually or in the aggregate, materially impair the ability of such Purchaser to execute or perform its material obligations under this Agreement, including consummation of the transactions contemplated hereby, and none of the Purchasers or any of their Affiliates or Control Persons has received written notification or, to the Knowledge of such Purchaser, oral notice or communication from any Governmental Authority that such Governmental Authority would oppose the transactions contemplated hereby or refuse to grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby.
(j)    No Additional Representations.

(i)    Such Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to such Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and such Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement.
(ii)    Such Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges such Purchaser has been provided with sufficient access for such purposes. Such Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by such Purchaser as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to such Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement and in any certificate delivered by the Company pursuant to this Agreement. In addition, each Purchaser acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any Representative of the Company, including Goldman Sachs & Co. LLC or any of its affiliates or any of their control persons, officers, directors and employees.
ARTICLE IV

ADDITIONAL AGREEMENTS
Section 4.01.    Taking of Necessary Action. Each of the parties hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action, and promptly to do or cause to be done all things necessary, proper or advisable, in each case, under applicable laws and regulations (other than waive such party’s rights hereunder) to consummate and make effective the sale and purchase of the Shares hereunder, subject to the terms and conditions hereof and compliance with applicable law; provided that this paragraph shall not apply to the matters that are the subject of Section 4.05. In case at any time after the date hereof, any further action is necessary under applicable laws or regulations to carry out the purposes of the sale and purchase of the Shares, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the requesting party.
Section 4.02.    Restricted Period.
(a)    Restrictions on Transfer. During the Restricted Period, none of the Purchasers shall, without the Company’s prior written consent (not to be unreasonably withheld), directly or indirectly, (x) sell, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, assignment or similar disposition of (any of the foregoing, a “transfer”), any of the Shares or any shares of Common Stock issuable or issued upon conversion of any of the Shares, (y) convert (or give notice of conversion of) any of the Shares, irrespective of whether such conversion is permitted pursuant to the terms of the Shares or the Series B Certificate of Designations (excluding any conversion in connection with a sale of shares of Common Stock issuable upon conversion of such Shares that is (1) not prohibited pursuant to this Section 4.02 and (2) not to an Affiliate), or (z) enter into any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any of the economic consequences of ownership of the Shares or any shares of Common Stock issuable or issued upon conversion of any of the Shares other than any interest rate or foreign exchange hedge or swap with respect thereto (such actions in clauses (x), (y) and (z) and/or in the immediately succeeding sentence, “Prohibited Transfers”), other than, in the case of clauses (x), (y) and/or clause (z), Permitted Transfers. In addition, none of the Purchasers shall, without the Company’s prior written consent (not to be unreasonably withheld), directly or indirectly, transfer, any of the Shares or any shares of Common Stock issuable or issued upon conversion of any of the Shares, to any (x) Competitors of the Company, (y) Activists or (z) Persons who, after giving effect to such transfer, will Beneficially Own greater than or equal to ten percent (10%) of the Company’s outstanding Common Stock; provided, that transfers effected in connection with Broad Dissemination Transfers that were not structured to circumvent the transfer restriction set forth in this sentence, shall be permissible. Any purported Prohibited Transfer in violation of this Section 4.02 shall be null and void ab initio.
(b)    Certain Definitions.
(i)    “Permitted Transfers” shall mean any (i) transfer by any Purchaser or its Affiliates of the Shares or any shares of Common Stock issuable or issued upon conversion of any of the Shares to one or more Affiliates that executes and delivers to the Company a Joinder becoming a Purchaser party to this Agreement and a duly completed and executed IRS Form W-9 or applicable IRS Form W-8 (or any successor form); provided, however, that any such transfer shall not require any filing or submission or any modification, amendment or change to or consent, approval or notice under any filings or submissions made to any Governmental Authority or under any Law in connection with the transactions contemplated by this Agreement, (ii) transfer to the Company or any of its Subsidiaries, (iii) transfers in connection with (x) broadly disseminated sales of any of the Shares or any shares of Common Stock issuable or issued upon conversion of any of the Shares pursuant to the exercise of registration rights or under Rule 144 or (y) pro rata in-kind distributions of Common Stock issued upon conversion of the Shares to the ultimate limited partners of such Purchaser so long as the transferee(s) may immediately sell such Common Stock under Rule 144 (transfers contemplated by this clause (iii) are referred to herein as “Broad Dissemination Transfers”), (iv) transfer with the prior written consent of the Company or (v) conversion and/or tender of any Common Stock into a Third Party Tender/Exchange Offer, as defined below (and any related conversion of Shares to the extent required to effect such tender or exchange) and any conversion and/or transfer effected pursuant to any merger, consolidation or similar transaction consummated by the Company (for the avoidance of doubt, if such Third Party Tender/Exchange Offer does not close for any reason, the restrictions on transfer contained herein shall continue to apply to any Common Stock received pursuant to the conversion of any Shares that had previously been converted to participate in any such tender or exchange offer). “Permitted Transferee” shall mean any Person to whom any of the Shares or any shares of Common Stock are transferred pursuant to a Permitted Transfer.
(ii)    “Third Party Tender/Exchange Offer” shall mean any tender or exchange offer made to holders of Common Stock, whether by the Company or any Affiliate thereof or by a Third Party, for outstanding shares of Common Stock solely to the extent that the Board of Directors has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act, including, without limitation, any such tender or exchange offer that (x) if consummated, would result in a Change of Control, (y) is a tender or exchange offer for less than all of the outstanding Common Stock or (z) is part of a two-step transaction and the consideration to be received in the second step of such transaction is not identical in the amount of form of consideration (or election of the type of consideration available to holders of Common Stock is not identical in the second step of such transaction) as the first step of such transaction.
Section 4.03.    Exchange Listing. As promptly as practicable following the date hereof, and prior to the Closing Date, the Company shall prepare and provide the applicable listing of additional shares notification to NYSE and cause the shares of Common Stock issuable upon conversion of the Shares to be approved for listing on NYSE. From time to time following the Closing, the Company shall use reasonable best efforts to cause the number of shares of Common Stock issuable upon conversion of the then-outstanding Shares, and any accrued and unpaid dividends thereon, to be approved for listing on NYSE.
Section 4.04.    Securities Laws. Each Purchaser acknowledges and agrees that the Shares (and the shares of Common Stock that are issuable upon conversion of the Shares) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available. Each Purchaser acknowledges that, except as provided in Article V with respect to shares of Common Stock and the Shares, such Purchaser has no right to require the Company or any of its Subsidiaries to register the Shares or the shares of Common Stock that are issuable upon conversion of the Shares.
Section 4.05.    Regulatory Approvals.
(a)    General. The Company and each Purchaser acknowledge that one or more filings under the HSR Act may be necessary in connection with the issuance of shares of Common Stock upon conversion of the Shares (“Required Antitrust Approvals”). Each Purchaser will promptly notify the Company if any such filing is required on the part of such Purchaser. To the extent reasonably requested by a Purchaser, the Company will use its reasonable best efforts to cooperate in a timely manner making or causing to be made all applications and filings under the HSR Act in connection with the issuance of shares of Common Stock upon conversion of Shares held by such Purchaser or any Affiliate of such Purchaser in a timely manner; provided, that notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of any Purchaser or any of its Affiliates to comply with any applicable law. For as long as there are Shares outstanding and owned by a Purchaser or its Affiliates, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as such Purchaser may reasonably request in order to determine what foreign antitrust requirements may exist with respect to any potential conversion of the Shares. Each Purchaser shall be responsible for the payment of all filing and other fees associated with any such applications or filings. Each Purchaser shall have the right to seek the Required Antitrust Approvals at such time as may be determined by such Purchaser. For the avoidance of doubt, no Purchaser shall be required under any circumstances to agree to any conditions, make any concessions or take any similar action in order to obtain the Required Antitrust Approvals in connection with the Transactions.
(b)    Purchasers.
(i)    Each of the Company and each Purchaser, its Affiliates and Control Persons (as the case may be) shall submit, make or cause to be made, all filings required or reasonably requested in respect of the Required Regulatory Approvals promptly after the date hereof and shall use reasonable best efforts to obtain all of the Required Regulatory Approvals as soon as practicable following the date of this Agreement; provided, however, that such reasonable best efforts shall not require the Company, any Purchaser or their Affiliates and Control Persons to agree to a Burdensome Condition. Prior to the Company or any Purchaser being entitled to invoke a Burdensome Condition, each of the parties and their respective representatives shall promptly confer in good faith in order to (x) exchange and review their respective views and positions as to any Burdensome Condition or potential Burdensome Condition and (y) discuss and present to, and engage with, the applicable Governmental Authority regarding any approaches or actions that would avoid any actual Burdensome Condition or mitigate its impact so it is no longer a Burdensome Condition, and the Company, each Purchaser and their respective Affiliates shall use their reasonable best efforts to take, or cause to be take, any such actions in respect thereof which may mitigate a Burdensome Condition (other than any actions which themselves would constitute a Burdensome Condition). Subject to any restrictions under applicable law, the Company shall provide each Purchaser, solely to the extent relevant to such Purchaser, with copies of all applications or other communications to Governmental Authorities in connection therewith in advance of the filing or submission; provided, that the Company may, if it deems advisable, redact such materials to remove sensitive information or designate and provide any sensitive material to the other party under this Agreement on an “outside counsel only” basis. To the extent that it is necessary for any Purchaser to submit or resubmit a Form A Notice of Acquisition of Control, a disclaimer of affiliation or control, or any similar notice to or filing with any Governmental Authority in connection with obtaining any Required Regulatory Approval, the Company and such Purchaser shall make such filings and otherwise comply with their respective obligations pursuant to Section 4.05(b)(ii). The parties agree that the Company shall control the strategy for all filings, notifications, submissions, approvals and communications, proposals and litigation in connection with any Required Regulatory Approval after consulting with, and considering in good faith the view of any applicable affected Purchaser relating to such strategy.
(ii)    In connection with seeking the Required Regulatory Approvals or submitting any other notice or application to, or filing with, a Governmental Authority in connection with the transactions contemplated by this Agreement, each Purchaser, its Affiliates and Control Persons (as the case may be) agree: (i) to consult with the Company and its counsel and to address and take into account all reasonable comments provided by the Company and its counsel in connection with any application, filing, submission or correspondence by such Purchaser relating thereto, (ii) to obtain the consent of the Company prior to filing or submitting any applicable filings to any applicable department of insurance or other insurance regulatory body, which consent shall not be unreasonably withheld or delayed, (iii) not to, and not to permit any of their respective directors, officers, employees, partners, members, shareholders or any other representatives to participate in any live or telephonic meeting (other than telephone calls initiated by such Governmental Authority and not scheduled in advance and non-substantive scheduling or administrative calls) with any Governmental Authority in respect of any filings, investigation or other inquiry relating to the transactions contemplated by this Agreement unless they consult with the Company in advance and, to the extent permitted by applicable law and by such Governmental Authority, give the Company the opportunity to attend and participate in such meeting, and (iv) to use reasonable best efforts to promptly address and remediate any requests or requirements from a Governmental Authority and consent to and comply with any condition imposed by any Governmental Authority on its grant of any such Required Regulatory Approval or otherwise in connection with any such notice, application or filing.  In furtherance and not in limitation of the foregoing, each such Purchaser, its Affiliates and Control Persons agrees promptly to provide or cause to be provided, all agreements, documents, instruments, affidavits, financial statements or information that may be required or requested by any Governmental Authority relating to it or any of its Affiliates or Control Persons (including any of their respective directors, officers, employees or direct or indirect investors, partners, members or shareholders), or its or their structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition, financial statements or results of operations.
(c)    Limitations. Each Purchaser acknowledges and agrees that (i) any conversion of Shares acquired pursuant to this Agreement and/or the Series A Investment Agreement that would cause such Purchaser and its Affiliates to hold any additional voting power of the issued and outstanding Common Stock after giving effect to any issued and outstanding Preferred Stock (and excluding, for purposes of such calculation, any outstanding awards, grants or other compensatory rights to acquire shares of Common Stock, including under the Company’s 2016 Incentive Plan and 2021 Incentive Plan), and (ii) any vote by such Purchaser and its Affiliates of any Shares acquired pursuant to this Agreement and/or the Series A Investment Agreement representing the right to vote any additional voting power of the issued and outstanding Common Stock after giving effect to any issued and outstanding Preferred Stock (and excluding, for purposes of such calculation, any outstanding awards, grants or other compensatory rights to acquire shares of Common Stock, including under the Company’s 2016 Incentive Plan and 2021 Incentive Plan) (“Purchaser Excess Shares”), is expressly conditioned on, subject to, and not permitted until, the receipt of all Required Regulatory Approvals. In furtherance and not in limitation of the foregoing, such Purchaser shall not, and shall cause its Affiliates not to, effect any such conversion of Shares or exercise of voting rights in respect of such Purchaser Excess Shares prior to receipt of the Required Regulatory Approvals.  Each Purchaser and its Affiliates agrees that any and all Purchaser Excess Shares shall be non-voting and non-convertible until such time as the Required Regulatory Approvals are obtained.
Section 4.06.    [Intentionally Omitted].
Section 4.07.    Participation Rights.
(a)    Notwithstanding the provisions of Section 4.08 of this Agreement, whenever the Company or any of its Subsidiaries proposes to issue, directly or indirectly, any Additional Securities that are not Excluded Securities (such proposed issuance, an “Additional Investment”), the Company will provide written notice of such proposed issuance to the Eligible Purchasers (an “Offer Notice”) at least five (5) Business Days prior to the consummation of the transactions pursuant to the applicable purchase agreement, investment agreement or other agreement in respect of the Additional Investment (the “Additional Investment Agreement”). Each Offer Notice shall include the applicable purchase price per security for such Additional Investment, the aggregate amount of the proposed Additional Investment and the other material terms and conditions of such Additional Investment, in each case, subject to any adjustments for a “minimum price”, “price floor” and/or related provisions to the extent necessary to comply with applicable NYSE rules, and including the proposed closing date (to the extent known). The Offer Notice shall constitute the Company’s offer to each such participating Eligible Purchaser to issue a portion of such additional securities (the “Offered Additional Investment”) equal to the product of (i) the number of shares of Common Stock to be issued in the Additional Investment (calculated on an as-converted basis, if applicable), multiplied by (ii) with respect to each Eligible Purchaser, its applicable Participation Percentage, substantially on the terms and conditions specified in the Offer Notice, which offer shall be irrevocable for three (3) Business Days following the date the Offer Notice is received by the applicable Eligible Purchaser (the “Participation Notice Period”). If the applicable Eligible Purchaser elects to purchase all or a portion of such Offered Additional Investment specified in the Offer Notice, such Eligible Purchaser shall (i) deliver to the Company during the Participation Notice Period an irrevocable written notice stating the aggregate amount of the proposed Offered Additional Investment not exceeding such Eligible Purchaser’s Participation Portion (the “Participation Notice”) and (ii) enter into the Additional Investment Agreement either (x) simultaneously with the other purchasers of the Additional Securities (to the extent it has not previously been entered into by the Company) or (y) if the Additional Investment Agreement has already been entered into by the Company, within one (1) Business Day following delivery by such Eligible Purchaser to the

Company of its Participation Notice (provided that it is delivered to the Company within the Participation Notice Period), which Additional Investment Agreement shall be on the terms and at the price set forth in the Offer Notice. If any participating Eligible Purchaser does not deliver a Participation Notice during the Participation Notice Period (or if, prior to the expiration of the Participation Notice Period, any applicable Eligible Purchaser delivers to the Company a written notice declining to participate in the Additional Investment specified in the Offer Notice), such Eligible Purchaser shall be deemed to have irrevocably waived its right to participate in such Additional Investment under this Section 4.07. Any Eligible Purchaser shall be entitled, at such Eligible Purchaser’s written election, to receive non-voting securities that otherwise have equivalent terms to the Additional Securities in lieu of any Additional Securities that are not common equity securities. To the extent of any Additional Securities that no Eligible Purchaser has elected to purchase, the Company shall thereafter be free to issue during the sixty (60) day period (as such period may be extended to the extent necessary to obtain any required governmental approvals or clearances plus an additional five (5) Business Days) following the expiration of the Participation Notice Period (or the receipt by the Company of a written notice from any applicable Eligible Purchaser declining to participate in such Additional Investment) such proposed Additional Investment to one or more Persons on terms and conditions no more favorable to any such Person than those set forth in the Offer Notice, unless otherwise agreed by the Eligible Purchasers and the Company. Any obligation of the Company and any Eligible Purchasers to participate in any Additional Investment shall in all cases be conditioned on applicable antitrust clearance or approval under antitrust or other applicable law, and the closing date for such Additional Investment with respect to any Eligible Purchaser shall not occur any earlier than at least two (2) Business Days after such Eligible Purchaser’s receipt of such clearance or approval or such Eligible Purchaser’s waiver of such conditions. The issuance of “Additional Securities” means the issuance of any equity securities of the Company. The issuance of “Excluded Securities” means any issuance of (i) Additional Securities as initial and/or deferred consideration to the selling Persons in an acquisition or business combination transaction by the Company or its Subsidiaries (including, for the avoidance of doubt, whether structured as a merger, amalgamation, consolidation, asset or stock purchase, recapitalization or other similar transaction), (ii) Additional Securities to a third party financial institution in connection with a bona fide borrowing by the Company or its Subsidiaries, (iii) Additional Securities to the Company’s directors, employees, advisors or consultants (including as a result of the exercise of any option to subscribe for, purchase or otherwise acquire shares of Common Stock or upon the vesting or delivery of any award of restricted stock units (including performance-based restricted stock units) that corresponds to Common Stock and/or an option to subscribe for, purchase or otherwise acquire shares of Common Stock), (iv) Additional Securities by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, (v) Additional Securities to existing stockholders of the Company in connection with any stock split, stock combination, stock dividend, distribution or recapitalization, (vi) Additional Securities in connection with a bona fide strategic partnership, commercial arrangement or incurrence of indebtedness on the part of the Company or any of its Subsidiaries, (vii) Additional Securities pursuant to an Underwritten Offering and (viii) issuances of securities pursuant to the proviso set forth in Section 4.13(a); provided, that, notwithstanding anything herein to the contrary, (1) the Company shall consult with the Eligible Purchasers, in the case of an Underwritten Offering that is not a Marketed Underwritten Offering, at least three (3) Business Days prior, or, in the case of a Marketed Underwritten Offering, as soon as practicable but in any event at least five (5) Business Days prior, to the anticipated commencement of the applicable Underwritten Offering and (2) in the event that the Eligible Purchasers notify the Company of their intent to participate in such Underwritten Offering, such Additional Securities shall not be deemed to be “Excluded Securities” and the Company shall either (x) offer the Eligible Purchasers the ability to purchase up to its Participation Percentage of the Additional Securities in a concurrent private placement transaction on the same terms and at the same price to the public as in the Underwritten Offering or (y) if the Specified Purchaser (so long as it is an Eligible Purchaser), or if the Specified Purchaser is not an Eligible Purchaser, a majority in interest of the Eligible Purchasers, agree in writing, direct the underwriters of the Underwritten Offering to permit the Eligible Purchasers to participate in the Underwritten Offering for up to its Participation Percentage of the Additional Securities on the same terms and at the same price to the public as in the Underwritten Offering. If any Eligible Purchasers elect to purchase the Additional Securities pursuant to this Section 4.07, the applicable Eligible Purchasers, at such Eligible Purchasers’ expense, shall make any filings required in connection with such participation under antitrust or other applicable law promptly following the delivery to the Company of the corresponding Participation Notice and shall use reasonable best efforts to obtain applicable antitrust clearance and/or approval under antitrust or other applicable laws. For the avoidance of doubt, this Section 4.07(a) shall automatically terminate and be of no further force or effect with respect to any Eligible Purchaser from and after such date that such Eligible Purchaser fails to own the requisite number of Shares (or shares of Common Stock issuable upon conversion of such Shares) in order to satisfy the requirement of being an Eligible Purchaser.
(b)    For the avoidance of doubt, notwithstanding anything in this Agreement or the Shares to the contrary, (i) transferees of any Shares and/or the shares of Common Stock (other than Affiliates of the applicable Purchaser who sign a Joinder) shall not have any rights pursuant to this Section 4.07 and (ii) if a Purchaser has the right to acquire any equity securities of the Company pursuant to this Agreement and pursuant to any other agreement with the Company, should there be any conflict of any provisions between such agreements, unless otherwise agreed by the Company with such Purchaser in writing, the provisions of this Agreement shall govern.
Section 4.08.    Standstill.
(a)    Each Purchaser agrees severally and not jointly that, during the Standstill Period, it shall not, and shall cause each of its Affiliates not to, directly or indirectly, in any manner, alone or in concert with others take any of the following actions without the prior consent of the Company:
(i)    make, engage in, or in any way participate in any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)), or consents to vote with respect to any consent of holders of Common Stock, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board of Directors or to approve any proposals submitted to a vote of the stockholders of the Company that have not been authorized and approved, or recommended for approval, by the Board of Directors, or become a “participant” in any contested “solicitation” (as such terms are defined or used under the

Exchange Act) for the election of directors with respect to the Company, other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board of Directors at any stockholder meeting, or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);
(ii)    form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not its Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly permitted by this Agreement;
(iii)    acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities that would result in such Purchaser (together with its Affiliates), having Beneficial Ownership of more than such Purchaser’s Beneficial Ownership percentage as of the Closing Date (adjusted upwards to reflect any increase in such percentage as a result of any acquisitions, purchases or other transactions permitted pursuant to Section 4.08(c)). For purposes of this Section 4.08(a)(iii), no securities Beneficially Owned by a portfolio company of a Purchaser or its Affiliates will be deemed to be Beneficially Owned by such Purchaser or any of its Affiliates only so long as (x) such portfolio company is not an Affiliate of such Purchaser for purposes of this Agreement, (y) neither such Purchaser nor any of its Affiliates has encouraged, instructed, directed, supported, assisted or advised, or coordinated with, such portfolio company with respect to the acquisition, voting or disposition of securities of the Company by the portfolio company and (z) neither such Purchaser or any of its Affiliates is a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with that portfolio company with respect to any securities of the Company;
(iv)    offer or propose to effect, or intentionally assist or facilitate any other person to offer or propose to effect any tender or exchange offer, merger, consolidation, acquisition, scheme of arrangement, business combination, recapitalization, reorganization, sale or acquisition of all or substantially all assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its Subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”); provided, however, that this clause shall not preclude the tender by such Purchaser or any of its Affiliates of any securities of the Company into any Third Party Tender/Exchange Offer (and any related conversion of Shares to the extent required to effect such tender) or the vote by such Purchaser or any of its Affiliates of any voting securities of the Company with respect to any Extraordinary Transaction in accordance with the recommendation of the Board of Directors;
(v)    (A) call or seek to call any meeting of stockholders of the Company, including by written consent, (B) seek representation on the Board of Directors, except as expressly set forth herein, (C) seek the removal of any member of the Board of

Directors, (D) solicit consents from stockholders or otherwise act or seek to act by written consent with respect to the Company, (E) conduct a referendum of stockholders of the Company or (F) make a request for any stockholder list, whether pursuant to Section 220 of the DGCL or otherwise;
(vi)    take any action in support of or make any proposal or request that constitutes (A) controlling or changing the Board of Directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board of Directors, or (B) any other material change in the Company’s management, business or corporate structure (except pursuant to any action or transaction permitted by Section 4.08(a)(iv));
(vii)    make or issue, or cause to be made or issued, any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board of Directors, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the foregoing; or
(viii)    publicly announce an intention to do, or to enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to, any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing.
(b)    The foregoing provisions of Section 4.08(a) shall not be deemed to prohibit (i) any Purchaser or any of its Affiliates or their respective directors, officers or counsel from communicating privately with the Company’s directors, officers or advisors, including making a confidential proposal to the Company or the Board of Directors for a negotiated transaction with the Company involving a Change of Control.
(c)    Notwithstanding the foregoing provisions of Section 4.08(a) or anything in this Agreement to the contrary, no Purchaser and none of its Affiliates shall be restricted from (i) acquiring securities with the prior written consent of the Board of Directors, (ii) participating in rights offerings conducted by the Company, (iii) receiving stock dividends or similar distributions made by the Company or receiving or accruing any dividends on the Shares, including any shares of Common Stock that may be issuable in respect of any Compounded Dividends (as defined in the Series B Certificate of Designations) or any other action provided for by the Series B Certificate of Designations, (iv) tendering shares of Common Stock as permitted by Section 4.02 or in a Third Party Tender/Exchange Offer after the Restricted Period, (v) disposing of shares of Common Stock by operation of a statutory amalgamation, statutory arrangement or other statutory procedure involving the Company, (vi) any adjustment in the Conversion Price of the Shares or other securities acquired not in contravention of this Section 4.08, (vii) any conversion of the Shares or other securities acquired not in contravention of this Section 4.08 or (viii) acquiring any shares of Common Stock or other Additional Securities pursuant to or in connection with Section 4.07 or a Permitted Transfer.
(d)    Notwithstanding the foregoing provisions of Section 4.08(a) or anything in this Agreement to the contrary, the Company acknowledges that CalSTRS is an institutional investor with fiduciary duties to its investors, and agrees that nothing herein shall (i) impact the ability of CalSTRS to act in accordance with the fiduciary duties owed to their investors so long as such action is not specifically targeted or directed at the Company and contrary to Section 4.08(a), (ii) limit the ability of divisions within CalSTRS to trade in equities generally (whether in index based or otherwise other than Capital Stock of the Company as restricted by Section 4.08(a)), in each case, in the ordinary course of their business and accordance with applicable law, (iii) limit third-party managers that are affiliated with CalSTRS from buying or selling securities, including Capital Stock of the Company, or (iv) limit the ability of CalSTRS to publicly announce positions or opinions or otherwise publish data generally with respect to corporate governance issues or shareholder rights matters, in each case, that are not specifically targeted or directed at the Company.
Section 4.09.    Anti-Takeover Provisions. The Company shall, and shall cause each of its Subsidiaries to, (a) take all action necessary within their control (other than waiving any of the Company’s rights) so that no “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation is applicable to any Purchaser, (b) not adopt or repeal, as the case may be, any anti-takeover provision in the certificate of incorporation, bylaws or other similar organizational documents of the Company’s Subsidiaries that is applicable to any of the foregoing, and (c) not adopt or repeal, as the case may be, any shareholder rights plan, “poison pill” or similar measure that is applicable to any of the foregoing, unless such rights plan or measures exempts the Beneficial Ownership of (x) the Shares that such Purchaser acquired from the Company pursuant to this Agreement, (y) such shares of Common Stock issuable upon conversion of such Shares by the applicable Purchaser and (z) any Additional Securities acquired by such Purchaser pursuant to this Agreement.
Section 4.10.    Tax Treatment; Certain Tax Matters.
(a)    The Company and each Purchaser (i) shall treat the Series B Preferred Stock as stock that is not “preferred stock” within the meaning of Section 305 of the Code and the Treasury Regulations issued thereunder, and (ii) agree that no Purchaser shall be required to include in income as a dividend (including any deemed dividends) for U.S. federal income tax purposes any income or gain in respect of the Series B Preferred Stock unless and until dividends are declared and paid in cash in respect of such Series B Preferred Stock (together the “Tax Treatment”). The Company and each Purchaser agree to take no positions or actions inconsistent with the Tax Treatment, including on any IRS Form 1099, unless the Company or such Purchaser concludes, after consultation with its applicable tax advisors, that a change in applicable law after the Closing would cause the intended Tax Treatment to not qualify for a “more likely than not” confidence level, in which case the applicable party shall deliver written notice of such conclusion and the legal basis therefor to the other parties, and each such other party shall have a reasonable period to notify the applicable party if it agrees or disagrees with such conclusion and the legal basis therefor; provided, the parties shall cooperate to resolve any such disagreement in good faith.
(b)    Notwithstanding anything herein to the contrary, prior to the date of any payment, distribution or deemed distribution or exercise described herein, each Purchaser and each Permitted Transferee shall have delivered to the Company or its paying agent a duly executed, valid (as of the time of the applicable payment, distribution or deemed distribution or exercise), accurate and properly completed IRS Form W-9, certifying that such Person is a U.S.

Person, or IRS Form W-8 (or successor form), evidencing that such Person is either (x) a “withholding foreign partnership” for U.S. federal income tax purposes or (y) eligible for a 0% rate of withholding with respect to U.S. – source dividends under Section 892 of the Code or applicable treaty. Without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, neither a Purchaser nor any Permitted Transferee shall transfer any Series B Preferred Stock to any Person who has not (i) delivered to the Company a duly executed, valid, accurate and properly completed IRS Form W-9, certifying that such Person is a U.S. Person, or applicable IRS Form W-8, evidencing that such Person is either (x) a “withholding foreign partnership” for U.S. federal income tax purposes or (y) eligible for a 0% rate of withholding with respect to U.S.- source dividends under Section 892 of the Code or applicable treaty or (ii) made arrangements reasonably satisfactory to the Company to ensure that the Company will not bear unreimbursed withholding tax liability with respect to the Series B Preferred Stock as a result of such transfer.
(c)    Notwithstanding anything herein to the contrary (but subject to the Company’s compliance with its obligations under this Agreement (including, without limitation, Section 4.10(a)) and the Series B Certificate of Designations, the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Shares (or the issuance of shares of Common Stock upon conversion of the Shares) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Authority on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Shares, the Company shall be entitled to offset any such amounts against any amounts otherwise payable in respect of such Shares (or the issuance of shares of Common Stock upon conversion of such Shares).
Section 4.11.    Removal of Legend. In connection with a sale of Shares or Underlying Shares by the Purchaser in reliance on Rule 144 promulgated under the Securities Act, the applicable Purchaser seeking to sell such Shares or Underlying Shares or its broker shall deliver to the Company a broker representation letter reasonably acceptable to the Company and its transfer agent, providing to the Company the information required under Rule 144 to determine that the sale of such Shares or Underlying Shares is made in compliance with Rule 144 promulgated under the Securities Act, including, as may be appropriate, a certification that such Purchaser is not an affiliate of the Company (as defined in Rule 144 promulgated under the Securities Act) and a certification as to the length of time that such securities have been held. Upon receipt of such representation letter, the Company shall promptly remove the notation of a restrictive legend in such Purchaser’s book-entry account maintained by the Company, including the legend referred to in Section 3.02(d)(iii), and the Company shall bear all costs associated with the removal of such legend in the Company’s books.
Section 4.12.    Replacement Certificates. If physical certificates evidencing the Shares are issued, for so long as any Purchaser holds any Shares, the Company shall replace any mutilated certificate at such Purchaser’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at such Purchaser’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company. Any such replacement shall be done in accordance with the Bylaws of the Company.
Section 4.13.    Negative Covenants. During the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 6.01), except (i) as required by applicable law, judgment or to comply with any notice from a Governmental Authority, (ii) as expressly contemplated, required or permitted by this Agreement or the Certificates of Designation, (iii) as set forth in Section 4.13 of the Disclosure Schedule, (iv) the Specified Purchaser otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned) or (v) solely with respect to clause (1) below, as set forth in the Company’s business plan, (1) the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts to operate their businesses in all material respects in the ordinary course of business and to maintain and preserve in all material respects its existing relationships with its customers, employees, independent contractors and other business relationships having material business dealings with the Company or any of its Subsidiaries (provided, that notwithstanding anything in the foregoing clause (1) to the contrary, the Company and its Subsidiaries shall be permitted to take any COVID-19 Actions and any such COVID-19 Actions shall be deemed to be in the ordinary course of business) and (2) without limiting the generality of the foregoing clause (1) the Company shall not and shall cause its Subsidiaries not to:
(a)    other than the authorization and issuance of the Series B Preferred Stock to the Purchasers and the consummation of the other Transactions, issue, sell or grant any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests; provided that the Company may issue or grant (x) shares of Common Stock or other securities in the ordinary course of business pursuant to the terms of the Company’s 2016 Incentive Plan and 2021 Incentive Plan in effect on the date of this Agreement and (y) shares of capital stock that are pari passu with, or junior to, the Series B Preferred Stock;
(b)    redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests (other than (x) pursuant to the cashless exercise of Company stock options or the forfeiture or withholding of Taxes with respect to Company stock options or Company RSUs and/or (y) pursuant to the exercise of any call or repurchase rights in respect of former directors, officers or employees and/or services providers);
(c)    solely with respect to the Company, establish a record date for, declare, set aside for payment or pay any cash or non-cash dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests;
(d)    split, combine, subdivide, recapitalize, reclassify or like change to any shares of its capital stock or other equity or voting interests;

(e)    except as contemplated herein (including pursuant to Section 4.13(a) and Section 4.14), amend or supplement the certificate of incorporation, bylaws, or other equivalent organizational documents, each as amended to the date of this Agreement, of the Company or any of its Subsidiaries;
(f)    enter into any new, or amend, terminate or renew in any material respect, any material contract between the Company or one of its Subsidiaries, on the one hand, and any of its Affiliates (other than the Company’s Subsidiaries) or any officer or director of the Company or any of its Subsidiaries, on the other hand, outside the ordinary course of business;
(g)    make any material change in the Company’s or its Subsidiaries’ financial accounting principles, except as required by changes in GAAP (or any interpretation thereof) or in applicable law;
(h)    adopt a plan or agreement of complete or partial liquidation or dissolution; or
(i)    agree or commit to do any of the foregoing.
Section 4.14.    Series A CoD Amendment. Within five (5) days of the date hereof, the Specified Purchaser shall have executed and delivered to the Company a signature page to the Series A CoD Amendment. Subject to the Company having received written consents from holders of Series A Preferred Stock holding the requisite number of shares of Series A Preferred Stock to approve the Series A CoD Amendment, unless otherwise agreed by the Specified Purchaser, prior to the Closing Date, the Company shall duly adopt and file with the Secretary of State of the State of Delaware the Series A CoD Amendment.
Section 4.15.    Purchaser Acknowledgment. Each Purchaser acknowledges and agrees that any Series B Preferred Stock it may acquire pursuant to this Agreement may in the future, in accordance with the Certificate of Designations, constitute “Affected Shares” as such term is defined in the Certificate of Designations in the circumstances described in the Certificate of Designations.
ARTICLE V

REGISTRATION RIGHTS
Section 5.01.    Amended and Restated Registration Rights Agreement. Concurrently with the Closing, the Registration Rights Agreement shall be amended and restated in the form of the Amended and Restated Registration Rights Agreement attached hereto as Exhibit C with respect to the Shares, Common Stock issued or issuable in respect of such Shares, and any other Common Stock acquired pursuant to the terms of this Agreement. Pursuant to the foregoing, concurrent with the Closing, each Purchaser and the Company shall deliver a signature page to such Amended and Restated Registration Rights Agreement, and the Company shall obtain and deliver a signature page to such Amended and Restated Registration Rights Agreement from the Majority Holders (as defined in the Amended and Restated Registration Rights Agreement).

ARTICLE VI

TERMINATION
Section 6.01.    Termination. Subject to Section 7.10, this Agreement may be terminated by mutual written consent of the parties, or with respect to any Purchaser at any time prior to the Closing as follows:
(a)    this Agreement may be terminated in whole in respect of the Company and any Purchaser (with respect to such Purchaser only) at the election of the Company or such Purchaser by delivery of written notice to all parties hereto on or after January 31, 2023 (the “Outside Date”), if the Closing shall not have occurred by 5:00 p.m. Central Time on such date; provided, that neither the Company nor the terminating Purchaser may terminate this Agreement pursuant to this Section 6.01(a) if it is in material breach of any of its obligations hereunder and such material breach principally causes, or principally results in, the failure of the Closing to have occurred prior to the Outside Date;
(b)    this Agreement may be terminated in whole in respect of the Company and any Purchaser by the Company or the applicable Purchaser (for whom the order in this sentence is applicable) by delivery of written notice to the other hereto if there shall be in effect a final, nonappealable order of a Governmental Authority having competent jurisdiction prohibiting the consummation of the purchase and sale of Shares by such Purchaser; provided, that the right to terminate this Agreement pursuant to this Section 6.01(b) shall not be available to the party seeking to terminate if such party is then in breach of any representations, warranties, covenants or other agreements contained in this Agreement that would be the principal cause of a failure of a condition set forth in Section 2.02(b), Section 2.02(c) or Section 2.02(d);
(c)    this Agreement may be terminated in part solely with respect to one or more Purchasers by the Company by delivery of written notice thereof to such Purchaser(s) if such Purchaser(s) are in material breach of any of their respective representations, warranties or obligations hereunder that would give rise to a failure of a closing condition set forth in Section 2.02(b) and/or Section 2.02(d), and such breach is either (i) not capable of being cured prior to the Outside Date or (ii) if curable, is not cured within the earlier of (x) thirty (30) days after the giving of written notice by the Company to such Purchaser(s) and (y) two Business Days prior to the Outside Date; and/or
(d)    this Agreement may be terminated in part solely with respect to the Company by any applicable Purchaser (but such termination shall only be applicable to such Purchaser) by delivery of written notice thereof to the Company by such Purchaser if the Company is in material breach of any of its respective representations, warranties or obligations hereunder that would give rise to a failure of a closing condition set forth in Section 2.02(b) and/or Section 2.02(c), and such breach is either (i) not capable of being cured prior to the Outside Date or (ii) if curable, is not cured within the earlier of (x) thirty (30) days after the giving of written notice by the such Purchaser to the Company and (y) two Business Days prior to the Outside Date.

Section 6.02.    Effect of Termination. In the event that this Agreement is validly terminated in accordance with Section 6.01, then each of the parties hereto against whom this Agreement has been so validly terminated shall be relieved of its duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to any of the parties and its directors, officers, employees, agents and other representatives; provided, however, that, (i) no such termination shall relieve any party from liability for any willful breach by that party of this Agreement and (ii) the provisions of this Section 6.02 (Effect of Termination) and ARTICLE VII (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement in accordance with its terms.
ARTICLE VII

MISCELLANEOUS
Section 7.01.    Survival of Representations and Warranties. Except for the warranties and representations contained in clauses (a)(i), (b), (c), (d), (e), (f)(i), (l) and (o) of Section 3.01 and the representations and warranties contained in Section 3.02, which shall survive the Closing until expiration of the applicable statute of limitations, the warranties and representations made herein shall survive for one (1) year following the Closing and shall then expire; provided, that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration; provided, further, that the foregoing shall not limit any claim of, or recourse for, actual and intentional fraud with respect to any representation or warranty contained in this Agreement.
Section 7.02.    Notices. All notices and other communications hereunder must be in writing and may only be given if delivered personally, sent by overnight courier or sent via email (with non-automated receipt confirmed) as follows:
(a)    If to the Company, to:
Bright Health Group, Inc.
8000 Norman Center Drive, Suite 1200
Minneapolis, MN 55437
Attn:     General Counsel
Email: [ ]

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, CA 94304
Attn:    William B. Brentani
Atif I. Azher
    Katherine M. Krause
Email: [ ]
[ ]

    [ ]

(b) If to any Purchaser, to the address set forth on its signature page attached hereto or to such other address or addresses as shall be designated in writing. All notices shall only be deemed received and effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise) or (c) one (1) Business Day following the day sent by overnight courier.

Section 7.03.    Entire Agreement; Third Party Beneficiaries; Amendment. This Agreement (including all Schedules, Exhibits and Annexes hereto), together with the agreements contemplated herein, set forth the entire agreement between the parties hereto with respect to the Transactions, and is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder; provided, that Section 7.12 shall be for the benefit of and fully enforceable by each of the Specified Persons. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the Company and the Specified Purchaser (provided, that (i) no such amendment shall adversely affect the rights or obligations of any Purchaser in a material and disproportionate manner without the consent of such Purchaser, (ii) Section 2.02(c)(vi) may not be amended, modified or waived without the agreement in writing of each affected Purchaser (other than the NEA Purchaser) and (iii) Section 4.07 may not be amended, modified or waived without the agreement in writing of each affected Eligible Purchaser), or by an agreement in writing among the parties hereto (but solely in the case of any amendment or modification to Section 4.02 and Section 4.08 (and the related definitions) agreed by the Company, only if authorized by a resolution of the disinterested directors thereof) executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.
Section 7.04.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.
Section 7.05.    Public Announcements. No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by any Purchaser or its Affiliates without the prior written approval of the Company, unless required by applicable law or any listing agreement with or rule of any national securities exchange in which case the Company shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication.  Notwithstanding the foregoing, the Purchasers that are bona fide investment funds and their Affiliates shall not be restricted from communicating with their respective investors and potential investors in connection with marketing, informational or reporting activities; provided, that the recipient of such information is subject to a customary obligation to keep such information confidential. The

Company may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or marketing, informational or reporting activities. Each Purchaser and their respective Affiliates shall be permitted to make any filings with the SEC relating to this Agreement that it reasonably determines to be required or appropriate. The initial press release to be issued in connection with the execution of this Agreement shall be in the form previously agreed between the parties to this Agreement.
Section 7.06.    Expenses. Unless otherwise agreed between the Company and any Purchaser, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Agreements and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses; provided, that, notwithstanding anything herein to the contrary, the Company shall be responsible for any stock transfer, documentary, stamp and similar Taxes imposed on the issuance or purchase of Shares pursuant to this Agreement.
Section 7.07.    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and each Purchaser’s successors and assigns, and no other person; provided, that neither the Company nor a Purchaser may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, and any assignment by the Company or a Purchaser in contravention hereof shall be null and void; and provided, further, that (i) (x) any Affiliate of the Purchaser who after the Closing Date executes and delivers a Joinder substantially in the form attached hereto as Exhibit B and is a Permitted Transferee of any Shares or shares of Common Stock issued upon conversion of such Shares shall have all the rights and obligations of a Purchaser or any portion thereof (as set forth in such Joinder) and (y) notwithstanding anything herein to the contrary, a Purchaser’s rights pursuant to Section 4.05(b) and Section 4.07 may only be assigned to an Affiliate of such Purchaser who acquires Shares or shares of Common Stock issued upon conversion of such Shares from such Purchaser and executes and delivers a Joinder substantially in the form attached hereto as Exhibit B (provided, that in each of the case of the foregoing subclauses (i)(x) and (i)(y), no such assignment will relieve a Purchaser of its obligations hereunder and any such Permitted Transferee and/or Affiliate shall have also agreed with the Company in a written instrument reasonably satisfactory to the Company (which may be reflected in an updated version of Exhibit B), that it will immediately convey all Shares and shares of Common Stock issued upon conversion of such Shares and all rights with respect thereto (including those arising hereunder) back to the transferring Purchaser prior to such time that it ceases to be a Permitted Transferee and/or Affiliate of the transferring Purchaser) and (ii) if the Company consolidates or merges with or into any Person and the Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Purchaser. For the avoidance of doubt, notwithstanding anything herein to the contrary, in the event any Purchaser assigns all or a portion of its rights hereunder (to the extent permitted), no such assignment will relieve any Purchaser of its obligations under Section 4.01, Section 4.05, Section 4.08 and Section 4.10.
Section 7.08.    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 7.08(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.
(b)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS Section 7.08.
Section 7.09.    Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect; provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 7.10.    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 7.11.    Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.
Section 7.12.    Non-Recourse.
(a)    Notwithstanding anything to the contrary in this Agreement, any Purchaser’s liability for any liability, loss, damage or recovery of any kind (including special, exemplary, consequential, indirect or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses or damages, whether at law, in equity, in contract, in tort or otherwise) arising under or in connection with any breach of this Agreement or any other Transaction Agreement (whether willfully, intentionally, unintentionally or otherwise) or in respect of any oral representations made or alleged to have been made in connection herewith shall be no greater than an amount equal to the Purchase Price opposite such Purchaser’s name on Schedule 1 attached hereto and such Purchaser shall have no further liability or obligation relating to or arising out of this Agreement, any other Transaction Agreement or the Transactions in excess of such amount. Notwithstanding anything herein to the contrary, the foregoing shall not limit the Company’s rights under Section 7.10.
(b)    This Agreement may only be enforced against, and any action, claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a Joinder). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners (general or limited), stockholder, controlling person, Affiliate, agent, attorney, advisor or representative of any party hereto, or any past, present or future director, officer, employee, incorporator, member, partners (general or limited), stockholder, controlling person, Affiliate, agent, attorney, advisor or representative of the foregoing (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

Section 7.13.    Waiver of Law Firm Conflict. Each Purchaser acknowledges and agrees and understands that the Company is represented in connection with the Transactions by Simpson Thacher & Bartlett (“STB”). If at any time any Purchaser is or has been a client of STB, such Purchaser hereby irrevocably waives any conflicts that may arise in connection with STB representing the Company in connection with the Transactions, or any dispute, action or proceeding that may arise in connection herewith. Notwithstanding anything in this Section 7.13 to the contrary, this Section 7.13 shall not apply to any applicable Purchaser that shall have, prior to the date of this Agreement, provided to STB an applicable conflict waiver for the benefit of STB on a form agreed with STB.
Section 7.14.    Purchaser Independent Obligations. Notwithstanding anything herein or otherwise to the contrary, the obligations and liabilities of the Purchasers hereunder, and of each Purchaser, are separate and independent and in no event shall any Purchaser be required to perform the obligations of any other Purchaser or otherwise be liable for the performance, breach or nonperformance of any other Purchaser.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

BRIGHT HEALTH GROUP, INC.

By: /s/ Jeff Craig___________________________
Name:    Jeff Craig
Title:    General Counsel and Corporate     Secretary
[Signature Page to Investment Agreement]

NEW ENTERPRISE ASSOCIATES 17, L.P.
By: NEA Partner 17, L.P.
By: NEA 17 GP, LLC

By: /s/ Louis S. Citron_______________________
Name:    Louis S. Citron
Title:     Chief Legal Officer
NEA 18 VENTURE GROWTH EQUITY, L.P.
By: NEA Partners 18 VGE, L.P.
By: NEA 18 VGE GP, LLC

By: /s/ Louis S. Citron_______________________
Name:    Louis S. Citron
Title:     Chief Legal Officer

Notices:
1954 Greenspring Drive, Suite 600
Timonium, MD 21093
Attn: Louis Citron
Email: [ ]
With a copy (which shall not constitute actual or constructive notice) to:
Latham & Watkins LLP
330 N. Wabash Ave., Suite 2800
Chicago, IL 60611
Attn: Daniel Breslin
Email: [ ]

[Signature Page to Investment Agreement]

STEPSTONE VC OPPORTUNITIES V, L.P.
By: StepStone VC Opportunities General Partner V, L.P., its general partner
By: StepStone VC Opportunities GP V, LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By: /s/ Eric Thompson_______________________
Name:    Eric Thompson
Title:     Partner, Chief Operating Officer,     Private Equity
STEPSTONE VC OPPORTUNITIES V-D, L.P.
By: StepStone VC Opportunities General Partner V, L.P., its general partner
By: StepStone VC Opportunities GP V, LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By: /s/ Eric Thompson_______________________
Name:    Eric Thompson
Title:     Partner, Chief Operating Officer,     Private Equity
Notices:
c/o StepStone Group LP
100 Painters Mill Road, Suite 700
Owings Mills, MD 21117
Attn: Eric Thompson
Tel: [ ]
Email: [ ] and [ ]

[Signature Page to Investment Agreement]

STEPSTONE VC OPPORTUNITIES VI, L.P.
By: StepStone VC Opportunities General Partner VI, L.P., its general partner
By: StepStone VC Opportunities GP VI, LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By: /s/ Eric Thompson_______________________
Name:    Eric Thompson
Title:     Partner, Chief Operating Officer,     Private Equity
STEPSTONE VC OPPORTUNITIES VI-D, L.P.
By: StepStone VC Opportunities General Partner VI, L.P., its general partner
By: StepStone VC Opportunities GP VI, LLC, its general partner
By: StepStone Group LP, its sole member
By: StepStone Group Holdings LLC, its general partner

By: /s/ Eric Thompson_______________________
Name:    Eric Thompson
Title:     Partner, Chief Operating Officer,     Private Equity
Notices:
c/o StepStone Group LP
100 Painters Mill Road, Suite 700
Owings Mills, MD 21117
Attn: Eric Thompson
Tel: [ ]
Email: [ ] and [ ]

[Signature Page to Investment Agreement]

BESSEMER VENTURE PARTNERS CENTURY FUND L.P. BESSEMER VENTURE PARTNERS CENTURY FUND INSTITUTIONAL L.P.
By:	Deer X & Co. L.P., their General Partner
By:	Deer X & Co. Ltd., its General Partner

By:	/s/ Scott Ring
	Name:	Scott Ring
	Title:	Chief Strategy Officer and General Counsel

BESSEMER VENTURE PARTNERS IX L.P. BESSEMER VENTURE PARTNERS IX INSTITUTIONAL L.P.
By:	Deer IX & Co. L.P., their General Partner
By:	Deer IX & Co. Ltd., its General Partner

By:	/s/ Scott Ring
	Name:	Scott Ring
	Title:	Chief Strategy Officer and General Counsel

[Signature Page to Investment Agreement]

15 ANGELS II LLC

By:	/s/ Scott Ring
	Name:	Scott Ring
	Title:	Authorized Person

Notice Address:
c/o Bessemer Venture Partners
1865 Palmer Avenue
Suite 104
Larchmont, NY 10538
Tel. [ ]
[ ]

[Signature Page to Investment Agreement]

CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM
By:	/s/ Scott Chan
	Name:	Scott Chan
	Title:	Deputy Chief Investment Officer

Notices:

Attn: Danny Fuller
California State Teachers’ Retirement System
100 Waterfront Place, 15th Floor
West Sacramento, CA 95605
Email: [ ]

With copy to:
California State Teachers’ Retirement System
Office of the General Counsel
100 Waterfront Place, 16th Floor
West Sacramento, CA 95605

[Signature Page to Investment Agreement]

TETRAO SPF
By:	/s/ Thomas Wahlroos
	Name:	Thomas Wahlroos
	Title:	Director

Notices:

Address: 1A Heienhaff, 1736, Senningerberg, Luxembourg
Email: [ ]

[Signature Page to Investment Agreement]

TOWN HALL VENTURES II, L.P.
By:	/s/ David Whelan
	Name:	David Whelan
	Title:	General Partner

Notices:
Town Hall Ventures II, L.P.
72 Greene Street, 5th Floor
New York, NY 10012
email: [ ]

[Signature Page to Investment Agreement]

By:	/s/ Jay Fik
	Name:	Jay Fik
	Entity:	John D. Canale Residuary Trust
	Title:	President of Canale Enterprise, LLC, Trustee

Notices:

79 S. Second Street, Memphis, TN 38103
[ ]

[Signature Page to Investment Agreement]

By:	/s/ Jay Fik
	Name:	Jay Fik
	Entity:	JDC Investments LP
	Title:	Sr. Vice President of Canale Bros. Inc., its GP

Notices:

79 S. Second Street, Memphis, TN 38103
[ ]

[Signature Page to Investment Agreement]

By:	/s/ Jay Fik
	Name:	Jay Fik
	Entity:	D. Canale & Co.
	Title:	Sr. Vice President and CIO

Notices:

79 S. Second Street, Memphis, TN 38103
[ ]

[Signature Page to Investment Agreement]

By:	/s/ Jay Fik
	Name:	Jay Fik
	Entity:	CWC Family LP
	Title:	Sr. Vice President of Canale Bros. Inc., its GP

Notices:

79 S. Second Street, Memphis, TN 38103
[ ]

[Signature Page to Investment Agreement]

SCHEDULE 1

Name of Purchaser	Number of Shares of Series B Preferred Stock	Purchase Price
NEW ENTERPRISE ASSOCIATES 17, L.P.	37,700	$37,700,000.00
NEA 18 VENTURE GROWTH EQUITY, L.P.	100,000	$100,000,000.00
TOWN HALL VENTURES II, L.P.	4,200	$4,200,000.00
STEPSTONE VC OPPORTUNITIES V, L.P.	448	$448,000.00
STEPSTONE VC OPPORTUNITIES V-D, L.P.	39	$39,000.00
STEPSTONE VC OPPORTUNITIES VI, L.P.	1,526	$1,526,000.00
STEPSTONE VC OPPORTUNITIES VI-D, L.P.	87	$87,000.00
BESSEMER VENTURE PARTNERS CENTURY FUND L.P.	222	$222,000.00
BESSEMER VENTURE PARTNERS CENTURY FUND INSTITUTIONAL L.P.	1,402	$1,402,000.00
BESSEMER VENTURE PARTNERS IX L.P.	3,817	$3,817,000.00
BESSEMER VENTURE PARTNERS IX INSTITUTIONAL L.P.	3,058	$3,058,000.00
15 ANGELS II LLC	1	$1,000.00
CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM	15,000	$15,000,000.00
TETRAO SPF	5,000	$5,000,000.00
JDC INVESTMENT LP	1,600	$1,600,000.00
D. CANALE & CO.	500	$500,000.00
CWC FAMILY LP	150	$150,000.00
JOHN D. CANALE RESIDUARY TRUST	250	$250,000.00
Total	175,000	$175,000,000.00

EXHIBIT A
CERTIFICATE OF DESIGNATIONS OF
SERIES B CONVERTIBLE PERPETUAL PREFERRED STOCK,
OF
BRIGHT HEALTH GROUP, INC.
Pursuant to Section 151 of the Delaware General Corporation Law (as amended, supplemented or restated from time to time, the “DGCL”), BRIGHT HEALTH GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 103 of the DGCL, DOES HEREBY CERTIFY:
That the Ninth Amended and Restated Certificate of Incorporation of the Company (as amended from time to time, the “Certificate of Incorporation”), authorizes the issuance of 3,100,000,000 shares of capital stock, consisting of 3,000,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”);
That, pursuant to the provisions of the Certificate of Incorporation, the board of directors of the Company (the “Board”) is authorized to fix by resolution or resolutions the designations and the powers, including voting powers, if any, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock, and to fix the number of shares constituting any such series.
That, pursuant to the authority conferred upon the Board by the Certificate of Incorporation, the Board adopted the following resolution designating a new series of Preferred Stock as “Series B Convertible Perpetual Preferred Stock”:
RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of Article IV of the Certificate of Incorporation and the provisions of Section 151 of the DGCL, a series of Preferred Stock of the Company is hereby authorized, and the number of shares to be included in such series, and the powers (including voting powers), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of Preferred Stock included in such series, shall be as follows:
SECTION 1. Designation and Number of Shares. The shares of such series of Preferred Stock shall be designated as “Series B Convertible Perpetual Preferred Stock” (the “Series B Preferred Stock”). The number of authorized shares constituting the Series B Preferred Stock shall be 175,000. That number from time to time may be increased (subject to Section 13(b)(iii)) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding and subject to Section 13(b)(iii)) by further resolution duly adopted by the Board, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized. The Company shall not have the authority to issue fractional shares of Series B Preferred Stock.

SECTION 2. Ranking. The Series B Preferred Stock will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company:
(a)on a parity basis with the Series A Preferred Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks on a parity basis with the Series B Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Parity Stock”);
(b)junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, the terms of which expressly provide that such class or series ranks senior to the Series B Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Senior Stock”); and
(c)senior to the Common Stock and each other class or series of Capital Stock of the Company (other than the Series A Preferred Stock) now existing or hereafter authorized, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series B Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (such Capital Stock, “Junior Stock”);
provided that any Affected Shares will rank, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (i) junior to each other series of Preferred Stock now existing or hereafter authorized and (ii) on a parity basis with Common Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

SECTION 3. Definitions. As used herein with respect to Series B Preferred Stock:
“Accrued Dividends” means, as of any date, with respect to any share of Series B Preferred Stock, all Dividends that have accrued on such share pursuant to Section 4(b), whether or not declared, but excluding any Compounded Dividends.
“Affected Shares” means shares of Series B Preferred Stock deemed to be “Affected Shares” pursuant to Section 7(a) or Section 10(a), as applicable.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Investor Party or any of its Affiliates, (ii) portfolio companies (as such term is customarily used among institutional investors) in which any Investor Party or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Investor Party and (iii) if any
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direct or indirect limited partner of a Person that is an investment fund (a “Fund”) owns a majority of the economic interest of such Fund, such direct or indirect limited partner shall not be deemed to be an “Affiliate” of such Fund without other mechanisms of exerting “control” over such Fund in addition to such limited partner’s ownership of economic interests in such Fund. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
Any Person shall be deemed, for purposes of this Certificate of Designations, to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable within sixty (60) days or thereafter (including assuming conversion of all Series B Preferred Stock, if any, owned by such Person to Common Stock).
“Base Redemption Price” has the meaning set forth in Section 10(a)(i).
“Board” has the meaning set forth in the recitals above.
“Business Day” means any weekday that is not a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.
“Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended from time to time.
“Capital Stock” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants to purchase, options for, participations in or other equivalents of or interests in (however designated) stock issued by such Person.
“Cash Dividend” has the meaning set forth in Section 4(c).
“Certificate of Designations” means this Certificate of Designations relating to the Series B Preferred Stock, as it may be amended from time to time.
“Certificate of Incorporation” has the meaning set forth in the recitals above.
“Change of Control” means the occurrence of one of the following, whether in a single transaction or a series of transactions:
(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, who files a Schedule TO or any schedule, form or report under the Exchange Act disclosing or with respect to whom it otherwise becomes known (through public disclosure or otherwise) to the Company that such person or group has become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act),
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directly or indirectly, of a majority of the total voting power of the outstanding Voting Stock of the Company, other than as a result of a transaction in which (1) the holders of securities that represented 100% of the outstanding Voting Stock of the Company immediately prior to such transaction are substantially the same as the holders of securities that represent a majority of the outstanding Voting Stock of the surviving Person or its Parent Entity immediately following such transaction and (2) the holders of securities that represented 100% of the outstanding Voting Stock of the Company immediately prior to such transaction own directly or indirectly Voting Stock of the surviving Person or its Parent Entity in substantially the same proportion to each other as immediately prior to such transaction;
(b) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale, transfer or lease of all or substantially all the assets of the Company (determined on a consolidated basis), whether in a single transaction or a series of transactions, to another Person, or any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is or is entitled to be exchanged for or converted into cash, securities or other property, other than (1) a merger or consolidation transaction following which holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction own directly or indirectly (in substantially the same proportion to each other as immediately prior to such transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction, and (2) a sale, transfer or lease of all or substantially all of the assets of the Company to a Subsidiary or a Person that becomes a Subsidiary of the Company; or
(c) shares of Common Stock or shares of any other Capital Stock of the Company into which the Series B Preferred Stock is convertible are not listed for trading on any United States national securities exchange or cease to be traded in contemplation of a de-listing (other than as a result of a transaction described in clause (b) above).
“Change of Control Effective Date” has the meaning set forth in Section 9(c).
“Change of Control Purchase Date” means, with respect to each share of Series B Preferred Stock, (i) in the case of a conversion pursuant to Section 9(a)(i), the date on which the Company issues the shares of Common Stock upon conversion of such share and (ii) in the case of a Change of Control Put, the date on which the Company makes the payment in full of the Change of Control Put Price for such share to the Holder thereof or to the Transfer Agent, irrevocably, for the benefit of such Holder.
“Change of Control Put” has the meaning set forth in Section 9(a).
“Change of Control Put Price” has the meaning set forth in Section 9(a).
“close of business” means 5:00 p.m. (New York City time).
“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares
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of the Common Stock on the NYSE on such date. If the Common Stock is not traded on the NYSE on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by an Independent Financial Advisor retained by the Company for such purpose.
“Common Stock” has the meaning set forth in the recitals above.
“Company” has the meaning set forth in the recitals above.
“Compounded Dividend Record Date” has the meaning set forth in Section 4(d).
“Compounded Dividend Ratio” has the meaning set forth in Section 4(c).
“Compounded Dividends” has the meaning set forth in Section 4(c).
“Company Redemption Right” has the meaning set forth in Section 10(a)(i).
“Constituent Person” has the meaning set forth in Section 12(a).
“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Series B Preferred Stock, and its successors and assigns.
“Conversion Date” has the meaning set forth in Section 8(a).
“Conversion Notice” has the meaning set forth in Section 8(a)(i).
“Conversion Price” means, for each share of Series B Preferred Stock, a dollar amount equal to $1,000 divided by the then-applicable Conversion Rate.
“Conversion Rate” means, for each share of Series B Preferred Stock, 705.7472 shares of Common Stock, subject to adjustment as set forth herein.
“Current Market Price” per share of Common Stock, as of any date of determination, means the arithmetic average of the closing price per share of Common Stock for each of the ten (10) consecutive full Trading Days ending on, and including, the Trading Day immediately preceding such day, appropriately adjusted to take into account the occurrence during such period of any event described in Section 11.
“DGCL” has the meaning set forth in the recitals above.

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“Distributed Property” has the meaning set forth in Section 11(a)(iv).
“Distribution Transaction” means any distribution of equity securities of a Subsidiary or a business unit of the Company to holders of Common Stock, whether by means of a spin-off, split-off, redemption, reclassification, exchange, stock dividend, share distribution, rights offering or similar transaction.
“Dividend Payment Date” means March 31, June 30, September 30 and December 31 of each year; provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the next Business Day immediately following such Dividend Payment Date, without any interest.
“Dividend Payment Period” means in respect of any share of Series B Preferred Stock the period from and including the Issuance Date of such share to but excluding the first Dividend Payment Date following the applicable Issuance Date and, subsequently, in each case the period from and including any Dividend Payment Date to but excluding the next Dividend Payment Date.
“Dividend Rate” means 5.0% per annum; provided that if at any time the per annum dividend rate on the Common Stock (which per annum dividend rate on the Common Stock shall be determined as of the date of any dividend paid on the Common Stock and calculated by dividing the aggregate amount of dividends paid on one share of Common Stock in the last 12 months ended as of such determination date divided by the Current Market Price on such determination date and shall remain in effect until the earlier of (i) the next determination date in respect of a dividend paid on the Common Stock and (ii) the date that is three months from the immediately preceding determination date (at which point it shall be recalculated as of such date)) or on any other series of Preferred Stock shall be greater than the Dividend Rate then in effect, then, for so long as such Common Stock or such series of Preferred Stock is outstanding and such greater dividend rate remains in effect, the Dividend Rate shall be adjusted upwards and equal the per annum dividend rate applicable to whichever such Common Stock or series of Preferred Stock has the then-highest per annum dividend rate, as applicable.
“Dividend Record Date” has the meaning set forth in Section 4(d).
“Dividends” has the meaning set forth in Section 4(a).
“Excess Series B Shares” has the meaning set forth in Section 8(f).
“Excess Shares Number” has the meaning set forth in Section 8(f).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Property” has the meaning set forth in Section 12(a).
“Existing Credit Agreement” means the Credit Agreement, dated as of March 1, 2021, among the Company, JPMorgan Chase Bank, N.A., as Administrative agent and Collateral agent, and the other lenders and parties thereto, as amended, waived or otherwise modified as of the Original Issuance Date.

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“Expiration Date” has the meaning set forth in Section 11(a)(iii).
“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by the Board, or an authorized committee thereof, (i) after consultation with an Independent Financial Advisor, as to any security or other property with a Fair Market Value of less than $100,000,000, or (ii) otherwise using an Independent Financial Advisor to provide a valuation opinion; provided that for any publicly traded security listed on a national securities exchange, the Current Market Price (substituting for this purpose only a reference to such security for all references to Common Stock in the definition of Current Market Price) for the applicable date shall constitute the Fair Market Value.
“Holder” means a Person in whose name the shares of the Series B Preferred Stock are registered, which Person shall be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series B Preferred Stock for the purpose of making payment and settling conversions and for all other purposes; provided that, to the fullest extent permitted by law, no Person that has received shares of Series B Preferred Stock in violation of the Investment Agreement shall be a Holder, the Transfer Agent, Registrar, paying agent and Conversion Agent, as applicable, shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series B Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Implied Quarterly Dividend Amount” means, with respect to any share of Series B Preferred Stock, as of any date, the product of (i) the Liquidation Preference of such share (for the avoidance of doubt, reflecting increases in the amount of any Compounded Dividends on such share) on the first day of the applicable Dividend Payment Period (or in the case of the first Dividend Payment Period for such share, as of the Issuance Date of such share) multiplied by (ii) one fourth of the Dividend Rate applicable on such date.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that does not have a material relationship with the Company.
“Initial Change of Control Notice” has the meaning set forth in Section 9(b).
“Investment Agreement” means that certain Investment Agreement between the Company and the Investors dated as of October 10, 2022, as it may be amended, supplemented or otherwise modified from time to time.
“Investor Parties” means each Investor and each Permitted Transferee of each Investor to whom shares of Series B Preferred Stock or Common Stock are transferred pursuant to Section 4.02 of the Investment Agreement.
“Investors” means “Purchasers” as set forth in the Investment Agreement.

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“Issuance Date” means, with respect to any share of Series B Preferred Stock, the date of issuance of such share.
“Junior Stock” has the meaning set forth in Section 2(c).
“Liquidation Preference” means, with respect to any share of Series B Preferred Stock, as of any date, $1,000 per share, as shall be increased for any Compounded Dividends, from time to time.
“Mandatory Conversion” has the meaning set forth in Section 7(a).
“Mandatory Conversion Date” has the meaning set forth in Section 7(a).
“Mandatory Conversion Notice Date” has the meaning set forth in Section 7(b).
“Mandatory Conversion Price” means 287% of the then-applicable Conversion Price, as adjusted pursuant to the provisions of Section 11(a). The Mandatory Conversion Price shall initially be $4.07.
“Market Disruption Event” means any of the following events:
(a)any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or
(b)any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.
“Notice of Company Redemption” has the meaning set forth in Section 10(a)(ii).
“Notice of Mandatory Conversion” has the meaning set forth in Section 7(b).
“NYSE” means The New York Stock Exchange.

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“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the Secretary, or any President or Vice President of the Company.
“Optional Conversion” has the meaning set forth in Section 6(a).
“Original Issuance Date” means the Closing Date, as defined in the Investment Agreement.
“Parent Entity” means, with respect to any Person, any other Person of which such first Person is a direct or indirect wholly owned Subsidiary.
“Parity Stock” has the meaning set forth in Section 2(a).
“Permitted Holder” means the Specified Purchaser, any Affiliate of the Specified Purchaser or any “group” (as such term is used in Section 13(d) or 14(d) of the Exchange Act) in which the Specified Purchaser or an Affiliate of the Specified Purchaser is a member.
“Permitted Transferee” has the meaning set forth in the Investment Agreement.
“Person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other entity.
“Preferred Stock” has the meaning set forth in the recitals above.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).
“Redemption Date” means, with respect to each share of Series B Preferred Stock, the date on which the Company makes the payment in full of the Redemption Price for each such share either to the Holder of such share or to the Transfer Agent, irrevocably, for the benefit of such Holder.
“Redemption Price” has the meaning set forth in Section 10(a)(i).
“Registrar” means the Transfer Agent acting in its capacity as registrar for the Series B Preferred Stock, and its successors and assigns.
“Registration Rights Agreement” means the Third Amended and Restated Registration Rights Agreement dated as of the Original Issuance Date among the Company, the Holders (as defined therein) party thereto and the other parties thereto.
“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

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“Reorganization Event” has the meaning set forth in Section 12(a).
“Required Number of Shares” has the meaning set forth in Section 9(g).
“Required Regulatory Approvals” has the meaning set forth for such term in the Investment Agreement.
“Senior Stock” has the meaning set forth in Section 2(b).
“Series A Investment Agreement” means that certain Investment Agreement between the Company and certain investors dated as of December 6, 2021, as it may be amended, supplemented or otherwise modified from time to time.
“Series A Preferred Stock” means the Series A Convertible Perpetual Preferred Stock of the Company.
“Series B Preferred Stock” has the meaning set forth in Section 1.
“Shelf Registration Statement” means, at any time of determination, a registration statement of the Company filed with the Securities and Exchange Commission on Form S-3 (or any successor form) or on Form S-1 (or any successor form) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (or any similar rule that may be adopted by the Securities and Exchange Commission) that is then effective, is available to the Holder as a selling shareholder pursuant to any registration rights agreement then in effect and to which the Company and the Holder are party, and covers the Common Stock into which the Series B Preferred Stock is convertible.
“Specified Purchaser” means New Enterprise Associates and any successor thereto.
“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.
“Trading Period” has the meaning set forth in Section 7(a).
“Transfer Agent” means the Person acting as Transfer Agent, Registrar and paying agent and Conversion Agent for the Series B Preferred Stock, and its successors and assigns. The Transfer Agent initially shall be Broadridge Corporate Issuer Solutions, Inc.

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“Trigger Event” has the meaning set forth in Section 11(a)(viii).
“Voting Stock” means (i) with respect to the Company, the Common Stock and any other Capital Stock of the Company having the right to vote generally in any election of directors of the Board and (ii) with respect to any other Person, all Capital Stock of such Person having the right to vote generally in any election of directors of the board of directors of such Person or other similar governing body.
“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “BHG<equity>AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company).
SECTION 4. Dividends. (a) Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”).
(b)     Accrual of Dividends. Dividends on each share of Series B Preferred Stock (other than Affected Shares) (i) shall accrue on a daily basis from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, at a rate equal to the Dividend Rate as further specified below and (ii) shall be payable quarterly in arrears, if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share. The amount of Dividends accruing with respect to any share of Series B Preferred Stock for any day, for all purposes under this Certificate of Designations, shall be determined by dividing (x) the Implied Quarterly Dividend Amount as of such day by (y) the actual number of days in the Dividend Payment Period in which such day falls; provided that if during any Dividend Payment Period any Compounded Dividends in respect of one or more prior Dividend Payment Periods are paid in cash (which payment may only be made with the consent of each Holder), then after the date of such payment the amount of Dividends accruing with respect to any share of Series B Preferred Stock for any day shall be determined by dividing (x) the Implied Quarterly Dividend Amount (recalculated to take into account such payment of Compounded Dividends) by (y) the actual number of days in such Dividend Payment Period. The amount of Dividends accrued with respect to any share of Series B Preferred Stock for any Dividend Payment Period shall equal the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Payment Period. For the avoidance of doubt, for any share of Series B Preferred Stock with an Issuance Date that is not a Dividend Payment Date, the amount of Dividends payable with respect to the initial Dividend Payment Period for such share shall equal the product of (A) the daily accrual determined as specified in the prior sentence, assuming a full Dividend Payment Period in accordance with the definition of such term,
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and (B) the number of days from and including such Issuance Date to but excluding the next Dividend Payment Date.
(c)     Payment of Dividend. With respect to any Dividend Payment Date, the Company will pay, to the extent permitted by applicable law, in the Board’s sole discretion, Dividends on each share of Series B Preferred Stock (other than Affected Shares) in cash (a “Cash Dividend”), if, as when and to the extent declared by the Board, or any duly authorized committee thereof; provided that Cash Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward). With respect to any Dividend Payment Date for which the Company does not for any reason (including because payment of any such Cash Dividends are prohibited by law) pay in cash all Dividends that accumulated during the relevant Dividend Payment Period, any such accumulated and unpaid Dividends on a share of the Series B Preferred Stock (“Compounded Dividends”) will (whether or not earned or declared) become part of the Liquidation Preference of such share of the Series B Preferred Stock as of the applicable Dividend Payment Date. Any Compounded Dividends that remain unpaid as of any determination date shall increase the Liquidation Preference in accordance with the definition of “Liquidation Preference”. With respect to any Dividend Payment Date where the Company does not pay in cash all Dividends that accumulated during the relevant Dividend Payment Period, the proportion of any Compounded Dividend to Dividend in respect of any Holder (the “Compounded Dividend Ratio”) shall be the same as the Compounded Dividend Ratio with respect to each Dividend paid to each other Holder that is entitled to a Dividend on such Dividend Payment Date. Notwithstanding anything to the contrary in this Certificate of Designations, except with the consent of each Holder, no cash dividends may be paid in respect of Dividends that have become Compounded Dividends and the value associated with such Compounded Dividends shall be delivered to Holders through payment or conversion as contemplated by this Certificate of Designations. Notwithstanding anything herein to the contrary, no Dividend may be declared unless paid in cash (it being understood that no Dividends may be declared or paid in securities or otherwise “in kind”). No shares of Parity Stock or Junior Stock may receive dividends payable in kind (including through any increase in liquidation preference, increase in accrued dividends, issuance of additional shares or otherwise) during any time period unless the Series B Preferred Stock is either receiving dividends in the form of Compounded Dividends in at least the same relative proportion as such Parity Stock or Junior Stock for the applicable period, or unless the payment of such dividend to such Parity Stock or Junior Stock will result in an adjustment pursuant to Section 11.
(d)     Record Date. Each Dividend shall be paid pro rata to the Holders entitled thereto. The record date for payment of Dividends that are declared and paid on any relevant Dividend Payment Date will be the close of business on the fifteenth (15th) day of the calendar month which contains the relevant Dividend Payment Date (each, a “Dividend Record Date”), and the record date for payment of any Compounded Dividends that were not declared and paid on any relevant Dividend Payment Date (which, for the avoidance of doubt, may not be subsequently declared and paid except with the consent of each Holder) will be the close of business on the date that is established by the Board, or a duly authorized committee thereof, as such, which will not be more than forty-five (45) days prior to the date on which such Dividends are paid (each, a “Compounded Dividend
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Record Date”), in each case whether or not such day is a Business Day. No two Dividend Record Dates shall be within 85 consecutive days of each other.
(e)     Priority of Dividends. So long as any shares of Series B Preferred Stock remain outstanding (other than Affected Shares), unless full Dividends (other than Compounded Dividends) on all outstanding shares of Series B Preferred Stock that have accrued from and including the later of (x) the Issuance Date or (y) the first day of the current Dividend Payment Period in respect of such shares of Series B Preferred Stock have been declared and paid in cash, or have been or contemporaneously are declared and a sum sufficient for the payment of those Dividends (other than Compounded Dividends) has been or is set aside for the benefit of the Holders for the current Dividend Payment Period, the Company may not declare any cash dividend on, or make any cash distributions relating to, Junior Stock or Parity Stock, or redeem, purchase, acquire (either directly or through any Subsidiary) or make a liquidation payment relating to, any Junior Stock or Parity Stock, other than:
(i)purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants;
(ii)purchases of Junior Stock through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock;
(iii)as a result of an exchange or conversion of any class or series of Parity Stock or Junior Stock for any other class or series of Parity Stock (in the case of Parity Stock) or Junior Stock (in the case of Parity Stock or Junior Stock);
(iv)purchases of fractional interests in shares of Parity Stock or Junior Stock pursuant to the conversion or exchange provisions of such Parity Stock or Junior Stock or the security being converted or exchanged;
(v)payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock or rights to purchase the same stock as that on which the dividend is being paid (subject to the restrictions set forth in Section 4(c));
(vi)distributions of Junior Stock or rights to purchase Junior Stock; or
(vii)any dividend in connection with the implementation of a shareholders’ rights or similar plan, or the redemption, repurchase or exchange of any rights under any such plan.
Notwithstanding the foregoing, for so long as any shares of Series B Preferred Stock (other than Affected Shares) remain outstanding, if dividends are not declared and paid in full upon such shares of Series B Preferred Stock and any Parity Stock, all dividends declared upon such shares of Series B Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all accrued and unpaid dividends as of the end of the most recent Dividend Payment Period per share of Series B Preferred Stock (other than Affected Shares) and accrued
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and unpaid dividends as of the end of the most recent dividend period per share of any Parity Stock bear to each other.
Subject to the provisions of this Section 4, dividends may be declared by the Board, or any duly authorized committee thereof, and paid by the Company, on any Junior Stock and Parity Stock from time to time and the Holders will not be entitled to participate in those dividends (other than pursuant to the proviso contained in the definition of “Dividend Rate” and adjustments otherwise provided under Section 11(a) or Section 12(a), as applicable).
(f)     Conversion Following a Record Date. If the Conversion Date for any shares of Series B Preferred Stock is prior to the close of business on a Dividend Record Date or a Compounded Dividend Record Date, the Holder of such shares will not be entitled to any dividend in respect of such Dividend Record Date or Compounded Dividend Record Date, as applicable, other than through the inclusion of Accrued Dividends and Compounded Dividends in the Liquidation Preference as of the Conversion Date in the calculation under Section 6(a) or Section 7(a), as applicable. Subject to the last sentence of Section 4(c), if the Conversion Date for any shares of Series B Preferred Stock is after the close of business on a Dividend Record Date or a Compounded Dividend Record Date but prior to the corresponding payment date for such dividend, the Holder of such shares as of such Dividend Record Date or Compounded Dividend Record Date, as applicable, shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the applicable Dividend Payment Date; provided that the amount of such Dividend or Compounded Dividend with respect to the then current Dividend Payment Period shall not be included for the purpose of determining the amount of Accrued Dividends or Liquidation Preference under Section 6(a) or Section 7(a), as applicable, with respect to such Conversion Date.
(g)     Affected Shares. Notwithstanding any provision herein to the contrary, any Affected Shares shall no longer be entitled to accrue any Dividends from and after the date they are deemed to be Affected Shares and the provisions of Section 4(a)-(f) shall not be applicable to such Affected Shares.
SECTION 5. Liquidation Rights. (a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of shares of Series B Preferred Stock (other than with respect to Affected Shares) shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series B Preferred Stock equal to the greater of (i) the sum of (A) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) plus (B) the Accrued Dividends with respect to such share of Series B Preferred Stock as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (ii) the amount such Holders would have received had such Holders, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series B Preferred Stock into
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Common Stock (pursuant to Section 6 without regard to any of the limitations on convertibility contained therein). In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders of Affected Shares shall be entitled, out of assets legally available therefor to receive in full a liquidating distribution in cash and in the amount per such Affected Share equal to what such Holder would have received if it had converted such Affected Shares into Common Stock in accordance with Section 6 or Section 7 without regard to any of the limitations on convertibility contained therein. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5 and will have no right or claim to any of the Company’s remaining assets.
(b)     Partial Payment. If in connection with any distribution described in Section 5(a), the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders of shares of Series B Preferred Stock (other than Affected Shares) and the liquidating distributions payable to all holders of any Parity Stock, the amounts distributed to such Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.
(c)     Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, nor shall the merger, consolidation, statutory exchange or any other business combination transaction of the Company into or with any other Person or the merger, consolidation, statutory exchange or any other business combination transaction of any other Person into or with the Company be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
SECTION 6. Right of the Holders to Convert.
(a) At any time prior to the occurrence of a Change of Control effected pursuant to clause (b) of the definition of Change of Control, each Holder shall have the right, at such Holder’s option, subject to the conversion procedures set forth in Section 8, to convert each share of such Holder’s Series B Preferred Stock at such time (including following the delivery of any Notice of Company Redemption) into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of (I) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) plus (II) the Accrued Dividends with respect to such share of Series B Preferred Stock as of the applicable Conversion Date divided by (B) the Conversion Price as of the applicable Conversion Date plus (ii) cash in lieu of fractional shares as set out in Section 11(h) (an “Optional Conversion”); provided that no such conversion by any Holder shall be permitted until the expiration or early termination of the applicable waiting period, if any, under the HSR Act (if required in the reasonable determination of the applicable Holder)

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with respect to any conversion of the Series B Preferred Stock by such Holder. The right of conversion may be exercised as to all or any portion of such Holder’s Series B Preferred Stock from time to time in accordance with this Section 6; provided that, in each case, no right of conversion may be exercised by a Holder in respect of fewer than 1,000 shares of Series B Preferred Stock (unless such conversion relates to all shares of Series B Preferred Stock held by such Holder).

(b) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Series B Preferred Stock, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. Any shares of Common Stock issued upon conversion of Series B Preferred Stock shall be duly authorized, validly issued, fully paid and nonassessable.
SECTION 7. Mandatory Conversion by the Company. (a) So long as a Shelf Registration Statement that is then required to be effective pursuant to the Registration Rights Agreement is then effective, at any time after the three (3) year anniversary of the Original Issuance Date, if the Closing Price per share of Common Stock on the NYSE (or other applicable principal national securities exchange if the Common Stock is not then listed on the NYSE) was greater than the Mandatory Conversion Price for (x) each of at least twenty (20) Trading Days in any period of thirty (30) consecutive Trading Days (such thirty (30) consecutive Trading Day period, the “Trading Period”) and (y) the Trading Day immediately before the applicable Mandatory Conversion Notice Date, the Company may, subject to the conversion procedures set forth in this Section 7, elect to convert (a “Mandatory Conversion”) all (but not less than all) of the outstanding shares of Series B Preferred Stock into shares of Common Stock (the date selected by the Company for any Mandatory Conversion pursuant to this Section 7(a), the “Mandatory Conversion Date”). In the case of a Mandatory Conversion, each share of Series B Preferred Stock then outstanding shall be converted into (i) the number of shares of Common Stock equal to the quotient of (A) the sum of (I) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) plus (II) the Accrued Dividends with respect to such share of Series B Preferred Stock as of the Mandatory Conversion Date divided by (B) the Conversion Price of such share in effect as of the Mandatory Conversion Date and (ii) cash in lieu of fractional shares as set out in Section 11(h). Notwithstanding the foregoing, if (I) any Holder has informed the Company in writing prior to any applicable Mandatory Conversion Date that it has not obtained or will not obtain any required approval under the HSR Act to hold the number of shares of Common Stock into which such Holder’s shares of Series B Preferred Stock that are subject to Mandatory Conversion would be converted or (II) any Holder would be deemed to hold Excess Series B Shares, such shares of Series B Preferred Stock (including Excess Series B Shares) shall, from and after such Mandatory Conversion Date, be deemed Affected Shares for all purposes hereof and shall not be convertible under this Section 7; provided that within a reasonable period of time following such approval under the HSR Act being obtained by such Holder (if such approval is sought by such Holder) or obtaining Required Regulatory Approvals in the case such Holder holds Excess Series B Shares, as applicable, such Holder shall convert such Affected Shares into Common Stock (provided that the Conversion Rate for such conversion shall be the Conversion Rate as would have been in effect on the applicable Mandatory Conversion Date); and provided, further, that if such Affected Shares are not so converted by the Holder thereof within six months after the
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Mandatory Conversion, such Affected Shares shall automatically be converted pursuant to the terms of this Section 7 at the then applicable Conversion Rate as of the applicable initial Mandatory Conversion Date upon which such shares became Affected Shares) and such Holder shall not have the right to further delay such conversion.
(b)     Notice of Mandatory Conversion. If the Company elects to effect a Mandatory Conversion, the Company shall, within ten (10) Business Days following the completion of the applicable thirty (30) day Trading Period referred to in Section 7(a) above, provide notice of the Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). For the avoidance of doubt, a Notice of Mandatory Conversion does not limit a Holder’s right to convert on a Conversion Date prior to the Mandatory Conversion Date. The Mandatory Conversion Date selected by the Company shall be no less than ten (10) Business Days and no more than twenty (20) Business Days after the date on which the Company provides the Notice of Mandatory Conversion to the Holders (such date, the “Mandatory Conversion Notice Date”). The Notice of Mandatory Conversion shall state, as appropriate:
(i)the Mandatory Conversion Date selected by the Company; and
(ii)the Conversion Rate as in effect on the Mandatory Conversion Date, the number of shares of Series B Preferred Stock to be converted from such Holder, the number of shares of Common Stock to be issued to such Holder upon conversion of each such share of Series B Preferred Stock and, if applicable, the amount of Compounded Dividends and Accrued Dividends as of the Mandatory Conversion Date.
(c) The Company may not deliver a Notice of Mandatory Conversion during the period beginning on the date that it publicly announces its execution of a definitive agreement contemplating a Change of Control and ending on the date that is thirty (30) Trading Days after the Company’s public announcement of the termination of such definitive agreement, if any.
SECTION 8. Conversion Procedures and Effect of Conversion. (a) Conversion Procedure. A Holder must do each of the following in order to convert shares of Series B Preferred Stock pursuant to this Section 8(a):
(i)in the case of a conversion pursuant to Section 6(a), complete and manually sign the conversion notice provided by the Conversion Agent (the “Conversion Notice”), and deliver such notice to the Conversion Agent; provided that a Conversion Notice may be conditional (which condition may be a condition subsequent) on the completion of a Change of Control or other corporate transaction or other event or period of time;
(ii)deliver to the Conversion Agent the certificate or certificates (if any) representing the shares of Series B Preferred Stock to be converted;
(iii)if required, furnish appropriate endorsements and transfer documents; and
(iv)if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 20.

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The “Conversion Date” means (A) with respect to Optional Conversion, the date on which such Holder complies with the procedures in this Section 8(a) (including the satisfaction of any conditions to conversion set forth in the Conversion Notice) and (B) with respect to Mandatory Conversion pursuant to Section 7(a), the Mandatory Conversion Date.
(b) Effect of Conversion. Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Series B Preferred Stock, Dividends shall no longer accrue or be declared on any such shares of Series B Preferred Stock, and such shares of Series B Preferred Stock shall cease to be outstanding.
(c) Record Holder of Underlying Securities as of Conversion Date. The Person or Persons entitled to receive the Common Stock and, to the extent applicable, cash, securities or other property issuable upon conversion of Series B Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or cash, securities or other property as of the close of business on such Conversion Date. As promptly as practicable on or after the Conversion Date and, if applicable, compliance by the applicable Holder with the relevant procedures contained in Section 8(a) (and in any event no later than three (3) Trading Days thereafter; provided, however, that, if a written notice from the Holder in accordance with Section 8(a)(i) specifies a date of delivery for any shares of Common Stock, such shares shall be delivered on the date so specified, which shall be no earlier than the second (2nd) Business Day immediately following the date of such notice), the Company shall issue the number of whole shares of Common Stock issuable upon conversion (and deliver payment of cash in lieu of fractional shares as set out in Section 11(h)) and, to the extent applicable, any cash, securities or other property issuable thereon. Such delivery of shares of Common Stock, securities or other property shall be made by book-entry or, at the request of the Holder, by delivering a notice to the Conversion Agent, through the facilities of The Depository Trust Company or in certificated form. Any such certificate or certificates shall be delivered by the Company to the appropriate Holder on a book-entry basis, through the facilities of The Depository Trust Company, or by mailing certificates evidencing the shares to the Holders, in each case at their respective addresses as set forth in the Conversion Notice (in the case of a conversion pursuant to Section 6(a)) or in the records of the Company or as set forth in a notice from the Holder to the Conversion Agent, as applicable (in the case of a Mandatory Conversion). In the event that a Holder shall not by written notice designate the name in which shares of Common Stock (and payments of cash in lieu of fractional shares) and, to the extent applicable, cash, securities or other property to be delivered upon conversion of shares of Series B Preferred Stock should be registered or paid, or the manner in which such shares, cash, securities or other property should be delivered, the Company shall be entitled to register and deliver such shares, securities or other property, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.
(d) Status of Converted or Reacquired Shares. Shares of Series B Preferred Stock converted in accordance with this Certificate of Designations, or otherwise acquired by the Company in any manner whatsoever, shall be retired promptly after the conversion or acquisition thereof, and may not be reissued as shares of Series B Preferred Stock. All such shares shall, upon their retirement and any filing required by the DGCL, become
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authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board pursuant to the provisions of the Certificate of Incorporation.
(e) Partial Conversion. In case any certificate for shares of Series B Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series B Preferred Stock not converted.
(f) Conversion Limitation. Notwithstanding anything to the contrary set forth herein, the Company shall not effect the conversion of any shares of Series B Preferred Stock held by any Holder and such Holder shall not have the right to convert any shares of Series B Preferred Stock it holds, except in each case in compliance with the provisions of Section 4.05(c) of the Investment Agreement. Notwithstanding anything to the contrary set forth herein, in the event that (i) any of the Required Regulatory Approvals have not been obtained and (ii) the issuance of shares of Common Stock to such Holder upon conversion of any such shares of Series B Preferred Stock to be converted would result in such Holder and its Affiliates being deemed to exceed the limitation set forth in Section 4.05(c) of the Investment Agreement (the number of shares of Common Stock by which such issuance would cause such Holder and its Affiliates to be deemed to exceed such limitation, the “Excess Shares Number”), a number of shares of Series B Preferred Stock held by such Holder otherwise convertible into that number of shares of Common Stock equal to the Excess Shares Number for such Holder (the “Excess Series B Shares”) shall not be convertible into shares of Common Stock until such time as all Required Regulatory Approvals are obtained. Nothing in this paragraph shall affect the ability of the Company to cause a Mandatory Conversion under Section 7 (in which case the conversion of any Excess Series B Shares pursuant to such Mandatory Conversion shall occur within the time period set forth in the provisos of Section 7(a). The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with this Section 8(f) solely to the minimum extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the provisions of Section 4.05(c) of the Investment Agreement. To ensure compliance with this paragraph, each Holder and its Affiliates will be deemed to represent to the Company each time it delivers a Conversion Notice that such Conversion Notice has not violated the provisions of this Section 8(f) or Section 4.05(c) of the Investment Agreement, and the Company shall have no obligation to verify or confirm the accuracy of such determination.
SECTION 9. Change of Control. (a) Holder Rights Upon Change of Control. Upon the occurrence of a Change of Control, each Holder of outstanding shares of Series B Preferred Stock may (and, in the case of any Change of Control effected pursuant to clause (b) of the definition thereof, shall be required to (subject to the last sentence of this paragraph (a))), at such Holder’s election, (i) effective as of no later than immediately prior to the Change of Control, convert all of its shares of Series B Preferred Stock pursuant to Section 6(a) or (ii) require the Company to purchase (a “Change of Control Put”) all of such Holder’s shares of Series B Preferred Stock that have not been so converted at a purchase price per share of Series B Preferred Stock, payable in cash, equal to the greater of (I) (A) if the Change of Control Effective Date occurs at any time prior to the seventh (7th) anniversary of the Original Issuance Date, the product of 105% multiplied by the sum of (x) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) of such share of Series B Preferred Stock plus (y) the Accrued Dividends in respect of such share of Series B Preferred Stock as of the applicable Change of Control Purchase Date and (B) if the Change of Control Effective Date occurs on or after the seventh (7th) anniversary of the Original Issuance
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Date, the sum of (x) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) of such share of Series B Preferred Stock plus (y) the Accrued Dividends in respect of such share of Series B Preferred Stock as of the Change of Control Purchase Date and (II) the consideration that would have been payable in connection with such Change of Control if such share of Series B Preferred Stock had converted pursuant to Section 9(a)(i); provided that if such consideration consists (in whole or in part) of property or assets other than cash, the Fair Market Value of such consideration as of the date immediately prior to the Change of Control shall be used to determine the amount of cash payable under this clause (II) (the greater of clause (I) and clause (II), the “Change of Control Put Price”); provided, further, that if a Holder has not exercised its right under clause (a)(i) of this Section 9 prior to the consummation of such Change of Control, such Holder shall be deemed to have exercised its right under clause (a)(ii) of this Section 9 without any further action required on part of the Holder or the Company; provided, still further, that the Company shall only be required to pay the Change of Control Put Price to the extent such purchase can be made out of funds legally available therefor in accordance with Section 9(g) and in conformity with the terms of the Existing Credit Agreement as set forth in Section 9(j) to the extent it remains in force at the applicable time. For clarity, any shares of Series B Preferred Stock that a Holder does not convert as set forth in clause (i) above or subject to the Change of Control Put as set forth in clause (ii) above shall remain outstanding until otherwise converted or redeemed pursuant to the terms hereof. Notwithstanding anything to the contrary in this Section 9, (i) in the event of a Change of Control that occurs pursuant to clause (b) of the definition thereof, the Holders will not be required to convert their Series B Preferred Stock or exercise their Change of Control Put right with respect to their Series B Preferred Stock as provided above if (x) the consideration payable upon conversion of the Series B Preferred Stock (after giving effect to such Change of Control) includes any Capital Stock; (y) such Capital Stock, when issued upon conversion of the Series B Preferred Stock, constitutes a “restricted security” (as defined in Rule 144(a)(3)); and (z) a resale registration statement covering the resale of such Capital Stock by the Holders is not effective under the Securities Act and available for use by the Holders to resell such Capital Stock; and (ii) a Change of Control with respect to which the conditions set forth in preceding clause (i) have been satisfied will be deemed, for purposes of Sections 6(a) and 12, not to be a Change of Control pursuant to clause (b) of the definition thereof.
(b)     Initial Change of Control Notice. On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Change of Control (or, if later, promptly after the Company discovers that a Change of Control may occur), a written notice (the “Initial Change of Control Notice”) shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain (i) the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Change of Control was filed), (ii) a description of the material terms and conditions of the Change of Control, (iii) the then applicable Conversion Rate and (iv) the anticipated Change of Control Put Price. No later than ten (10) Business Days prior to the
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date on which the Company anticipates consummating the Change of Control as set forth in the Initial Change of Control Notice (or, in the case of Section 9(a)(ii), if the Change of Control has already occurred as provided in the Initial Change of Control Notice, promptly, but no later than the tenth (10th) Business Day following receipt thereof), any Holder that desires to exercise its rights pursuant to Section 9(a) shall notify the Company in writing thereof and shall specify (x) whether such Holder is electing to exercise its rights pursuant to Section 9(a)(i), (ii) or both (as applicable), and (y) the number of shares of Series B Preferred Stock subject thereto.
(c)     Final Change of Control Put Notice. If a Holder elects to exercise its rights pursuant to Section 9(a)(ii), within two (2) days following the effective date of the Change of Control (the “Change of Control Effective Date”) (or if the Company discovers later than such date that a Change of Control has occurred, promptly following the date of such discovery), a final written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company on such Change of Control Effective Date, which notice shall contain:
(i)a statement setting forth in reasonable detail the calculation of the Change of Control Put Price with respect to such Holder;
(ii)the Change of Control Purchase Date, which shall be no later than 60 days after such notice is sent provided that a reasonable amount of time shall be provided between delivery of such notice and the Change of Control Purchase Date to allow such Holder to comply with the instructions delivered pursuant to Section 9(c)(iii) below; and
(iii)the instructions a Holder must follow to receive the Change of Control Put Price in connection with such Change of Control.
(d)     Change of Control Put Procedure. To receive the Change of Control Put Price, a Holder must surrender to the Transfer Agent in accordance with the instructions delivered pursuant to Section 9(c)(iii), the certificates representing the shares of Series B Preferred Stock to be repurchased by the Company or lost stock affidavits therefor, to the extent applicable.
(e)     Delivery upon Change of Control Put. Upon a Change of Control Put, subject to Section 9(g) and Section 9(j), the Company (or its successor) shall deliver or cause to be delivered to the Holder by wire transfer of immediately available funds, the Change of Control Put Price for such Holder’s shares of Series B Preferred Stock.
(f)     Treatment of Shares. Until a share of Series B Preferred Stock is purchased by the payment or deposit in full of the applicable Change of Control Put Price as provided in Section 9(i), such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein; provided that no such shares of Series B Preferred Stock with respect to which the Holder has duly exercised the Change of Control Put right may be converted into shares of Common Stock following the Change of Control Effective Date.

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(g)     Sufficient Funds. If the Company shall not have sufficient funds legally available under Delaware law to purchase all shares of Series B Preferred Stock that Holders have requested to be purchased under Section 9(a) (the “Required Number of Shares”), the Company shall (i) purchase, pro rata among the Holders that have requested their shares be purchased pursuant to Section 9(a), a number of shares of Series B Preferred Stock with an aggregate Change of Control Put Price equal to the amount legally available for the purchase of shares of Series B Preferred Stock under Delaware law and (ii) purchase any shares of Series B Preferred Stock not purchased because of the foregoing limitations at the applicable Change of Control Put Price as soon as practicable after the Company is able to make such purchase out of assets legally available for the purchase of such share of Series B Preferred Stock. The inability of the Company (or its successor) to make a purchase payment for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. Notwithstanding the foregoing, in the event a Holder exercises a Change of Control Put pursuant to this Section 9 at a time when the Company is restricted or prohibited (contractually or otherwise) from redeeming some or all of the Series B Preferred Stock subject to the Change of Control Put, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 9.
(h)     Change of Control Agreements. The Company shall not enter into any agreement for a transaction constituting a Change of Control unless (i) such agreement provides for or does not interfere with or prevent (as applicable) the exercise by the Holders of their Change of Control Put in a manner that is consistent with and gives effect to this Section 9, and (ii) the acquiring or surviving Person in such Change of Control represents or covenants, in form and substance reasonably satisfactory to the Board acting in good faith, that at the closing of such Change of Control that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Change of Control and the payment of the Change of Control Put Price in respect of shares of Series B Preferred Stock that have not been converted into Common Stock prior to the Change of Control Effective Date pursuant to Section 6, Section 7 or this Section 9, as applicable.
(i)     Deposit. With respect to any share of Series B Preferred Stock to be purchased by the Company pursuant to the Change of Control Put and which has been purchased in accordance with the provisions of this Section 9, or for which the Company has irrevocably deposited an amount equal to the Change of Control Put Price in respect of such share with the Transfer Agent (which amount the Transfer Agent shall hold in trust irrevocably for the holder of such share of Series B Preferred Stock), (i) Dividends shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate other than the rights of the Holder thereof to receive the Change of Control Put Price therefor.

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(j)     Treatment of Existing Credit Agreement. Notwithstanding anything in this Certificate of Designations to the contrary, but subject to the terms set forth herein, the Company shall not pay, and shall not be required to pay, any Change of Control Put Price unless the Obligations (as defined in the Existing Credit Agreement) are fully satisfied prior to or simultaneously with such payment of the Change of Control Put Price.
SECTION 10. Redemption. (a) Redemption at the Option of the Company.
(i)At any time on or after the five (5)-year anniversary of the Original Issuance Date, the Company shall have the right (the “Company Redemption Right”) to redeem, in whole but not in part, the shares of Series B Preferred Stock of any Holder outstanding at such time at a redemption price equal to (A) the sum of (x) the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) of the shares of Series B Preferred Stock to be redeemed plus (y) an amount equal to the Accrued Dividends with respect to such shares of Series B Preferred Stock as of the applicable Redemption Date (such price, the “Base Redemption Price”), multiplied by (B) (1) if the Redemption Date occurs at any time prior to the seventh (7th) anniversary of the Original Issuance Date, 105% or, (2) if the Redemption Date occurs at any time on or after the seventh (7th) anniversary of the Original Issuance Date, 100% (such price, the “Redemption Price”); provided that, the Company may not deliver a Notice of Company Redemption (as defined below) if the Current Market Price of the Common Stock on the applicable date exceeds the Conversion Price unless a Shelf Registration Statement that is required to be effective pursuant to the Registration Rights Agreement on such date shall be effective on such date with respect to the applicable Holder. Notwithstanding the foregoing, the Company will not exercise the Company Redemption Right, or otherwise send a Notice of Company Redemption in respect of the redemption of, any Series B Preferred Stock pursuant to this Section 10 unless the Company has sufficient funds legally available to fully pay the Redemption Price in respect of all shares of Series B Preferred Stock called for redemption. The Redemption Price shall be payable in cash. Notwithstanding the foregoing, if any Holder has informed the Company in writing prior to any applicable Redemption Date that it desires to convert the shares of Series B Preferred Stock subject to a Notice of Company Redemption, but has not obtained or will not obtain (I) any required approval under the HSR Act or (II) any Required Regulatory Approvals, as applicable, to hold the number of shares of Common Stock into which such Holder’s shares of Series B Preferred Stock that are subject to Mandatory Conversion would be converted, such shares of Series B Preferred Stock shall be deemed Affected Shares for all purposes hereof from and after such Redemption Date and, subject to the last proviso of this sentence, shall not be redeemed under this Section 10; provided that within a reasonable period of time after obtaining such (I) approval under the HSR Act or (II) Required Regulatory Approvals (in each case, if such approval is sought by such Holder), as applicable, such Holder shall convert such Affected Shares into Common Stock (provided that the Conversion Rate for such conversion shall be the Conversion Rate as would have been in effect on the applicable Redemption Date); and provided, further, that if such shares are not so converted within six months after the applicable Redemption Date, such Affected Shares shall be again be subject to redemption under this Section 10 at the then applicable Redemption Price (based on the Liquidation Preference (for the avoidance of doubt,

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reflecting increases in the amount of Compounded Dividends) and Accrued Dividends of the applicable shares of Series B Preferred Stock as of the applicable initial Redemption Date upon which such shares became Affected Shares) and such Holder shall not have the right to further delay such redemption.

(ii)To exercise the Company Redemption Right pursuant to this Section 10(a), the Company shall deliver written notice thereof (a “Notice of Company Redemption”) to the Holders and the Transfer Agent at least ten (10) days prior to the Redemption Date designated therein for such redemption. The Notice of Company Redemption shall contain instructions whereby Holders will surrender to the Transfer Agent all shares of Series B Preferred Stock. The Company shall deliver or cause to be delivered to each Holder that has complied with the instructions set forth in such Notice of Company Redemption, cash by wire transfer in an amount equal to the Redemption Price of the shares of Series B Preferred Stock in respect of which such Holder has complied with such instructions in accordance herewith.
(b)     Effect of Redemption. With respect to any share of Series B Preferred Stock which has not been converted by a Holder prior to the Redemption Date and has been specified to be redeemed by the Company pursuant to the Company Redemption Right and which has been redeemed in accordance with the provisions of this Section 10, or for which the Company has irrevocably deposited an amount equal to the Redemption Price in respect of such share with the Transfer Agent, then (i) Dividends (including Compounded Dividends) shall cease to accrue on such share, (ii) such share shall no longer be deemed outstanding and (iii) all rights with respect to such share shall cease and terminate.
SECTION 11. Anti-Dilution Adjustments. (a) Adjustments. The Conversion Rate will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Company shall not make any adjustment to the Conversion Rate if Holders of the Series B Preferred Stock participate, at the same time and upon the same terms as holders of Common Stock and solely as a result of holding shares of Series B Preferred Stock, in any transaction described in this Section 11(a), without having to convert their Series B Preferred Stock, as if the respective Holders held such a number of shares of Common Stock into which the number of shares of Series B Preferred Stock held by such Holders are then convertible pursuant to Section 6(a) (without regard to any limitations on convertibility contained therein):
(i) The issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock or a reclassification of Common Stock into a greater or lesser number of shares of Common Stock, in which event the Conversion Rate shall be adjusted based on the following formula:
CR1 = CR0 x (OS1 / OS0)
CR0    =    the Conversion Rate in effect immediately prior to the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification

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CR1    =    the new Conversion Rate in effect immediately after the close of business on (i) the Record Date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification
OS0    =    the number of shares of Common Stock outstanding immediately prior to the close of business on (i) the Record Date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification
OS1    =    the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such event
Any adjustment made pursuant to this clause (i) shall be effective immediately after the close of business on the Record Date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification. If any such event is announced or declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such event shall not occur, to the Conversion Rate that would then be in effect if such event had not been declared.
(ii) The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 11(a)(viii) shall apply)), options or warrants entitling them, for a period of not more than forty-five (45) calendar days after the date such dividend, distribution or issuance is first announced, to subscribe for or purchase shares of Common Stock, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:
CR1 = CR0 x [(OS0+X) / (OS0+Y)]
CR0 = the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend, distribution or issuance
CR1 = the new Conversion Rate in effect immediately following the close of business on the Record Date for such dividend, distribution or issuance
OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date for such dividend, distribution or issuance
X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants
Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Current Market Price as of the Record Date for such dividend, distribution or issuance.
For purposes of this clause (ii), in determining whether any rights, options or warrants entitle the holders to purchase the Common Stock at a price per share that is less than the Current Market Price as of the Record Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Company receives for
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such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.
Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the Record Date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.
(iii) The Company or one or more of its Subsidiaries purchases Common Stock pursuant to a tender offer or exchange offer (other than an exchange offer that constitutes a Distribution Transaction subject to Section 11(a)(v)) by the Company or a Subsidiary of the Company for all or any portion of the Common Stock, or otherwise acquires Common Stock (except (1) in an open market purchase in compliance with Rule 10b-18 promulgated under the Exchange Act, (2) through an “accelerated share repurchase” on customary terms or (3) in connection with tax withholding upon vesting or settlement of options, restricted stock units, performance share units or other similar equity awards or upon forfeiture or cashless exercise of options or other equity awards) (a “Covered Repurchase”), if the cash and value of any other consideration included in the payment per share of Common Stock validly tendered, exchanged or otherwise acquired through a Covered Repurchase exceeds the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) or shares of Common Stock are otherwise acquired through a Covered Repurchase (the “Expiration Date”), in which event the Conversion Rate shall be increased based on the following formula:
CR1 = CR0 x [(FMV + (SP1 x OS1)) / (SP1 x OS0)]
CR0    =    the Conversion Rate in effect immediately prior to the close of business on the Expiration Date
CR1    =    the new Conversion Rate in effect immediately after the close of business on the Expiration Date
FMV    =    the Fair Market Value, on the Expiration Date, of all cash and any other consideration paid or payable for all shares validly tendered or exchanged and not withdrawn, or otherwise acquired through a Covered Repurchase, as of the Expiration Date

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OS0    =    the number of shares of Common Stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (including the shares to be purchased in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase
OS1    =    the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase of shares in such tender or exchange offer) or shares are otherwise acquired through a Covered Repurchase
SP1    =    the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the Trading Day next succeeding the Expiration Date
Such adjustment shall become effective immediately after the close of business on the Expiration Date. If an adjustment to the Conversion Rate is required under this Section 11(a)(iii), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(iii) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(iii).
In the event that the Company or any of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer, exchange offer or other commitment to acquire shares of Common Stock through a Covered Repurchase but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would have been then in effect if such tender offer, exchange offer or Covered Repurchase had not been made.
(iv) The Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock (other than for cash in lieu of fractional shares), shares of any class of its Capital Stock, evidences of its indebtedness, assets, other property or securities, but excluding (A) dividends or distributions referred to in Section 11(a)(i) or Section 11(a)(ii), (B) Distribution Transactions as to which Section 11(a)(v) shall apply, (C) dividends or distributions paid exclusively in cash as to which Section 11(a)(vi) shall apply and (D) rights, options or warrants distributed in connection with a stockholder rights plan as to which Section 11(a)(viii) shall apply (any of such shares of its Capital Stock, indebtedness, assets or property that are not so excluded are hereinafter called the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:
CR1 = CR0 x [SP0 / (SP0 - FMV)]
CR0    =    the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution
CR1    =    the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution

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SP0    =    the Current Market Price as of the Record Date for such dividend or distribution
FMV    =    the Fair Market Value of the portion of Distributed Property distributed with respect to each outstanding share of Common Stock on the Record Date for such dividend or distribution; provided that, if FMV is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Series B Preferred Stock on the date the applicable Distributed Property is distributed to holders of Common Stock, but without requiring such holder to convert its shares of Series B Preferred Stock, in respect of each share of Series B Preferred Stock held by such holder, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution
Any adjustment made pursuant to this clause (iv) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any such dividend or distribution is declared but does not occur, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution shall not occur, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
(v) The Company effects a Distribution Transaction, in which case the Conversion Rate in effect immediately prior to the effective date of the Distribution Transaction shall be increased based on the following formula:
CR1 = CR0 x [(FMV + MP0) / MP0]
CR0    =    the Conversion Rate in effect immediately prior to the close of business on the effective date of the Distribution Transaction
CR1    =    the new Conversion Rate in effect immediately after the close of business on the effective date of the Distribution Transaction
FMV    =    the product of (x) the number of shares or units of Capital Stock or equity interests distributed per share of Common Stock in the Distribution Transaction and (y) the arithmetic average of the volume-weighted average prices for a share or unit of such Capital Stock or equity interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten consecutive full Trading Days commencing with, and including, the first Trading Day following the effective date of the Distribution Transaction

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MP0    =    the arithmetic average of the VWAP per share of Common Stock for each of the ten (10) consecutive full Trading Days commencing on, and including, the first Trading Day following the effective date of the Distribution Transaction
Such adjustment shall become effective immediately following the close of business on the effective date of the Distribution Transaction. If an adjustment to the Conversion Rate is required under this Section 11(a)(v), delivery of any additional shares of Common Stock that may be deliverable upon conversion as a result of an adjustment required under this Section 11(a)(v) shall be delayed to the extent necessary in order to complete the calculations provided for in this Section 11(a)(v).
(vi) The Company makes a cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:
CR1 = CR0 x [SP0 / (SP0 – C)]
CR0    =    the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution
CR1    =    the new Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution
SP0    =    the Current Market Price as of the Record Date for such dividend or distribution
C    =    the amount in cash per share of Common Stock the Company distributes to all or substantially all holders of its Common Stock; provided that, if C is equal or greater than SP0, then in lieu of the foregoing adjustment, the Company shall pay to each holder of Series B Preferred Stock on the date the applicable cash dividend or distribution is made to holders of Common Stock, but without requiring such holder to convert its shares of Series B Preferred Stock, in respect of each share of Series B Preferred Stock held by such holder, the amount of cash such holder would have received had such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution
Any adjustment made pursuant to this clause (vi) shall be effective immediately after the close of business on the Record Date for such dividend or distribution. If any dividend or distribution is declared but not paid, the Conversion Rate shall be readjusted, effective as of the date the Board announces that such dividend or distribution will not be paid, to the Conversion Rate that would then be in effect if such had dividend or distribution not been declared.
(vii)The Company issues shares of Common Stock or any other security convertible into, exercisable or exchangeable for Common Stock (such Common Stock or other security, “Equity-Linked Securities”) (other than in Excluded Issuances (as defined below) or a transaction to which Section 11(a)(i), Section 11(a)(ii), Section 11(a)(iv) or Section 11(a)(v) applies), for a consideration per share of Common Stock (or conversion, exercise or exchange price per share of Common Stock) less than the then-applicable

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Conversion Price on the date the Company fixes the offering price (or conversion, exercise or exchange price) of Equity-Linked Securities, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [(OS0 + A) / (OS0 + B)]
CR0    =    the Conversion Rate in effect immediately prior to the issuance of such Equity-Linked Securities
CR1    =    the new Conversion Rate in effect immediately after the issuance of such Equity-Linked Securities
OS0    =    the number of shares of Common Stock outstanding immediately prior to the issuance of such Equity-Linked Securities (treating for this purpose as outstanding all shares of Common Stock issuable upon (i) conversion of all convertible securities of the Company and (ii) exercise or vesting of any equity awards of the Company, including options and restricted stock units (using the treasury stock method as determined by the Company))
A    =    the maximum number of additional shares of Common Stock issued (or into which Equity-Linked Securities may be converted)
B    =    the number of shares of Common Stock (or into which such Equity-Linked Securities may be converted) that would have been issued assuming such additional shares of Common Stock had been issued or deemed issued at a price per share of Common Stock equal to the Conversion Price (such amount determined by dividing the aggregate consideration receivable by the Company for the total number of shares of Common Stock to be issued (or into which such Equity-Linked Securities may be converted) by the Conversion Price immediately prior to the execution of the definitive agreement on pricing such shares (or such Equity-Linked Securities))
For purposes of this Section 11(a)(vii), the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or Equity-Linked Securities shall be deemed to be equal to the sum of (x) the purchase price payable solely in cash of all such securities plus (y) the minimum aggregate amount, if any, payable upon conversion, exercise or exchange of any such Equity-Linked Securities into or for shares of Common Stock plus (z) the Fair Market Value of any consideration that consists all or in part of property other than cash; and “Excluded Issuances” means issuances of Common Stock or Equity-Linked Securities (i) as consideration for an acquisition of businesses and/or related assets, (ii) pursuant to employee benefit plans and compensation related arrangements approved by the Board, (iii) pursuant to any issuance, exercise or conversion of securities or rights issued pursuant to a distribution in which shares of the Series B Preferred Stock participate or in connection with a stockholder rights plan, or (iv) in connection with the conversion, exercise or exchange of any Equity-Linked Security pursuant to its terms. Any adjustment made pursuant to this Section 11(a)(vii) shall become effective immediately upon the date of such issuance of such Common Stock or Equity-Linked Securities, as applicable.

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Upon the expiration or termination of any unconverted, unexercised or unexchanged Equity-Linked Security which resulted in an adjustment to the Conversion Rate pursuant to this Section 11(a)(vii), the Conversion Rate shall be adjusted to such Conversion Rate that would be in effect if such Equity-Linked Security had never been issued. Notwithstanding anything to the contrary in this Certificate of Designations (but subject to the last sentence of Section 13(a)), no adjustment will be made to the Conversion Rate pursuant to this Section 11(a)(vii) to the extent, but only to the extent, such adjustment would cause the Conversion Price to be less than $0.91 per share of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).
(viii)If the Company has a stockholder rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series B Preferred Stock, Holders of such shares will receive, in addition to the applicable number of shares of Common Stock, the rights under such rights plan relating to such Common Stock, unless, prior to such Conversion Date, the rights have (i) become exercisable or (ii) separated from the shares of Common Stock (the first of such events to occur, a “Trigger Event”), in which case, the Conversion Rate will be adjusted, effective automatically at the time of such Trigger Event, as if the Company had made a distribution of such rights to all holders of Common Stock as described in Section 11(a)(ii) (without giving effect to the forty-five (45) calendar day limit on exercisability of rights, options or warrants ordinarily subject to such Section 11(a)(ii)), subject to appropriate readjustment in the event of the expiration, termination or redemption of such rights prior to the exercise, deemed exercise or exchange thereof. Notwithstanding the foregoing, to the extent any such stockholder rights are exchanged by the Company for shares of Common Stock or other property or securities, the Conversion Rate shall be appropriately readjusted as if such stockholder rights had not been issued, but the Company had instead issued such shares of Common Stock or other property or securities as a dividend or distribution of shares of Common Stock pursuant to Section 11(a)(i) or Section 11(a)(iv), as applicable.
To the extent that such rights are not exercised prior to their expiration, termination or redemption, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the occurrence of the Trigger Event been made on the basis of the issuance of, and the receipt of the exercise price with respect to, only the number of shares of Common Stock actually issued pursuant to such rights.
Notwithstanding anything to the contrary in this Section 11(a)(viii), no adjustment shall be required to be made to the Conversion Rate with respect to any Holder which is, or is an “affiliate” or “associate” of, an “acquiring person” under such stockholder rights plan or with respect to any direct or indirect transferee of such Holder who receives Series B Preferred Stock in such transfer after the time such Holder becomes, or its affiliate or associate becomes, such an “acquiring person”.
(b)     Calculation of Adjustments. All adjustments to the Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a
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share). No adjustment to the Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent of the Conversion Rate; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment; provided, further that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date or redemption or repurchase date.
(c)     When No Adjustment Required. (i) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Common Stock.
(ii) Except as otherwise provided in this Section 11, the Conversion Rate will not be adjusted as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans.
(iii) No adjustment to the Conversion Rate will be made:
(A)upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;
(B)upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries or of any employee agreements or arrangements or programs, including, without limitation, the Company’s 2016 Stock Incentive Plan and 2021 Omnibus Incentive Plan;
(C)except as expressly provided in Section 11, upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security, including the Series A Preferred Stock and the Series B Preferred Stock; or
(D)for a change in the par value of the Common Stock.
(d)     Successive Adjustments. After an adjustment to the Conversion Rate under this Section 11, any subsequent event requiring an adjustment under this Section 11 shall cause an adjustment to each such Conversion Rate as so adjusted.
(e)     Multiple Adjustments. For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Conversion Rate pursuant to this Section 11 under more than one subsection hereof, such event, to the extent fully taken into account in a
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single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 11 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.
(f)     Notice of Adjustments. Whenever the Conversion Rate is adjusted as provided under this Section 11, the Company shall as soon as reasonably practicable following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):
(i)compute the adjusted applicable Conversion Rate in accordance with this Section 11 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Conversion Rate, the method of calculation thereof, and the facts requiring such adjustment and upon which such adjustment is based; and
(ii)provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Conversion Rate was determined and setting forth the adjusted applicable Conversion Rate.
(g)     Conversion Agent. The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to this Section 11(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, that may at the time be issued or delivered with respect to any Series B Preferred Stock and the Conversion Agent makes no representation with respect thereto. The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Series B Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 11.
(h)     Fractional Shares. No fractional shares of Common Stock will be delivered to the Holders upon conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive, at the Company’s sole discretion, an amount in cash equal to the fraction of a share of Common Stock multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date. In order to determine whether the number of shares of Common Stock to be delivered to a Holder upon the conversion of such Holder’s shares of Series B Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series B Preferred Stock of such Holder that are being converted and/or issued on any single Conversion Date or Change of Control Purchase Date.

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SECTION 12. Adjustment for Reorganization Events.
(a) Reorganization Events. In the event of:
(i)any reclassification, statutory exchange, merger, consolidation or other similar business combination of the Company with or into another Person, in each case, pursuant to which at least a majority of the Common Stock is changed or converted into, or exchanged for, cash, securities or other property of the Company or another Person;
(ii)any sale, transfer, lease or conveyance to another Person of all or a majority of the property and assets of the Company, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or
(iii)any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification, recapitalization or reorganization of the Common Stock into other securities;
other than, in each case, any such transaction that constitutes a Change of Control (other than if the last sentence of Section 9(a) is implicated), with respect to which, for the avoidance of doubt, the provisions of Section 9 shall apply (each of which is referred to as a “Reorganization Event”), each share of Series B Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the Holders and subject to Section 12(d) and Section 13(b), remain outstanding but shall become convertible into, out of funds legally available therefor, the number, kind and amount of securities, cash and other property (the “Exchange Property”) (without any interest on such Exchange Property and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) that the Holder of such share of Series B Preferred Stock would have received in such Reorganization Event had such Holder converted its shares of Series B Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Rate applicable immediately prior to the effective date of the Reorganization Event and the Liquidation Preference (for the avoidance of doubt, reflecting increases in the amount of Compounded Dividends) applicable at the time of such subsequent conversion; provided that the foregoing shall not apply if such Holder is a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by such Constituent Persons or such Affiliate thereof. If the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person (other than a Constituent Person or an Affiliate thereof), then for the purpose of this Section 12(a), the kind and amount of securities, cash and other property receivable upon conversion following such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock.
(b)     Successive Reorganization Events. The above provisions of this Section 12 shall similarly apply to successive Reorganization Events and the provisions of

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Section 11 shall apply to any shares of Capital Stock received by the holders of the Common Stock in any such Reorganization Event.

(c)     Reorganization Event Notice. The Company (or any successor) shall, no less than thirty (30) days prior to the anticipated effective date of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 12.
(d)     Reorganization Event Agreements. The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless (i) such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series B Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 12, and (ii) to the extent that the Company is not the surviving corporation in such Reorganization Event or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series B Preferred Stock into Capital Stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event.
SECTION 13. Voting Rights.
(a) General. The Holders have no voting rights except as expressly set forth herein or as otherwise provided by law; provided that Holders of shares of Series B Preferred Stock shall be entitled to vote with the holders of Common Stock and the holders of any other class or series of Capital Stock of the Company then entitled to vote with the Common Stock, voting together as a single class, in connection with the requested approval of (i) a Change of Control transaction (to the extent such Change of Control transaction is submitted to a vote of the holders of the Common Stock) or (ii) the issuance of Capital Stock by the Company in connection with an acquisition by the Company (to the extent such issuance is submitted to a vote of the holders of the Common Stock); and provided, further, that Holders of Affected Shares shall be entitled to vote with the holders of Common Stock and the holders of any other class or series of Capital Stock of the Company then entitled to vote with the Common Stock, voting together as a single class, in connection with the requested approval of any voluntary deregistration or delisting of the Common Stock (other than in connection with a Change of Control). On such matters on which the Holders are entitled to vote, each Holder shall be entitled to the number of votes, equal to the product of (i) the largest number of whole shares of Common Stock into which all shares of Series B Preferred Stock could be converted pursuant to Section 6 multiplied by (ii) a fraction the numerator of which is the number of shares of Series B Preferred Stock held by such Holder and the denominator of which is the aggregate number of issued and outstanding shares of Series B Preferred Stock, in each case at and calculated as of the record date for the determination of stockholders entitled to vote or consent on such matters or, if no such record date is established, at and as of the date such vote or consent is taken or any written consent of stockholders is first executed. The Holders shall be entitled to notice of any meeting of holders of Common Stock in accordance with the Certificate of Incorporation and Bylaws of the Company. Notwithstanding anything to the contrary

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contained in this Certificate of Designations, solely for purposes of determining the number of votes a Holder is entitled to under this Section 13(a) when entitled to vote with holders of Common Stock, no adjustment will be made to the Conversion Rate pursuant to Section 11(a)(vii) to the extent, but only to the extent, such adjustment would cause the Conversion Price to be less than $0.91 per share of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations or similar events with respect to the Common Stock).

(b) Adverse Changes. The affirmative vote or consent of the Holders of at least a majority of the shares of Series B Preferred Stock outstanding at such time (other than, solely for the succeeding clauses (ii), (iii) and (iv), Affected Shares), voting together as a separate class, given in person or by proxy, either by consent without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to the DGCL:
(i)any amendment, alteration or repeal (whether by merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws that would have an adverse effect on the rights, preferences, privileges or powers (including voting powers) of the Series B Preferred Stock or the Holder thereof;
(ii)any amendment or alteration (whether by merger, consolidation or otherwise) of, or any supplement (whether by a certificate of designations or otherwise) to, the Certificate of Incorporation or any provision thereof, or any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue, any Senior Stock or any other class or series of Capital Stock of the Company ranking senior to the Series B Preferred Stock as to dividend rights or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;
(iii)any increase or decrease in the authorized number of shares of Series B Preferred Stock or issuance of shares of Series B Preferred Stock other than the issuance of shares of Series B Preferred Stock not in excess of the initially authorized number of shares of Series B Preferred Stock; and
(iv)any voluntary deregistration or delisting of the Common Stock (other than in connection with a Change of Control);
provided, however, (A) that, with respect to any merger, consolidation or similar transaction in which the holders of the Series B Preferred Stock receive equity securities with rights, preferences, privileges and powers (including voting power) substantially the same as those of the Series B Preferred Stock and the provisions of the certificate of incorporation and bylaws (or equivalent governing documents) of the surviving entity or successor entity in such transaction do not differ from the Certificate of Incorporation or Bylaws in any manner that would have an adverse effect, in any material respect, on the rights, preferences, privileges or powers (including voting power) of the Series B Preferred Stock or the holders thereof, such holders shall not have

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any voting rights with respect to such amendment, alteration or repeal pursuant to clause (i) above and (B) that the authorization or creation of, or the increase in the number of authorized or issued shares of, or the reclassification of any security (other than the Series B Preferred Stock) into, or the issuance of, Junior Stock will not require the vote of the holders of the Series B Preferred Stock.

    For purposes of this Section 13, the filing in accordance with applicable law of a certificate of designations or any similar document setting forth or changing the designations, powers, preferences, rights, qualifications, limitations and restrictions of any class or series of stock of the Company shall be deemed an amendment to the Certificate of Incorporation. Notwithstanding anything to the contrary in this Certificate of Designations, any amendment, alteration or repeal (whether by merger, consolidation, or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or Bylaws that adversely affects the Conversion Price, Conversion Rate, Liquidation Preference, the Change of Control Put right, the Mandatory Conversion Price or Change of Control Put Price shall not be effective as to the shares of Series B Preferred Stock held by any Holder without the consent of such Holder.
(c)     Each Holder of Series B Preferred Stock will have one vote per share on any matter on which Holders of Series B Preferred Stock are entitled to vote separately as a class, whether at a meeting or by written consent.
(d)     Except as otherwise set forth in this Certificate of Designations, the vote or consent of the Holders of a majority of the shares of Series B Preferred Stock outstanding at such time (other than Affected Shares), voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be sufficient to waive or amend the provisions of Section 9(h) of this Certificate of Designations, and any amendment or waiver of any of the provisions of Section 9(h) approved by such percentage of the Holders shall be binding on all of the Holders.
(e)     For the avoidance of doubt and notwithstanding anything to the contrary in the Certificate of Incorporation or Bylaws of the Company, the Holders of Series B Preferred Stock (other than Affected Shares) shall have the exclusive consent and voting rights set forth in Section 13(b) and may take action or consent to any action with respect to such rights without a meeting by delivering a consent in writing or by electronic transmission of the Holders of the Series B Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize, take or consent to such action at a meeting of stockholders. Holders of Affected Shares shall have no voting rights other than as provided in Section 13(a) or Section 13(a)(b)(i).
SECTION 14. Preemptive Rights. The Holders shall not have any preemptive rights. The foregoing shall not limit any subscription right to participate in any issuance of new equity securities by the Company that the Holders may have as set forth in the Investment Agreement, the Series A Investment Agreement or any other agreement entered into by the Company.

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SECTION 15. Term. Except as expressly provided in this Certificate of Designations, the shares of Series B Preferred Stock shall not be redeemable or otherwise mature and the term of the Series B Preferred Stock shall be perpetual.
SECTION 16. Creation of Capital Stock. Subject to Section 13(b)(ii) or Section 13(b)(iii), the Board, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Capital Stock of the Company.
SECTION 17. No Sinking Fund. Shares of Series B Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.
SECTION 18. Transfer Agent, Conversion Agent, Registrar and Paying Agent. The duly appointed Transfer Agent, Conversion Agent, Registrar and paying agent for the Series B Preferred Stock shall be Broadridge Corporate Issuer Solutions, Inc. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent, Conversion Agent, Registrar or paying agent for the Series B Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof to the Holders.
SECTION 19. Replacement Certificates. (a) Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates evidencing the Series B Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company. Any such replacement shall be done in accordance with the Bylaws of the Company.
(b)     Certificates Following Conversion. If physical certificates representing the Series B Preferred Stock are issued, the Company shall not be required to issue replacement certificates representing shares of Series B Preferred Stock on or after the Conversion Date applicable to such shares (except if any certificate for shares of Series B Preferred Stock shall be surrendered for partial conversion, the Company shall, at its expense, execute and deliver to or upon the written order of the Holder of the certificate so surrendered a new certificate for the shares of Series B Preferred Stock not converted). In place of the delivery of a replacement certificate following the applicable Conversion Date, the Transfer Agent, upon receipt of the satisfactory evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock issuable upon conversion of such shares of Series B Preferred Stock formerly evidenced by the physical certificate.
SECTION 20. Taxes. (a) Transfer Taxes. The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. However, in the case of conversion of Series B Preferred Stock, the Company shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Common Stock or other securities

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to a beneficial owner other than the beneficial owner of the Series B Preferred Stock immediately prior to such conversion, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series B Preferred Stock (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of taxes to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.
(c) Tax Treatment. Except as otherwise required by a change of law after the date hereof, it is intended that (i) the Series B Preferred Stock shall be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Internal Revenue Code and the Treasury Regulations issued thereunder and (ii) no Holder shall be required to include in income as a dividend (including any deemed dividend) for U.S. federal income tax purposes any income or gain in respect of the Series B Preferred Stock unless and until Dividends are declared and paid in cash in respect of such Series B Preferred Stock.
SECTION 21. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail with postage prepaid, or by private courier service addressed: (i) if to the Company, to its office at Bright Health Group, Inc., 8000 Norman Center Drive, Suite 1200, Minneapolis, MN 55437 (Attention: General Counsel), (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.
SECTION 22. Facts Ascertainable. When the terms of this Certificate of Designations refers to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Secretary of the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Secretary of the Company shall also maintain a written record of the Issuance Date, the number of shares of Series B Preferred Stock issued to a Holder and the date of each such issuance, and shall furnish such written record free of charge to any Holder who makes a request therefor.
SECTION 23. Waiver. Except as otherwise set forth in this Certificate of Designations, notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the Holders thereof) upon the vote or written consent of the Holders of a majority of the shares of Series B Preferred Stock then outstanding; provided that any waiver that adversely affects the Conversion Price, Conversion Rate, Liquidation Preference, the Change of Control Put right, the Mandatory

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Conversion Price or Change of Control Put Price shall not be effective as to the shares of Series B Preferred Stock held by any Holder without the consent of such Holder.

SECTION 24. Severability. If any term of the Series B Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.
SECTION 25. Business Opportunities. To the fullest extent permitted by Section 122(17) of the DGCL (or any successor provision) and except as may be otherwise expressly agreed in writing by the Company and the Investor Parties, the Company, on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities, that are from time to time presented to the Investor Parties or any of their respective officers, representatives, directors, agents, stockholders, members, partners, Affiliates, Subsidiaries (other than the Company and its Subsidiaries), or any of their respective designees on the Company’s Board and/or any of their respective representatives who, from time to time, may act as officers of the Company, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to the Company or any of its Subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries unless, in the case of any such person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company. Any Person purchasing or otherwise acquiring any interest in any shares of Capital Stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 25. Neither the alteration, amendment or repeal of this Section 25, nor the adoption of any provision of the Certificate of Incorporation or this Certificate of Designations inconsistent with this Section 25, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate or reduce the effect of this Section 25 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Section 25, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this Section 25 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 25 (including, without limitation, each portion of any paragraph of this Section 25 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Section 25 (including, without limitation, each such portion of any paragraph of this Section 25 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law. This Section 25 shall not limit any protections or defenses available to, or indemnification or

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advancement rights of, any director, officer, employee or agent of the Company under the Certificate of Incorporation, the Bylaws, any other agreement between the Company and such director, officer, employee or agent or applicable law.

[Signature Page Follows]
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IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be executed this [●] day of [●], 2022.

    BRIGHT HEALTH GROUP, INC.

    By:
    Name:
    Title:

[Signature Page to Certificate of Designations]

EXHIBIT B
FORM OF JOINDER

The undersigned is executing and delivering this Joinder, dated as of [●], 202[●] (this “Joinder”), pursuant to that certain Investment Agreement, dated as of October 10, 2022 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”), by and among Bright Health Group, Inc., a Delaware corporation, and [●], a [●] [●] (the “Initial Purchaser”),1 as well as the other Purchasers named on the signature pages thereto, and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Investment Agreement.

By executing and delivering this Joinder, the undersigned hereby adopts and approves the Investment Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Investment Agreement applicable to the Initial Purchaser in the same manner as if the undersigned were an original Purchaser signatory to the Investment Agreement.
The undersigned hereby acknowledges and agrees that any Series B Preferred Stock it may own may constitute “Affected Shares” as such term is defined in the Series B Certificate of Designations in the circumstances described in the Series B Certificate of Designations.
The undersigned acknowledges and agrees that Sections 7.02, 7.03, 7.07, 7.08 and 7.12 of the Investment Agreement are incorporated herein by reference, mutatis mutandis (provided, that the notice information for the undersigned shall be as set forth on the signature page for the undersigned to this Joinder).
[Remainder of page intentionally left blank.]
1 Note to Draft: To be the applicable transferring Purchaser.

[____________]
By: _________________________________
Name:
Title:
                Notices:
                [Address]
                [Email Address]

EXHIBIT C
THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
This THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of October [●], 2022 (this “Agreement”), is entered into by and among Bright Health Group, Inc. (formerly known as Bright Health Inc.), a Delaware corporation (the “Corporation”), New Enterprise Associates 15, L.P. (“NEA 15”), NEA Ventures 2016, Limited Partnership (“NEA Ventures”), New Enterprise Associates 16, L.P. (“NEA 16”), New Enterprise Associates 17, L.P. (“NEA 17”), NEA 18 Venture Growth Equity, L.P. (together with NEA 15, NEA Ventures, NEA 16 and NEA 17, “NEA”), Bessemer Venture Partners IX L.P. (“Bessemer IX”), Bessemer Venture Partners IX Institutional L.P. (together with Bessemer IX, “Bessemer”), StepStone VC Global Partners VII-A, L.P. (“StepStone VII-A”), StepStone VC Global Partners VII-C, L.P. (“StepStone VII-C”), StepStone VC Opportunities IV, L.P. (together with StepStone VII-A and StepStone VII-C, “StepStone”), Cigna Health & Life Insurance Company (“Cigna Health”), Cigna Ventures, LLC (together with Cigna Health, “Cigna” and, together with NEA, Bessemer and StepStone, the “Majority Holders”), Bessemer Venture Partners Century Fund L.P. (“Bessemer Century”), Bessemer Venture Partners Century Fund Institutional L.P. (“Bessemer Century Inst”), 15 Angels II LLC (together with Bessemer Century and Bessemer Century Inst, “New Bessemer Investors”), California State Teachers’ Retirement System (“CalSTRS”), Tetrao SPF (“Tetrao”), Town Hall Ventures II, L.P. (“Town Hall”), JDC Investments LP (“JDC”), D. Canale & Co. (“Canale”), John D. Canale Residuary Trust (“John D”), CWC Family LP (“CWC”), StepStone VC Opportunities V, L.P. (“StepStone V”), StepStone VC Opportunities V-D, L.P. (“StepStone V-D”), StepStone VC Opportunities VI, L.P. (“StepStone VI”), StepStone VC Opportunities VI-D, L.P. (“StepStone VI-D” and, together with New Bessemer Investors, CalSTRS, Tetrao, Town Hall, JDC, Canale, John D, CWC, StepStone V, StepStone V-D and StepStone VI, the “New Series B Investors”).
WHEREAS, the Corporation and certain of the Majority Holders are parties to that certain Second Amended and Restated Registration Rights Agreement, dated as of November 15, 2018, as amended by the Amendment thereto, dated as of May 19, 2021, among the Corporation and certain of the Majority Holders and by the Second Amendment thereto, dated as of January 3, 2022, among the Corporation and the Majority Holders (as so amended, the “Original Agreement”); and
WHEREAS, the New Series B Investors and certain of the Majority Holders are parties to the Investment Agreement, dated as of October 10, 2022 (the “Series B Investment Agreement”);
WHEREAS, the Majority Holders represent the requisite Holders necessary to amend the Original Agreement pursuant to Section 19 of the Original Agreement and now desire to amend and restate the Original Agreement in its entirety.
NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereby agree to amend and restate the Original Agreement effective as of the date set forth above as follows:
Section 1.Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” means, (a) with respect to any Person, any (i) director, officer, limited or general partner, member or stockholder holding 50% or more of the outstanding capital stock or other equity interests of such Person, (ii) any spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (i) above relating to such Person) and (iii) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and (b) with respect to the FF Investor and the FF Beneficial Investor, includes an FF Permitted Transferee (as hereinafter defined) Notwithstanding the foregoing, if any direct or indirect limited partner of a Person that is an investment fund (a “Fund”) owns a majority of the economic interest of such Fund, such direct or indirect limited partner shall not be deemed to be an “Affiliate” of such Fund without other mechanisms of exerting “control” over such Fund in addition to such limited partner’s ownership of economic interests in such Fund. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Board” means the Board of Directors of the Corporation.

“Charter” means the Ninth Amended and Restated Certificate of Incorporation of the Corporation, together with the Certificate of Designations of Series A Convertible Perpetual Preferred Stock of the Corporation and, when filed with the Secretary of State of the State of Delaware, the Certificate of Designations of Series B Convertible Perpetual Preferred Stock of the Corporation, in effect as of the date hereof, as the same may be amended, modified or supplemented after the date hereof.
“Commission” means the Securities and Exchange Commission or any other agency at the time administering the Securities Act.
“Common Stock” has the meaning set forth in the Charter.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.
“Excluded Investors” means, other than the Holders as of the date of this Agreement, holders of securities issued by the Corporation following the date of this Agreement.
“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Corporation or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to a Commission Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities of the Corporation.
“FF Beneficial Investor” means Future Fund Investment Company No.4 Pty Ltd (ACN 134 338 908).
“FF Investor” means The Northern Trust Company (ABN 62 126 279 918), a company incorporated in the State of Illinois in the United States of America, in its capacity as custodian for the FF Beneficial Investor.
“FF Permitted Transferee” means (i) the Future Fund Board of Guardians; (ii) any person controlling, controlled by, or under common control with, the Future Fund Board of Guardians; (iii) the trustee of a trust in which all or substantially all of the beneficial interests are held directly or indirectly by the Future Fund Board of Guardians; (iv) any person controlling, controlled by, or under common control with, the Future Fund Board of Guardians; or (v) any custodian for any of the foregoing persons listed in (i)-(iv).
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Free Writing Prospectus” means a free writing prospectus as defined in Rule 405 under the Securities Act.
“Holder” means (i) each holder of Registrable Shares identified on Annex I hereto, including any successor to, or assignee or transferee of, any such Person who or which agrees in writing to be treated as a Holder hereunder and to be bound by the terms and comply with all applicable provisions hereof and (ii) subject to the written consent of the holders of a majority of the Registrable Shares then outstanding and subject to compliance with Section 12 hereof, any other holder of Registrable Shares and any successor to, or assignee of, any such Person, in each case, who or which agrees in writing to be treated as a Holder hereunder and to be bound by the terms and comply with all applicable provisions hereof (provided that no such consent set forth in this clause (ii) shall be required in order to grant Excluded Investors registration rights pursuant to this Agreement that are pari passu with the rights granted to the Holders pursuant to this Agreement with respect to equity securities acquired by an Excluded Investor from the Corporation after the date of this Agreement which by their terms are exercisable or exchangeable for or convertible into Common Stock, and the underlying shares of Common Stock).
“Issuer Free Writing Prospectus” means an issuer free writing prospectus as defined in Rule 433 under the Securities Act.

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“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares hereunder.
“Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.
“Primary Shares” means at any time authorized but unissued shares of Common Stock.
“Registrable Shares” means shares of Common Stock held by any Holder and any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock which are held by such Holder (including exercised or unexercised warrants or preferred stock or Common Stock or convertible debt securities of the Corporation). As to any particular Registrable Shares held by a Holder, once issued, such Registrable Shares shall cease to be Registrable Shares upon the earliest to occur of (i) the date when they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement (other than dispositions to an Affiliate of a Holder), (ii) the date they have been sold or otherwise disposed pursuant to Rule 144 or Rule 145, (iii) the date such Holder and its Affiliates owns less than 2% of the outstanding Common Stock (on an as converted basis after giving effect to conversion of any convertible securities then held by such Holder) and such Holder is able to sell or otherwise dispose of all of its Registrable Shares without volume or manner of sale restrictions pursuant to Rule 144 or Rule 145 or (iv)  the date when they shall have ceased to be outstanding. For the avoidance of doubt, the number of shares of Common Stock underlying any convertible or exchangeable securities on an as-converted basis shall be used for measuring any percentage or amount of Registrable Shares under this Agreement.
“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).
“Rule 145” means Rule 145 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.
Section 2.Required Registration.
(a)At any time following the earlier of (i) March 31, 2023 and (ii) the date the Form S-3 Shelf (as defined below) first becomes effective, if a Holder or Holders shall request that the Corporation effect the registration under the Securities Act of either (x) not less than five percent (5%) of the aggregate number of Registrable Shares then outstanding or (y) not less than ten percent (10%) of the aggregate number of Registrable Shares held by such Holder on the date hereof (or, with respect to any Holder that becomes a Holder on a Closing Date under the Series B Investment Agreement, held by such Holder on such Closing Date), the Corporation shall promptly use commercially reasonable efforts to effect the registration under the Securities Act, pursuant to a registration statement, on Form S-1 or any similar long-form registration statement, or on Form S-3 or any similar short-form registration statement, if available, including, solely in the case of a registration statement on Form S-3, to permit the public resale of the Registrable Shares on a delayed or continuous basis from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect), of such Registrable Shares.
(b)Notwithstanding anything contained in this Section 2 to the contrary, the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

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(i)     The Corporation shall not, within any twelve (12)-month period, be obligated to file and cause to be effective more than four (4) registration statements initiated pursuant to Section 2(a) on Form S-1 promulgated under the Securities Act (or any successor form thereto).
(ii)     The Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2 (A) during the period that is forty-five (45) days before the Corporation’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Corporation-initiated registration, provided that the Corporation is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (B) if the Form S-3 Shelf is then effective and available for use in the proposed disposition or if Holders propose to dispose of shares of Registrable Shares that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 4.
(iii)     If the Board reasonably determines that such registration and any offering thereunder would (A) interfere with any material transaction involving the Corporation, (B) require premature disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential or (C) render the Corporation unable to comply with requirements under the Securities Act or the Exchange Act, then the Corporation shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Holder(s) is given; provided, however, that the Corporation shall only be entitled to invoke its rights under this Section 2(b)(iii) up to two times during any twelve (12)-month period, and the applicable periods under such two exercises of this right may not in the aggregate consist of more than ninety (90) days during any such twelve (12)-month period. The Corporation shall promptly notify the Holders of the expiration of any period during which it has exercised its rights under this Section 2(b)(iii).
(iv)     If the holders of the Registrable Shares requesting to be included in a registration pursuant to Section 2(a) so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering. The holders of Registrable Shares requesting such registration shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Corporation to act as the lead managing underwriter or underwriters in connection with such offering.
(v)     At any time before the registration statement covering such Registrable Shares becomes effective, the holders of a majority of such Registrable Shares may request the Corporation to withdraw or not to file the registration statement. In that event, unless such request of withdrawal was caused by, or made in response to (A) a material adverse effect or a similar event related to the business, properties, condition, or operations of the Corporation not known (without imputing the knowledge of any other Person to such holders) by the holders initiating such request at the time their request was made, (B) due to pricing conditions which in the good faith judgment of the holders requesting the registration are adverse, (C) other material facts not known to such holders at the time their request was made or (D) an exercise by the Corporation of its rights under this Agreement to delay or suspend a registration statement or an offering, the holders shall be deemed to have used one of their registration rights under Section 2(a). In addition, in the event that the registration statement covering such Registrable Shares is not declared effective within one hundred twenty (120) days from the date of first filing with the Commission, the holders shall not be deemed to have used one of their registration rights pursuant to Section 2(a).
Section 3.Piggyback Registration. If (x) the Corporation at any time proposes for any reason to register or offer Primary Shares or Other Shares (other than in an Excluded Registration) or (y) any Holder proposes to register or offer any Registrable Shares pursuant to the terms of this Agreement (including any Underwritten Shelf Takedown), in each case under the Securities Act, in the case of clause (x), the Corporation shall give written notice to each Holder of its intention to so register or offer such Primary Shares or Other Shares, and in the case of clause (y) the applicable Holder shall give written notice to the Corporation of its intention to so register or offer its Registrable Shares, in each case at least ten (10) days before the initial filing of the registration statement related thereto or any offering thereunder and, in the case of clause (y) the Corporation shall promptly give written notice thereof to each other Holder, and, upon the request, delivered to the Corporation within five (5) days after delivery of any such notice by the Corporation, of any Holder to include in such registration or offering Registrable Shares (which request shall specify the number
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of Registrable Shares proposed to be included in such registration or offering), the Corporation shall use commercially reasonable efforts to cause all such Registrable Shares to be included in such registration or offering on the same terms and conditions as the securities otherwise being sold in such registration or offering; provided that in the event an Underwritten Shelf Takedown is a “bought deal” or overnight transaction, the Corporation shall give written notice of such Underwritten Shelf Takedown to all other Holders of Registrable Shares within one (1) business day of the day the request is received by the Corporation, and Holders shall provide written requests for inclusion therein within two (2) business days of receiving such notice; provided, further, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares requested to be included in any registration or offering would interfere with the successful marketing (including pricing) of an offering of the Primary Shares, Other Shares or Registrable Shares, as applicable, proposed to be registered, then, the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration or offering shall be included in the following order:
(a) in the case of a registration initiated by the Corporation, for its own account, of Primary Shares:
(i)    first, the Primary Shares;
(ii)     second, the Registrable Shares held by the Holders (or, if necessary, such Registrable Shares pro rata among such Holders based on the number of Registrable Shares requested to be registered or offered by each such Holder); and

(iii)     third, the Other Shares;
provided, that in no event shall the managing underwriter include in such registration or offering less than thirty percent (30%) of Registrable Shares proposed to be included in such registration or offering by the Holders without the consent of each such proposing Holder. The Corporation shall have the right to terminate or withdraw any registration or offering initiated by it for its own account under this Section 3 before the effective date of such registration or pricing of such offering, as applicable, whether or not any Holder has elected to include Registrable Shares in such registration or offering;
(b)     in the case of any registration initiated by the Corporation pursuant to a Holder’s exercise of its rights pursuant to Section 2 or Section 4 (and not undertaken for the Corporation’s account):
(i)     first, the Registrable Shares of any requesting Holders, pro rata among such Holders based upon the number of Registrable Shares requested to be registered by each such Holder;
(ii)     second, any Primary Shares proposed to be registered by the Corporation for its own account; and
(iii)     third, any Other Shares or other securities of the Corporation proposed to be registered by the Corporation for the account of any other party; and

(c)    in the case of any registration initiated by the Corporation on behalf of any other holder of securities of the Corporation (other than Holders of Registrable Shares under this Agreement):
(i)     first, the Registrable Shares of any Holders requesting to be included in such registration pursuant to the terms of this Agreement, pro rata among such Holders based upon the number of Registrable Shares requested to be registered by each such Holder;
(ii)     second, the securities of the holders requesting such registration;
(iii)     third, any Primary Shares proposed to be registered by the Corporation for its own account; and

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(iv)     fourth, any Other Shares or other securities of the Corporation proposed to be registered by the Corporation for the account of any other party.

Section 4.Registrations on Form S-3.
(a)Anything contained in Section 2 to the contrary notwithstanding, on or before March 31, 2023 (the “S-3 Filing Deadline”), the Corporation shall file and cause to be declared effective a registration statement on Form S-3 (the “Form S-3 Shelf”) covering the resale of the Registrable Shares on a delayed or continuous basis (it being agreed that such Form S-3 Shelf shall be an automatic shelf registration statement if the Corporation is a Well-Known Seasoned Issuer under the Securities Act); provided, that if the Corporation shall not have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto by the S-3 Filing Deadline, the S-3 Filing Deadline shall be thirty (30) business days following the date that the Corporation so qualifies. Any time following the S-3 Filing Deadline, if any Form S-3 Shelf ceases to be effective under the Securities Act, or ceases to be usable for the resale of all Registrable Shares, for any reason at any time while Registrable Shares are still outstanding, the Corporation shall use reasonable efforts to as promptly as is reasonably practicable cause such Form S-3 Shelf to again become effective or to become so usable under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Form S-3 Shelf), and shall use reasonable efforts to as promptly as is reasonably practicable amend such Form S-3 Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Form S-3 Shelf or file an additional registration statement as a Form S-3 Shelf registering the resale from time to time, on a delayed or continuous basis, of all securities that are Registrable Shares as of the time of such filing. Any Form S-3 Shelf when declared effective (including the documents incorporated therein by reference) will comply in all material respects as to form with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(b)At any time following the S-3 Filing Deadline, any Holder or Holders shall have the right (but only if there is no Form S-3 Shelf then in effect covering all of the Registrable Shares held by such Holder of the class of securities sought to be registered) to request the registration of all or a portion of its Registrable Shares on Form S-3, which request or requests shall (a) specify the number of Registrable Shares intended to be sold or disposed of and the Holders thereof and (b) relate to Registrable Shares having an aggregate offering price of at least $500,000 (unless such Registrable Shares constitute all of the Registrable Shares held by such requesting Holder or Holders). Following any such request, the Corporation shall promptly file and cause to be declared effective a Form S-3 Shelf covering the resale of the Registrable Shares on a delayed or continuous basis consistent with the obligations set forth in Section 4(a).
(c)If the holders of the Registrable Shares requesting to be included in a registration pursuant to this Section 4 so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten offering (an “Underwritten Shelf Takedown”). The Corporation shall not be required to effect more than one (1) Underwritten Shelf Takedowns per calendar quarter pursuant to this Section 4. The holders of Registrable Shares requesting any Underwritten Shelf Takedown shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Corporation to act as the lead managing underwriter or underwriters in connection with such Underwritten Shelf Takedown.
(d)Subject to the other applicable provisions of this Agreement, at any time that any Form S-3 Shelf is effective, if a Holder delivers a notice to the Corporation (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Shares included by it on any Form S-3 Shelf that requires an amendment or supplement to the Form S-3 Shelf (a “Shelf Offering”) and stating the number and type of the Registrable Shares to be included in such Shelf Offering, then the Corporation shall amend or supplement the Form S-3 Shelf as may be necessary, subject to the other applicable provisions of this Agreement, and otherwise take such actions as are reasonably required to be taken by the Company, in order to enable such Registrable Shares to be sold and distributed pursuant to the Shelf Offering.
(e)Notwithstanding the foregoing, the Corporation shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 4 (other than pursuant to Section 4(a) and Section 4(b)): (i) during the period that is forty-five (45) days before the Corporation’s good faith estimate of the date of filing or
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offering of, and ending on a date that is ninety (90) days after the effective date or pricing date, as applicable, of, a Corporation-initiated registration or offering under an existing registration; provided, that such registration statement covers the resale of the Registrable Shares then requested to be included in such registration and is continuously effective under the Securities Act during such period; or (ii) subject to the timing and frequency limitations set forth in Section 2(b)(iii), if the Board reasonably determines that such registration or offering would interfere with any material transaction involving the Corporation or require premature disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential or render the Corporation unable to comply with requirements under the Securities Act or Exchange Act. A requested registration on Form S-3 (or its successor form) in compliance with this Section 4 (for the avoidance of doubt, excluding any takedown off a Form S-3 Shelf or other previously filed Form S-3) shall count as a registration statement initiated pursuant to Section 2(a) for purposes of the registration request limitation set forth under Section 2(b) and shall be treated as a registration pursuant to Section 2 and shall be subject to the provisions thereof (including Section 2(b)(iii)).
(f)If a Person becomes a Holder of Registrable Shares after a Form S-3 Shelf becomes effective under the Securities Act, the Corporation shall, as promptly as is reasonably practicable following delivery of written notice to the Corporation of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Form S-3 Shelf: (i) if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Form S-3 Shelf so that such Holder is named as a selling securityholder in the Form S-3 Shelf and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Shares in accordance with applicable law; (ii) if, pursuant to the foregoing clause (i), the Corporation shall have filed a post-effective amendment to the Form S-3 Shelf that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is ninety (90) days after the date such post-effective amendment is required by the foregoing clause (i) to be filed; and (iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post effective-amendment filed pursuant to the foregoing clause (i).
Section 5.Market Stand Off Agreement. Each Holder hereby agrees with the Corporation that, with respect to underwritten offerings initiated by a Holder or the Corporation, during such period following the effective date of a registration statement of the Corporation (or, in the case of an Underwritten Shelf Takedown, the date of the filing of a preliminary prospectus or prospectus supplement relating to such underwritten offering (or if there is no such filing, the first contemporaneous press release announcing commencement of such underwritten offering)) as (a) the Holders that own a majority of the Registrable Shares participating in such underwritten offering or (b) if any such offering is for Primary Shares only, the Corporation, as applicable, may agree to with the underwriter or underwriters of such underwritten offering (a “Market Stand-Off Period”), except as may be required by applicable law, such Holder or its controlled Affiliates shall not sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to such Holder’s Affiliates or direct or indirect equity holders who agree to be similarly bound or in connection with any exercise or exchange of Registrable Shares in accordance with their terms so long as securities received in connection with such exercise or exchange are similarly bound) any Registrable Shares held by it at any time during such period except Registrable Shares included in such registration; provided, that in each case, such period shall not exceed sixty (60) days following such effective date, date of filing, effectiveness or first contemporaneous press release for any Holder without the prior written consent of such Holder. In connection with any underwritten offering contemplated by this Agreement, the Corporation shall use reasonable best efforts to cause each director and executive officer of the Corporation to execute a customary lock-up for the Market Stand-Off Period. Each Holder agrees with the Corporation that it shall deliver to the underwriter or underwriters for any such underwritten offering a customary agreement (with customary terms, conditions and exceptions) that is substantially similar to the agreement delivered to the underwriter or underwriters by the Holders that own a majority of the Registrable Shares participating in such registration reflecting their agreement set forth in this Section 5; provided, that such agreement shall not be more restrictive than any similar agreement entered into by the Corporation’s directors and executive officers participating in such underwritten offering and, for the avoidance of doubt, shall not relate to a period exceeding sixty (60) days exceeding the date of such agreement; provided, further, that such agreement shall not be required unless all Holders are required to enter into similar agreements; provided, still further, that such agreement shall provide that any early release of any Holder from the provisions of the terms of such agreement shall be on a pro rata basis among all Holders. The Corporation shall notify the Holders if it is aware of any lock-up agreements relating to the Corporation with more favorable terms than any Holder Lock-up Agreement and in the event that the Corporation becomes aware that an underwriter has
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released any director or officer, or Holder from their lock-up agreements pursuant to this Section 5, the Corporation shall use its best efforts to cause the underwriters to release the Holders pro rata.
Section 6.Preparation and Filing.
(a)If and whenever the Corporation is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Shares, the Corporation shall, as expeditiously as practicable:
(i)     use commercially reasonable efforts to cause a registration statement that registers such Registrable Shares to become effective and keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (a) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holders refrain, at the request of an underwriter of Common Stock (or other securities) of the Corporation, from selling any securities included in such registration, and (b) in the case of any registration of Registrable Shares on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable Commission rules, such obligation shall extend until there are no longer any Registrable Shares outstanding;
(ii)     furnish, as far in advance as possible but in no event less than five (5) business days before filing a registration statement, amendment or prospectus supplement, as applicable, that registers Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to each Holder with copies of all such documents proposed to be filed, and shall use commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the holders of Registrable Shares whose Registrable Shares are to be covered by such registration statement or other document may reasonably propose and shall not file any such document to which any Holder objects in writing without using reasonable efforts to resolve any such objections (and the Corporation and the Holders agree to cooperate in good faith to promptly, and in any case within five business days, resolve any such objections), unless in the judgment of the Corporation such filing is necessary to comply with applicable law;
(iii)     prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act in order to enable the disposition of the Registrable Shares subject to such registration;
(iv)     notify in writing each Holder (A) of the receipt by the Corporation of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the receipt by the Corporation of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (C) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;
(v)     use commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the holders of Registrable Shares reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder; provided, however, that the Corporation will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 6(a)(v);
(vi)     furnish to each Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents
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as any such Holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;
(vii)     without limiting this Section 6(a)(v), use commercially reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Corporation to enable each Holder holding such Registrable Shares to consummate the disposition of such Registrable Shares;
(viii)     notify each Holder holding such Registrable Shares on a timely basis at any time when a prospectus relating to such Registrable Shares or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of any Holder prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
(ix)     make available upon reasonable notice and during normal business hours, for inspection by each Holder holding such Registrable Shares, the FF Beneficial Investor (provided that the FF Beneficial Investor remains a Holder holding such Registrable Shares), any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by such Holder, the FF Beneficial Investor (if applicable) or underwriter (collectively, the “Inspectors”), all pertinent financial and other records, pertinent documents and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such registration statement. Any of the Information which the Corporation determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the registration statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court or governmental agency or authority of competent jurisdiction, (C) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their Affiliates or (D) such disclosure is required to be made under applicable law;
(x)     prevent the issuance of an order suspending the effectiveness of a registration statement, and if one is issued, use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;
(xi)     use commercially reasonable efforts to obtain from its independent certified public accountants “cold comfort” letters in customary form and at customary times and covering matters of the type customarily covered by “cold comfort” letters;
(xii)     use commercially reasonable efforts to obtain from its counsel an opinion or opinions in customary form (which shall also be addressed to the holders selling Registrable Shares);
(xiii)     enter into such customary agreements (including, if applicable, an underwriting agreement in customary form, including customary representations, warranties, covenants and indemnities) and take such action as the underwriters may reasonably request in order to expedite or facilitate the disposition of Registrable Shares;
(xiv)     provide a transfer agent and registrar (which may be the same entity and which may be the Corporation) for such Registrable Shares;

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(xv)     permit any selling stockholder that might reasonably be deemed a controlling Person of the Corporation to participate in the preparation of a registration statement and to require the insertion therein of material which, in the reasonable judgment of such stockholder and its counsel, should be included;
(xvi)     promptly issue to any underwriter to which any Holder holding such Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;
(xvii)     in connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering or any Holder selling Registrable Shares in the offering, in customary efforts to sell Registrable Shares being offered, and cause such steps to be taken to ensure good faith participation of senior management officers of the Corporation in due diligence meetings and “road shows” as is customary;
(xviii)     use commercially reasonable efforts to list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed;
(xix)     comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, earnings statements covering a period of twelve (12) months beginning within three months after the effective date of the subject registration statement; and
(xx)     otherwise use commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.
(b)Each holder of the Registrable Shares, upon receipt of any notice from the Corporation of any event of the kind described in Section 6(a)(viii), shall forthwith discontinue disposition of the Registrable Shares pursuant to the registration statement covering such Registrable Shares until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(a)(viii), and, if so directed by the Corporation, such holder shall deliver to the Corporation all copies, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Shares at the time of receipt of such notice.
(c)The Corporation shall not permit any officer, director, underwriter, broker or any other Person acting on behalf of the Corporation to use any Free Writing Prospectus in connection with the registration statement covering Registrable Shares, without the prior written consent of the Holders of a majority of the Registrable Shares then outstanding, which consent shall not be unreasonably withheld or delayed. Any consent to the use of a Free Writing Prospectus included in an underwriting agreement to which the Holders are parties shall be deemed to satisfy the requirement of such consent.
Section 7.Expenses. All expenses incurred by the Corporation and the Holders in complying with their obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Shares, including, without limitation, (a) all registration and filing fees, and any other fees and expenses associated with filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA); (b) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or the Holders in connection with “blue sky” qualifications of the Registrable Shares and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company) and of printing prospectuses, all fees and disbursements of all independent certified public accountants of the Corporation (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance); (d) Securities Act liability insurance if the Corporation so desires or the underwriters so require; (e) all fees and expenses incurred in connection with the listing of Registrable Shares on any securities exchange and all rating agency fees; (f) all reasonable fees and disbursements of one (1) counsel to the holders of Registrable Shares to represent such Persons in connection with such registration (including such fees and disbursements incurred in connection with any registration or qualification of Registrable
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Shares under the securities or “blue sky” laws of any state); (g) all fees and disbursements of underwriters customarily paid by an issuer, excluding underwriting discounts and commissions and transfer taxes, if any, related to the disposition by any Holder of Registrable Shares (collectively, the “Selling Expenses”); and (h) reasonable fees and expenses of outside counsel and advisors to the Corporation, will be borne by the Corporation, regardless of whether a registration statement becomes effective; provided, however, that the Corporation shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Shares to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Shares that were to be included in the withdrawn registration). All Selling Expenses relating to Registrable Shares shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Shares registered on their behalf.
Section 8.Indemnification.
(a)In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Corporation shall indemnify and hold harmless the holders of Registrable Shares (which for the purposes of this Section 8 shall include the FF Beneficial Investor for so long as the FF Investor is a holder of Registrable Shares), each of such holder’s officers, directors, employees, members, partners, and advisors and their respective Affiliates, each underwriter, broker or any other Person acting on behalf of the holders of Registrable Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus, Issuer Free Writing Prospectus, or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation or relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall promptly reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, Issuer Free Writing Prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Corporation by the holders of Registrable Shares specifically for use in the preparation thereof.
(b)In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each Holder of Registrable Shares shall severally (based on the percentage of the securities included in such registration that were owned by such Holder) and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a)) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Shares and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus, Issuer Free Writing Prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or such underwriter by such holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, Issuer Free Writing Prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each holder of Registrable Shares, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Shares effected pursuant to such registration.

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(c)Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided hereunder, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. No indemnifying party shall be liable for any settlement of any proceeding affected without its prior written consent. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.
(d)If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No indemnifying party shall be required to contribute pursuant to this Section 8(d) if there has been a settlement of any proceeding affected without its prior written consent. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person. Notwithstanding the foregoing, (i) in no event shall a Holder’s liability pursuant to this Section 8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 8(b), exceed the amount equal to the net proceeds from the offering actually received by such Holder from the sale of Registrable Shares, except in the case of willful misconduct or fraud by such Holder and (ii) to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
Section 9.Underwriting Agreement.
(a)Notwithstanding any provisions of this Agreement, to the extent that in connection with a proposed sale of Registrable Shares which have been registered with the Commission pursuant to this Agreement, the holders of Registrable Shares shall enter into an underwriting agreement or similar agreement that contains customary provisions covering one or more issues addressed in this Agreement, the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Corporation if the Corporation is not a party to the underwriting agreement or similar agreement. In such event, the right of any holder of Registrable Shares to include such holder’s Registrable Shares in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Shares in the underwriting to the extent provided herein, subject to the provisions of Section 9(c).

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(b)In connection with any proposed sale through an underwritten offering of Registrable Shares which have been registered with the Commission pursuant to this Agreement through an underwritten offering, the Corporation shall negotiate in good faith and enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Corporation shall be entitled to receive customary indemnities from lead underwriters, selling brokers, dealer managers and similar security industry professionals participating in the distribution, to the same extent as provided above with respect to the information so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.
(c)No underwriting agreement (or other agreement in connection with a proposed sale of Registrable Shares) shall require any holder of Registrable Shares to make any representations or warranties to or agreements with the Corporation or the underwriters other than representations, warranties or agreements regarding such holder, the ownership of such holder’s Registrable Shares and such holder’s intended method or methods of disposition and any other representation required by law or to furnish any indemnity to any Person which is broader than the indemnity furnished by such holder hereunder. Notwithstanding anything to the contrary in the foregoing, neither the FF Investor nor the FF Beneficial Investor shall be required to execute any agreement, instrument or other document pursuant to this Section 9 unless such agreement, instrument or other document contains a limitation of liability provision in the form of Section 24.
Section 10.Information by Holder. It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to Section 2 through Section 7 with respect to the Registrable Shares of any selling Holder that such Holder shall furnish to the Corporation such written information regarding such Holder and the distribution proposed by any Holder as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.
Section 11.Exchange Act Compliance; Legend Removal.
(a)The Corporation shall comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144. The Corporation shall cooperate with each Holder (and any “Holder” as defined in and determined by the Original Agreement) in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.
(b)Subject to compliance with applicable securities laws and regulations, and any contractual restrictions entered into by a Holder or a transferee of a Holder’s securities (such as the provisions of Section 5 or a lock-up agreement entered into at the request of an underwriter), at a Holder’s request (including any such request by any “Holder” as defined in and determined by the Original Agreement) and at the Corporation’s expense, the Corporation will use commercially reasonable efforts to (x) promptly remove all transfer restrictions (and any legends relating thereto) that are no longer required to restrict transfers of the securities of the Corporation (or its successor) held by such Holder (or such Holder’s transferees) and (y) subject only to a letter agreement containing customary representations of the applicable Holder and its broker-dealer and reasonably satisfactory to the Corporation and its transfer agent with respect to ongoing compliance with Rule 144 under the Securities Act, cause the removal of restrictive legends restricting the sale of shares, provided that such Holder (or such Holder’s transferee, as applicable) has held such shares (and/or any predecessor shares allowing for tacking of the holding period under Rule 144) for at least six (6) months.
Section 12.No Conflict of Rights: Future Rights. The Corporation shall not, after the date hereof, (i) without the prior written consent of the holders of a majority of the Registrable Shares then outstanding, enter into any agreement with any present or future stockholder of the Corporation that would grant any registration or other rights that are pari passu with the rights granted to the Holders pursuant to this Agreement (other than as provided in the definition of “Holder”) or (ii) without the prior written consent of each Holder, enter into any agreement with any present or future stockholder of the Corporation that would grant registration or other rights that conflict with, or are senior to the rights granted to the Holders pursuant to this Agreement. For avoidance of doubt, no consent of Holders shall be required pursuant to this Section 12 in order to grant registration rights pursuant to this Agreement in accordance with the definition of “Holder” to Excluded Investors. If at any time following the date hereof, the Corporation shall grant to any present or future stockholder of the Corporation rights to in any manner cause or
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participate in any registration statement of the Corporation other than in accordance with this Section 12, such grant shall be null, void and ultra vires.
Section 13.Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Corporation shall not, without the prior written consent of the Holders of a majority of the Registrable Shares then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Corporation that would allow such holder or prospective holder (i) to include such securities in any registration or underwritten offering thereunder unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration or underwritten offering thereunder only to the extent that the inclusion of such securities will not reduce the number of the Registrable Shares of the Holders that are included in such registration or underwritten offering thereunder or (ii) allow such holder or prospective holder to initiate a demand for registration or underwritten offering thereunder of any Common Stock held by such holder or prospective holder; in each case other than consistent with Section 12 and the definition of “Holder.” Notwithstanding the foregoing, in the event that any New Bessemer Entity (as defined in the Series B Investment Agreement) purchases Shares (as defined in the Series B Investment Agreement) pursuant to Section 2.01 of the Series B Investment Agreement, then such New Bessemer Entity shall execute a counterpart to this Agreement agreeing to be treated as a Holder and New Bessemer Investor whereupon such New Bessemer Entity shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such New Bessemer Entity was originally included in the definition of Holder herein and had originally been a party hereto, without the consent of any other party hereto.
Section 14.Termination. This Agreement shall terminate and be of no further force or effect upon the date when there shall no longer be any Registrable Shares outstanding.
Section 15.Benefits of Agreement; Third Party Beneficiaries. Except as provided herein, this Agreement shall bind and inure to the benefit of the Corporation, the Holders and subject to Section 16, the respective successors and assigns of the Corporation and any Holder.
Section 16.Assignment. Each Holder may assign its rights hereunder to any purchaser or transferee of Registrable Shares; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Holder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of Holder herein and had originally been a party hereto. The Corporation may not assign any rights hereunder. Notwithstanding the foregoing, the FF Investor and the FF Beneficial Investor may transfer or assign any of their respective rights or obligations under this Agreement, without prior written consent, to any FF Permitted Transferee, or otherwise with the consent of the Corporation. Following such transfer or assignment to a FF Permitted Transferee, the FF Permitted Transferee shall be entitled to receive the benefit of the terms of this Agreement, as if such FF Permitted Transferee had executed this Agreement.
Section 17.Entire Agreement. This Agreement, and the other writings referred to herein or delivered pursuant hereto, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto; provided, that to the extent any party shall have entered into one or more side letter agreements with the Corporation, then such side letter agreements shall be deemed to modify this Agreement with respect to the applicable party.
Section 18.Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, email, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:
(a)if to the Corporation, to:
Bright Health Group, Inc.
[redacted]
Attention: [redacted]

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Email: [redacted]
with a copy to:
Simpson Thacher & Bartlett LLP
[redacted]
Attn: [redacted]
Email: [redacted]
(b)if to any Holder, to their respective addresses set forth on Annex I hereto.
All such notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery, delivery by telecopy or delivery by email, on the date of such delivery, (ii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (iii) in the case of mailing, on the third business day after the posting thereof.
Section 19.Modifications; Amendments; Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) with the written consent of the Corporation and holders of a majority of the Registrable Shares then outstanding; provided, however, that no such amendment, modification, termination or waiver shall be made that adversely, affects any Holder without obtaining the consent of such Holder. In addition, any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise. Each Holder shall be bound by any amendment, modification, termination or waiver effected in accordance with this Section 19, whether or not such Holder has consented to such amendment, modification, termination or waiver (subject to the proviso set forth in the first sentence of this Section 19).
Section 20.Counterparts; Electronic Signatures. This Agreement may be executed in any number of original or electronic counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
Section 21.Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
Section 22.Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied. The parties hereby irrevocably submit to the jurisdiction of the courts of Delaware and the federal courts of the United States of America located in Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action for the interpretation or enforcement of this Agreement that it is not subject thereto or that such action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE ARISING OUT OF THIS AGREEMENT, AND HEREBY ACKNOWLEDGE THAT ANY SUCH ACTION MAY BE TRIED BY A JUDGE SITTING WITHOUT A JURY.
Section 23.Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly construed so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so
15

narrowly construed, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 24.The Northern Trust Company Limitation of Liability. The FF Investor enters into and is liable under (a) this Agreement, (b) any other document or agreement which the FF Investor may be required to provide under this Agreement and (c) any document or agreement executed by the Corporation or any other person as agent or attorney of the FF Investor under this Agreement, only in its capacity as custodian for the FF Beneficial Investor, and to the extent that it is actually indemnified by the FF Beneficial Investor. To the extent that this Section 24 operates to reduce the amounts for which the FF Investor would otherwise be liable to any person, the FF Beneficial Investor will pay or procure the payment of such shortfall to such person.
Section 25.Opt-Out Requests. Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential public offering), to elect by giving ten (10) business days’ notice to the Corporation to not receive any notice that the Corporation or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Corporation a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement, subject to applicable law, the Corporation and other Holders shall not be required to, and shall not deliver any notice or other information required to be provided to Holders hereunder to the extent that the Corporation reasonably expects would result in a Holder acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act; provided, however, that any notices or information required to effect the provisions of Section 5 shall not be deemed subject to any Opt-Out Request. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Corporation an Opt-Out Request may revoke such request at any time by giving ten (10) business days’ notice to the Corporation, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Corporation arising in connection with any such Opt-Out Requests.

16

CORPORATION: BRIGHT HEALTH GROUP, INC.
By:
Name:
Title:

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: NEW ENTERPRISE ASSOCIATES 15, L.P.
By:	NEA Partners 15, L.P., its general partner
By:	NEA 15 GP, LLC, its general partner

By:
Name:
Title:

Holder: NEA VENTURES 2016, LIMITED PARTNERSHIP
By:
Name:
Title:

Holder: NEW ENTERPRISE ASSOCIATES 16, L.P.
By:	NEA Partners 16, L.P., its general partner
By:	NEA 16 GP, LLC, its general partner

By:
Name:
Title:

Holder: NEW ENTERPRISE ASSOCIATES 17, L.P.
By:	NEA Partner 17, L.P.
By:	NEA 17 GP, LLC

By:
Name:
Title:

Holder: NEA 18 VENTURE GROWTH EQUITY, L.P.
By:	NEA Partners 18 VGE, L.P.
By:	NEA 18 VGE GP, LLC

By:
Name:
Title:
[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: BESSEMER VENTURE PARTNERS IX L.P.
By:	Deer IX & Co. L.P., its general partner
By:	Deer IX & Co. Ltd., its general partner

By:
Name:
Title:
Holder: BESSEMER VENTURE PARTNERS IX INSTITUTIONAL L.P.
By:	Deer IX & Co. L.P., its general partner
By:	Deer IX & Co. Ltd., its general partner

By:
Name:
Title:
Holder: BESSEMER VENTURE PARTNERS CENTURY FUND L.P.
By:	Deer IX & Co. L.P., its general partner
By:	Deer IX & Co. Ltd., its general partner

By:
Name:
Title:
Holder: BESSEMER VENTURE PARTNERS CENTURY FUND INSTITUTIONAL L.P.
By:	Deer IX & Co. L.P., its general partner
By:	Deer IX & Co. Ltd., its general partner

By:
Name:
Title:
Holder: 15 ANGELS II LLC

By:
Name:
Title:

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: STEPSTONE VC GLOBAL PARTNERS VII-A, L.P.
By:	StepStone VC General Partner VII, L.P., its General Partner
By:	StepStone VC GP VII, Ltd., its General Partner
By:	StepStone Group LP, its sole member
By:	StepStone Group Holdings LLC, its general partner

By:
Name:
Title:

Holder: STEPSTONE VC GLOBAL PARTNERS VII-C, L.P.
By:	StepStone VC General Partner VII, L.P., its General Partner
By:	StepStone VC GP VII, Ltd., its General Partner
By:	StepStone Group LP, its sole member
By:	StepStone Group Holdings LLC, its general partner

By:
Name:
Title:

Holder: STEPSTONE VC OPPORTUNITIES IV, L.P.
By:	StepStone VC Opportunities General Partner IV, L.P., its General Partner
By:	StepStone VC Opportunities General Partner IV, LLC., its General Partner
By:	StepStone Group LP, its sole member
By:	StepStone Group Holdings LLC, its general partner

By:
Name:
Title:

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: CIGNA HEALTH & LIFE INSURANCE COMPANY
By:
Name:
Title:

CIGNA VENTURES, LLC
By:
Name:
Title:

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM
By:
Name:
Title:

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: TETRAO SPF
By:
Name:
Title:

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: TOWN HALL VENTURES II, L.P.
By:
Name:
Title:

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: JDC INVESTMENTS LP
By:
Name:
Title:

D. CANALE & CO.
By:
Name:
Title:

JOHN D. CANALE RESIDUARY TRUST
By:
Name:
Title:

CWC FAMILY LP
By:
Name:
Title:

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Holder: STEPSTONE VC OPPORTUNITIES V, L.P.
By:
Name:
Title:

STEPSTONE VC OPPORTUNITIES V-D, L.P.
By:
Name:
Title:

STEPSTONE VC OPPORTUNITIES VI, L.P.
By:
Name:
Title:

STEPSTONE VC OPPORTUNITIES VI-D, L.P.
By:
Name:
Title:

[Signature Page to Third Amended and Restated Registration Rights Agreement]

Annex I
[Holder Notice Information]

EXHIBIT D
CERTIFICATE OF AMENDMENT
TO
THE CERTIFICATE OF DESIGNATIONS OF
SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK
OF
BRIGHT HEALTH GROUP, INC.

Bright Health Group, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:
1.The Certificate of Designations of the Series A Convertible Perpetual Preferred Stock of the Corporation (the “Certificate of Designations”) was filed with the Secretary of State of the State of Delaware on January 3, 2022.

2.The Board of Directors of the Corporation, acting in accordance with the provisions of Section 141 of the DGCL, adopted resolutions to amend the Certificate of Designations as follows:

a.Section 4(f) of the Certificate of Designations is hereby amended by deleting the proviso of the last sentence therein and inserting the following in lieu thereof:

“provided that the amount of such Dividend or Compounded Dividend with respect to the then current Dividend Payment Period shall not be included for the purpose of determining the amount of Accrued Dividends or Liquidation Preference under Section 6(a) or Section 7(a), as applicable, with respect to such Conversion Date.”

b.Section 9(a) of the Certificate of Designations is hereby amended by (i) adding the following text immediately after the phrase “shall be required to”: “(subject to the last sentence of this paragraph (a))”; (ii) adding the following text immediately after the phrase “outstanding until otherwise” in the last sentence of Section 9(a): “converted or”; and (iii) adding the following sentence at the end of Section 9(a): “Notwithstanding anything to the contrary in this Section 9, (i) in the event of a Change of Control that occurs pursuant to clause (b) of the definition thereof, the Holders will not be required to convert their Series A Preferred Stock or exercise their Change of Control Put right with respect to their Series A Preferred Stock as provided above if (x) the consideration payable upon conversion of the Series A Preferred Stock (after giving effect to such Change of Control) includes any Capital Stock; (y) such Capital Stock, when issued upon conversion of the Series A Preferred Stock, constitutes a “restricted security” (as defined in Rule 144(a)(3)); and (z) a resale registration statement covering the resale of such Capital Stock by the Holders is not effective under the Securities Act and available for use by the Holders to resell such Capital Stock; and (ii) a Change of Control with respect to which the conditions set forth in preceding clause (i) have been satisfied will be deemed, for purposes of Sections 6(a) and 12, not to be a Change of Control pursuant to clause (b) of the definition thereof.”

c.Section 9(f) of the Certificate of Designations is hereby amended by (i) adding the following text immediately after the phrase “provided that no such shares of Series A Preferred Stock”: “with respect to which the Holder has duly exercised the Change of Control Put right”.

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d.Section 10(a)(i) of the Certificate of Designation is hereby amended by deleting the proviso of the first sentence therein and inserting the following in lieu thereof:

“provided that, the Company may not deliver a Notice of Company Redemption (as defined below) if the Current Market Price of the Common Stock on the applicable date exceeds the Conversion Price unless a Shelf Registration Statement that is required to be effective on such date shall be effective on such date with respect to the applicable Holder.”

e.Section 11(a)(ii) of the Certificate of Designations is hereby amended by deleting the lead-in to such Section 11(a)(ii) prior to the formula contained therein and inserting the following in lieu thereof:

“(ii) The dividend, distribution or other issuance to all or substantially all holders of Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan (in which event the provisions of Section 11(a)(viii) shall apply)), options or warrants entitling them, for a period of not more than forty-five (45) calendar days after the date such dividend, distribution or issuance is first announced, to subscribe for or purchase shares of Common Stock, at a price per share that is less than the Current Market Price as of the Record Date for such issuance, in which event the Conversion Rate will be increased based on the following formula:”

f.Section 11(a)(iv)(D) of the Certificate of Designations is hereby amended by deleting the reference of “Section 11(a)(vii)” contained therein and inserting “Section 11(a)(viii)” in lieu thereof.

g.Section 11(a)(v) of the Certificate of Designations is hereby amended by deleting the definition of “FMV” contained therein and inserting the following in lieu thereof:

“FMV =     the product of (x) the number of shares or units of Capital Stock or equity interests distributed per share of Common Stock in the Distribution Transaction and (y) the arithmetic average of the volume-weighted average prices for a share or unit of such Capital Stock or equity interest distributed to holders of Common Stock on the principal United States securities exchange or automated quotation system on which such capital stock or other interest trades, as reported by Bloomberg (or, if Bloomberg ceases to publish such price, any successor service chosen by the Company) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such capital stock or other interest on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company), for each of the ten consecutive full Trading Days commencing with, and including, the first Trading Day following the effective date of the Distribution Transaction”

2

h.Section 11(a)(vii) of the Certificate of Designations is hereby amended and restated in its entirety as follows:

“(vii) The Company issues shares of Common Stock or any other security convertible into, exercisable or exchangeable for Common Stock (such Common Stock or other security, “Equity-Linked Securities”) (other than in Excluded Issuances (as defined below) or a transaction to which Section 11(a)(i), Section 11(a)(ii), Section 11(a)(iv) or Section 11(a)(v) applies), for a consideration per share of Common Stock (or conversion, exercise or exchange price per share of Common Stock) less than the then-applicable Conversion Price on the date the Company fixes the offering price (or conversion, exercise or exchange price) of Equity-Linked Securities, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x [(OS0 + A) / (OS0 + B)]
CR0    =    the Conversion Rate in effect immediately prior to the issuance of such Equity-Linked Securities
CR1    =    the new Conversion Rate in effect immediately after the issuance of such Equity-Linked Securities
OS0    =    the number of shares of Common Stock outstanding immediately prior to the issuance of such Equity-Linked Securities (treating for this purpose as outstanding all shares of Common Stock issuable upon (i) conversion of all convertible securities of the Company and (ii) exercise or vesting of any equity awards of the Company, including options and restricted stock units (using the treasury stock method as determined by the Company))
A    =    the maximum number of additional shares of Common Stock issued (or into which Equity-Linked Securities may be converted)
B    =    the number of shares of Common Stock (or into which such Equity-Linked Securities may be converted) that would have been issued assuming such additional shares of Common Stock had been issued or deemed issued at a price per share of Common Stock equal to the Conversion Price (such amount determined by dividing the aggregate consideration receivable by the Company for the total number of shares of Common Stock to be issued (or into which such Equity-Linked Securities may be converted) by the Conversion Price immediately prior to the execution of the definitive agreement on pricing such shares (or such Equity-Linked Securities))
    For purposes of this Section 11(a)(vii), the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or Equity-Linked Securities shall be deemed to be equal to the sum of (x) the purchase price payable solely in cash of all such securities plus (y) the minimum aggregate amount, if any, payable upon conversion, exercise or exchange of any such Equity-Linked Securities into or for shares of Common Stock plus (z) the Fair Market Value of any consideration that consists all or in
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part of property other than cash; and “Excluded Issuances” means issuances of Common Stock or Equity-Linked Securities (i) as consideration for an acquisition of businesses and/or related assets, (ii) pursuant to employee benefit plans and compensation related arrangements approved by the Board, (iii) pursuant to any issuance, exercise or conversion of securities or rights issued pursuant to a distribution in which shares of the Series A Preferred Stock participate or in connection with a stockholder rights plan, or (iv) in connection with the conversion, exercise or exchange of any Equity-Linked Security pursuant to its terms. Any adjustment made pursuant to this Section 11(a)(vii) shall become effective immediately upon the date of such issuance of such Common Stock or Equity-Linked Securities, as applicable.
    Upon the expiration or termination of any unconverted, unexercised or unexchanged Equity-Linked Security which resulted in an adjustment to the Conversion Rate pursuant to this Section 11(a)(vii), the Conversion Rate shall be adjusted to such Conversion Rate that would be in effect if such Equity-Linked Security had never been issued. Notwithstanding anything to the contrary in this Certificate of Designations (but subject to the last sentence of Section 13(a)), no adjustment will be made to the Conversion Rate pursuant to this Section 11(a)(vii) to the extent, but only to the extent, such adjustment would cause the Conversion Price to be less than $3.42 per share of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).”
3.The terms of this Certificate of Amendment to the Certificate of Designations were duly approved by the written consent of the holders of the Series A Convertible Perpetual Preferred Stock of the Corporation in accordance with the applicable terms of the Certificate of Designations and Sections 228 and 242 of the DGCL.
4.This Certificate of Amendment to the Certificate of Designations shall be effective on and as of the date of filing of this Certificate of Amendment with the office of the Secretary of State of the State of Delaware.

[Signature Page Follows]
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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed this day of , 2022.
Bright Health Group, Inc.

By:
Name:
Title:
[Signature Page to Certificate of Amendment]